                                                                 EXHIBIT 10.1

                                               CONFORMED COPY







          ------------------------------------------------------------



                                CREDIT AGREEMENT

                          Dated as of October 19, 1995,
                  As Amended and Restated as of March 19, 1997,
                              and November 10, 1998


                                      Among


                            UCAR INTERNATIONAL INC.,

                          UCAR GLOBAL ENTERPRISES INC.,

                     THE SUBSIDIARY BORROWERS PARTY HERETO,

                            THE LENDERS PARTY HERETO,

                        THE FRONTING BANKS PARTY HERETO,


                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent
                              and Collateral Agent


                          ----------------------------

                             CHASE SECURITIES INC.,
                                as Lead Arranger


          ------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                     Page
                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Defined Terms...............................................     2
SECTION 1.02. Terms Generally.............................................    37


                                   ARTICLE II

                                   THE CREDITS

SECTION 2.01. Commitments.................................................    38
SECTION 2.02. Loans.......................................................    41
SECTION 2.03. Borrowing Procedure.........................................    43
SECTION 2.04. Evidence of Debt; Repayment of Loans........................    43
SECTION 2.05. Fees........................................................    44
SECTION 2.06. Interest on Loans...........................................    45
SECTION 2.07. Default Interest............................................    46
SECTION 2.08. Alternate Rate of Interest..................................    46
SECTION 2.09. Termination and Reduction of Commitments....................    46
SECTION 2.10. Conversion and Continuation of Borrowings...................    47
SECTION 2.11. Repayment of Term Borrowings and Reduction
              of the Tranche A Exposure; Reallocation of
              the Tranche A Exposure......................................    49
SECTION 2.12. Prepayment..................................................    52
SECTION 2.13. Reserve Requirements; Change in
              Circumstances...............................................    55
SECTION 2.14. Change in Legality..........................................    57
SECTION 2.15. Indemnity...................................................    58
SECTION 2.16. Pro Rata Treatment..........................................    59
SECTION 2.17. Sharing of Setoffs..........................................    59
SECTION 2.18. Payments....................................................    60
SECTION 2.19. Taxes.......................................................    60
SECTION 2.20. Letters of Credit...........................................    64


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Organization; Powers........................................    73
SECTION 3.02. Authorization...............................................    74
SECTION 3.03. Enforceability..............................................    74
SECTION 3.04. Governmental Approvals......................................    74
SECTION 3.05. Financial Statements........................................    75
SECTION 3.06. No Material Adverse Change..................................    75
SECTION 3.07. Title to Properties; Possession Under Leases................    75
SECTION 3.08. Subsidiaries................................................    76
SECTION 3.09. Litigation; Compliance with Laws............................    76
SECTION 3.10. Agreements..................................................    76
SECTION 3.11. Federal Reserve Regulations.................................    77

SECTION 3.12. Investment Company Act; Public Utility
                Holding Company Act.......................................    77
SECTION 3.13. Use of Proceeds.............................................    77
SECTION 3.14. Tax Returns.................................................    77
SECTION 3.15. No Material Misstatements...................................    78
SECTION 3.16. Employee Benefit Plans......................................    78
SECTION 3.17. Environmental Matters.......................................    79
SECTION 3.18. Capitalization of UCAR and the Borrower.....................    80
SECTION 3.19. Security Documents..........................................    80
SECTION 3.20. Labor Matters...............................................    81
SECTION 3.21. No Foreign Assets Control Regulation
                Violation.................................................    82
SECTION 3.22. Insurance...................................................    82
SECTION 3.23. Location of Real Property and Leased
                Premises..................................................    82
SECTION 3.24. Litigation Liabilities......................................    82
SECTION 3.25. Year 2000...................................................    83


                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01. Effective Date..............................................    83
SECTION 4.02. Each Credit Event...........................................    85


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01. Existence; Businesses and Properties........................    87
SECTION 5.02. Insurance...................................................    87
SECTION 5.03. Taxes.......................................................    89
SECTION 5.04. Financial Statements, Reports, etc..........................    89
SECTION 5.05. Litigation and Other Notices................................    91
SECTION 5.06. Employee Benefits...........................................    92
SECTION 5.07. Maintaining Records; Access to Properties
                and Inspections...........................................    92
SECTION 5.08. Use of Proceeds.............................................    93
SECTION 5.09. Compliance with Environmental Laws..........................    93
SECTION 5.10. Preparation of Environmental Reports........................    93
SECTION 5.11. Further Assurances..........................................    93
SECTION 5.12. Significant Subsidiaries....................................    93
SECTION 5.13. Fiscal Year.................................................    94
SECTION 5.14. Dividends...................................................    94
SECTION 5.15. Interest/Exchange Rate Protection Agreements................    94
SECTION 5.16. Corporate Separateness......................................    94


                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01. Indebtedness................................................    94
SECTION 6.02. Liens.......................................................    98
SECTION 6.03. Sale and Lease-Back Transactions............................   101
SECTION 6.04. Investments, Loans and Advances.............................   101

SECTION 6.05. Mergers, Consolidations, Sales of Assets and
                Acquisitions..............................................   103
SECTION 6.06. Dividends and Distributions.................................   106
SECTION 6.07. Transactions with Affiliates................................   107
SECTION 6.08. Business of UCAR, the Borrower and the
                Subsidiaries..............................................   108
SECTION 6.09. Indebtedness and Other Material
                Agreements................................................   108
SECTION 6.10. Capital Expenditures........................................   109
SECTION 6.11. Interest Coverage Ratio.....................................   109
SECTION 6.12. Leverage Ratio..............................................   110
SECTION 6.13. Capital Stock of the Subsidiaries...........................   110


                                   ARTICLE VII


EVENTS OF DEFAULT.........................................................   110


                                  ARTICLE VIII


THE ADMINISTRATIVE AGENT AND
   THE COLLATERAL AGENT....................................................  114


                                  ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01. Notices......................................................  117
SECTION 9.02. Survival of Agreement........................................  117
SECTION 9.03. Binding Effect...............................................  118
SECTION 9.04. Successors and Assigns.......................................  118
SECTION 9.05. Expenses; Indemnity..........................................  122
SECTION 9.06. Right of Setoff..............................................  125
SECTION 9.07. Applicable Law...............................................  125
SECTION 9.08. Waivers; Amendment...........................................  125
SECTION 9.09. Interest Rate Limitation.....................................  127
SECTION 9.10. Entire Agreement.............................................  127
SECTION 9.11. Waiver of Jury Trial.........................................  127
SECTION 9.12. Severability.................................................  127
SECTION 9.13. Counterparts.................................................  128
SECTION 9.14. Headings.....................................................  128
SECTION 9.15. Jurisdiction; Consent to Service of Process..................  128
SECTION 9.16. Conversion of Currencies.....................................  128
SECTION 9.17. Confidentiality .............................................  129
SECTION 9.18. Release of Liens and Guarantees..............................  129
SECTION 9.19  Subsidiary Borrowers.........................................  130

                             EXHIBITS AND SCHEDULES

Exhibit A                     Form of Administrative Questionnaire
Exhibit B                     Form of Assignment and Acceptance
Exhibit C                     Form of Borrowing Request
Exhibit D                     Form of Indemnity, Subrogation and Contribution
                                Agreement
Exhibit E                     Form of Local Facility Credit Agreement
Exhibit F                     Form of Parent Guarantee Agreement
Exhibit G                     Form of Domestic Pledge Agreement
Exhibit H                     Form of Subsidiary Guarantee Agreement
Exhibit I                     Form of Tranche A Letter of Credit
Exhibit J                     Form of Domestic Security Agreement
Exhibit K                     Form of Intellectual Property Security
                                Agreement
Exhibit L                     Form of Subsidiary Borrower Agreement
Exhibit M                     Form of Subsidiary Borrower Termination
Exhibit N-1                   Form of Opinion of Kelley Drye & Warren LLP
Exhibit N-2                   Form of Opinion of General Counsel
Exhibit N-3                   Forms of Opinion of Local Counsel


Schedule A                    Adjustments
Schedule 2.01(a)              Lenders, Commitments and Outstanding Loans on
                                date hereof
Schedule 2.01(b)              Lenders, Commitments and Outstanding Loans on
                                Effective Date
Schedule 2.20                 Fronting Banks, Tranche A Letters of Credit and
                                Credit Parties
Schedule 3.08                 Subsidiaries and outstanding subscriptions,
                                options, warrants, etc.
Schedule 3.09                 Litigation
Schedule 3.14                 Taxes
Schedule 3.17                 Environmental Matters
Schedule 3.18                 Capitalization
Schedule 3.20                 Labor Matters
Schedule 3.23(a)              Location of Real Property and Mortgages
Schedule 3.23(b)              Location of Leased Premises
Schedule 4.01                 Local Jurisdictions Where Opinion Required
Schedule 6.01                 Indebtedness
Schedule 6.02                 Liens
Schedule 6.04                 Investments
Schedule 6.07                 Transactions with Affiliates
Schedule 6.09                 Restrictive Agreements
Schedule 9.01                 Notice Information for Fronting Banks and
                                Credit Parties (other than the Borrower)

                                    CREDIT AGREEMENT (this "AGREEMENT") dated as
                           of October 19, 1995, as amended and restated as of March 19, 1997, and November 10, 1998, among UCAR INTERNATIONAL INC., a Delaware corporation ("UCAR"), UCAR GLOBAL ENTERPRISES INC., a Delaware corporation (the "BORROWER"), the SUBSIDIARY BORROWERS party hereto, the LENDERS party hereto, the FRONTING BANKS party hereto and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT").


                  The parties hereto have entered into a Credit Agreement dated as of October 19,1995, as amended and restated as of March 19, 1997 (the "EXISTING CREDIT AGREEMENT"). The parties hereto have agreed that, effective on the Effective Date (such term, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in Article I), the Existing Credit Agreement will be amended in the form of and replaced with two credit agreements, consisting of (a) this Agreement and (b) the Tranche C Facility Credit Agreement, under which the Lenders or lenders under the Tranche C Facility Credit Agreement, as applicable, will maintain existing credit and extend new credit to the Borrower and certain Subsidiaries in an aggregate original principal amount as of the Effective Date of $819,400,000. From and after the Effective Date, (a) this Agreement will govern (i) the Tranche A Term Loans, (ii) the Tranche A Letters of Credit and Tranche A Reimbursement Loans,
(iii) the Tranche B Term Loans and (iv) the Revolving Credit Commitments, Revolving Loans and Swingline Loans and (b) the Tranche C Facility Credit Agreement will govern the Tranche C Term Loans.

                  On the Second Closing Date, the Lenders extended credit to the relevant Credit Parties in the form of (a) Tranche A Term Loans, the aggregate outstanding principal amount of which is $20,467,843.22 on the date hereof, (b) Tranche A Letters of Credit supporting Local Facilities, the aggregate outstanding stated amount of which is $219,532,156.78 on the date hereof, and
(c) Tranche B Term Loans, the aggregate outstanding principal amount of which is $119,400,000 on the date hereof. The proceeds of the Term Loans and the Local Facilities were used to provide funding for the refinancing of all the outstanding term loans and letters of credit under this Agreement and local facilities on the Second Closing Date and the payment of related fees, expenses and other transaction costs. The Tranche A Letters of Credit were, and will continue to be, used to support Indebtedness under the Local Facilities.

                  The Lenders extended, and, subject to the terms and conditions set forth herein, will continue to extend, credit to the relevant Credit Parties in the form of (a) Revolving Loans and Swingline Loans from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding not in excess of $250,000,000 less the Revolving L/C Exposure at such time, (b) Revolving Letters of Credit from time to time during the Revolving Availability Period, in an aggregate stated amount at any time
outstanding  not  in  excess  of  the  lesser  of  (i)   $200,000,000  and  (ii)
$250,000,000 less the principal amount of outstanding Revolving Loans and Swingline Loans at such time and (c) Tranche A Letters of Credit and Tranche A Reimbursement Loans issued or made as described in Section 2.11(b) from time to time prior to the Tranche A Maturity Date, in an aggregate principal and stated amount that will not result in the Tranche A Exposure exceeding $219,532,156.78, subject to increases in the stated amount of Tranche A Letters of Credit effected pursuant to Section 2.11(b)(iii) and resulting from the proportionate repayment of Tranche A Term Borrowings.

                  The Revolving Letters of Credit and the proceeds of Revolving Loans and Swingline Loans have been, and will continue to be, used for general corporate purposes of the Borrower and its Subsidiaries, including the financing of Litigation Payments.

                  The Lenders are willing to extend such credit to the Credit Parties and the Fronting Banks are willing to issue Letters of Credit for the account of the Credit Parties, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  DEFINED TERMS.  As used in this
Agreement, the following terms shall have the meanings specified below:

                  "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

                  "ABR LOAN" shall mean any ABR Term Loan, ABR Tranche A Reimbursement Loan, ABR Revolving Loan or Swingline Loan.

                  "ABR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ABR TERM OR REIMBURSEMENT BORROWING" shall mean a Borrowing comprised of ABR Term Loans or a Borrowing comprised of ABR Tranche A Reimbursement Loans, as applicable.

                  "ABR TERM, REIMBURSEMENT OR REVOLVING BORROWING" shall mean a Borrowing comprised of ABR Term Loans, a Borrowing comprised of ABR Tranche A Reimbursement Loans or a Borrowing comprised of ABR Revolving Loans, as applicable.

                  "ABR TRANCHE A REIMBURSEMENT LOAN" shall mean any Tranche A Reimbursement Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "ADJUSTED LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

                  "ADMINISTRATIVE AGENT FEES" shall have the meaning given such term in Section 2.05(c).

                  "ADMINISTRATIVE QUESTIONNAIRE" shall mean an
Administrative Questionnaire in the form of Exhibit A.

                  "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "AGENT LETTER" shall mean the letter agreement dated October 9, 1998, between the Borrower and The Chase Manhattan
Bank.

                  "AGGREGATE REVOLVING CREDIT EXPOSURE" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

                  "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "APPLICABLE PERCENTAGE" of any Tranche A Lender or Revolving Credit Lender at any time shall mean the percentage of the Total Tranche A Reimbursement Commitment or the Total Revolving Credit Commitment, as applicable, represented by such Lender's Tranche A Reimbursement Commitment or Revolving Credit Commitment, as applicable. In the event the Tranche A Reimbursement Commitments or the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Tranche A Reimbursement Commitments or the Revolving Credit Commitments, as applicable, most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

                  "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "BORROWING" shall mean (a) a group of Loans of a single Class and Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

                  "BORROWING REQUEST" shall mean a request by a Credit Party in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "BRAZIL" shall mean UCAR Carbon S.A., a Brazilian corporation and the direct or indirect owner of virtually all of the business of the Borrower and the Subsidiaries in Brazil.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; PROVIDED, HOWEVER, that when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" shall mean, for any person in respect of any period, the sum of (a) the aggregate of all expenditures by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person and (b) to the extent not covered by clause (a) above, the aggregate of all expenditures by such person to acquire by purchase or otherwise the business or fixed assets of, or stock or other evidence of beneficial ownership of, any other person (other than the Borrower or any person that is a Wholly Owned Subsidiary prior to such acquisition); PROVIDED, HOWEVER, that Capital Expenditures for the Borrower and the Subsidiaries shall not include (i) expenditures made to make any acquisition constituting a Specified Permitted Transaction or Permitted Other Acquisition,
(ii) expenditures to the extent they are made (A) with the proceeds of the issuance of Capital Stock of UCAR after the Original Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or
(B) with funds that if not so spent would  constitute  Net Proceeds under clause
(a) of the definition of "NET PROCEEDS" (subject to the limitation set forth in the second proviso to such clause (a)), (iii) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds, (iv) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding UCAR or any subsidiary thereof) and for which neither UCAR nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period), (v) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; PROVIDED that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired or (vi) expenditures made in respect of closures of the Welland, Canada and Berlin, Germany facilities in an aggregate amount not in excess of $11,000,000 (as evidenced by a certificate of the Borrower signed by a Responsible Officer of the Borrower).

                  "CAPITAL LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL STOCK" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

                  "CASH INTEREST EXPENSE" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, the amortization of fees paid by UCAR, the Borrower or any Subsidiary on or prior to the Original Closing Date in connection with the transactions consummated on such date, on or prior to the Second Closing Date in connection with the transactions consummated on such date or on or prior to the Effective Date in connection with the Transactions and (c) the amortization of debt discounts, if any, or fees in respect of Interest/Exchange Rate Protection Agreements.

                  "CERCLA" shall have the meaning given such term in the definition of "ENVIRONMENTAL LAW".

                  A "CHANGE IN CONTROL" shall be deemed to have occurred if (a) UCAR should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than Liens in favor of the Collateral Agent pursuant to the Domestic Pledge Agreement), 100% of the issued and outstanding capital stock of the Borrower; (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Effective Date), other than members of management of UCAR or the Borrower holding voting stock of UCAR or options to acquire such stock on the Effective Date (collectively, the "DESIGNATED PERSONS"), shall own beneficially, directly or indirectly, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of UCAR at a time when Designated Persons fail to own beneficially, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of UCAR; (c) a majority of the seats (excluding vacant seats) on the board of directors of UCAR shall at any time after the Effective Date be occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of UCAR, nor (ii) appointed by directors so nominated; or (d) a change in control with respect to UCAR or the Borrower (or similar event, however denominated) shall occur under and as defined in the Senior Subordinated Indenture or the Refinancing Note Indenture (in each case so long as any Indebtedness for borrowed money is outstanding thereunder) or in any other indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $7,500,000 to which UCAR, the Borrower or any Subsidiary is party. For purposes of clause (b) of this definition, the term "DESIGNATED PERSON" shall be deemed to include any other holder or holders of shares of UCAR having ordinary voting power if UCAR shall have the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such holder.

                  "CLASS", when used in reference to any Borrowing, refers to whether the Loans comprising such Borrowing are Revolving Loans, Tranche A Term Loans, Tranche A Reimbursement Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche A Term Loan Commitment, Tranche A Reimbursement Commitment, Tranche B Term Loan Commitment or Swingline Loan Commitment.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document.

                  "COLLATERAL REQUIREMENT" shall mean, at any time, that:

                   (a)(i) the Domestic Pledge Agreement (or a supplement thereto) shall have been duly executed and delivered by UCAR, the

Borrower and each domestic Subsidiary existing at such time and directly owning any outstanding Capital Stock or Indebtedness of any other Subsidiary, and there shall have been duly and validly pledged to the Collateral Agent thereunder, for the ratable benefit of the Secured Parties, as security for all the Obligations,
(A) all the outstanding Capital Stock of or other equity interests in each domestic Subsidiary owned directly by UCAR, the Borrower or any domestic Subsidiary and (B) 65% of the outstanding Capital Stock of or other equity interests in (or, in each case, such lesser percentages as shall be owned by UCAR, the Borrower and the domestic Subsidiaries) each foreign Subsidiary owned in whole or in part directly by UCAR, the Borrower or any domestic Subsidiary and (C) all Indebtedness in excess of $10,000,000 of UCAR, the Borrower or any Subsidiary owed to UCAR, the Borrower or any domestic Subsidiary; (ii) one or more other Pledge Agreements shall have been duly executed and delivered by each foreign Credit Party that has borrowed (or will at such time borrow) Revolving Loans or that has had (or will at such time have) a Revolving Letter of Credit issued for its account, and by each foreign Subsidiary that is required pursuant to the terms hereof to Guarantee the Obligations of such foreign Credit Party in respect of such Revolving Loans or Revolving Letters of Credit, and there shall have been duly and validly pledged thereunder, for the ratable benefit of the Secured Parties holding Obligations of such foreign Credit Party or foreign Guarantor in respect of such Revolving Loans, Revolving Letters of Credit or Guarantees, as security for all such Obligations of such foreign Credit Party or foreign Guarantor (but not as security for the Obligations of the Borrower or any other Subsidiary) (A) all the outstanding Capital Stock of or other equity interests in any Subsidiary that is at such time directly owned by such foreign Credit Party or foreign Guarantor, (B) all the outstanding Capital Stock of or other equity interests in such foreign Credit Party or foreign Guarantor, and of any Subsidiary directly or indirectly owning any outstanding Capital Stock of or other equity interests in such foreign Credit Party or foreign Guarantor that shall not have been pledged pursuant to the Domestic Pledge Agreement and (C) all Indebtedness in excess of $10,000,000 of UCAR, the Borrower or any Subsidiary owed to such foreign Credit Party or foreign Guarantor; (iii) one or more other Pledge Agreements shall have been duly executed and delivered by each domestic Guarantor directly owning any Capital Stock of a foreign Credit Party or a foreign Guarantor referred to in clause (ii) above, and there shall have been duly and validly pledged thereunder, for the ratable benefit of the Secured Parties holding Obligations of such foreign Credit Party or foreign Guarantor in respect of such Revolving Loans, Revolving Letters of Credit or Guarantees, as security for all such Obligations of such foreign Credit Party or foreign Guarantor (but not as security for the Obligations of the Borrower or any other Subsidiary) all the outstanding Capital Stock of or other equity interests in such foreign Credit Party or foreign Guarantor that shall not have been pledged pursuant to the Domestic Pledge Agreement; (iv) one or more other Pledge Agreements shall have been duly executed and delivered by each domestic Guarantor directly owning any Capital Stock of (A) a foreign Credit Party that has borrowed (or will at such time borrow) under a Local Facility or that has had (or will at such time have) a Tranche A Letter of Credit issued for its account and (B) any foreign

Guarantor of the Obligations of such foreign Credit Party described in (A) above, and there shall have been duly and validly pledged thereunder, for the ratable benefit of the Secured Parties holding Obligations of such foreign
Credit Party or foreign Guarantor in respect of such loans under a Local Facility, Tranche A Letters of Credit or Guarantees, as security for all such Obligations of such foreign Credit Party or foreign Guarantor (but not as security for the Obligations of the Borrower or any other Subsidiary) all the outstanding Capital Stock of or other equity interests in such foreign Credit Party or foreign Guarantor that shall not have been pledged pursuant to the Domestic Pledge Agreement; and (v) certificates or other instruments representing the shares or Indebtedness pledged under the Pledge Agreements, accompanied by stock powers or other instruments of transfer endorsed in blank, shall be in the actual possession of the Collateral Agent and all other steps required under applicable law or requested by the Collateral Agent to ensure that the Pledge Agreements create valid, first priority, perfected Liens on all the Collateral subject thereto shall have been taken;

                  (b)(i) the Domestic Security Agreement (or a supplement thereto) shall have been duly executed and delivered by UCAR, the Borrower and each domestic Subsidiary existing at such time, and the Domestic Security Agreement shall create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as security for all the Obligations, perfected security interests in (subject only to the Liens permitted by Section 6.02 and by the Tranche C Facility Credit Agreement) all the Collateral (as such term is defined in the Domestic Security Agreement) owned by UCAR, the Borrower and each domestic Subsidiary; (ii) one or more other Security Agreements shall have been duly executed and delivered by each foreign Credit Party that has borrowed (or will at such time borrow) Revolving Loans or that has had (or will at such time have) a Revolving Letter of Credit issued for its account, and by each foreign Subsidiary that is required pursuant to the terms hereof to Guarantee the Obligations of such foreign Credit Party in respect of such Revolving Loans or Revolving Letters of Credit, and such Security Agreements shall create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties holding Obligations of such foreign Credit Party or foreign Guarantor in respect of such Revolving Loans, Revolving Letters of Credit or Guarantees, as security for all such Obligations of such foreign Credit Party or foreign Guarantor (but not as security for the Obligations of the Borrower or any other Subsidiary), perfected security interests in (subject only to Liens permitted by Section 6.02 and by the Tranche C Facility Credit Agreement) all the Collateral (as such term is defined in such Security Agreements) owned by such foreign Credit Party or foreign Guarantor; and (iii) all steps required under applicable law or requested by the Collateral Agent to ensure that the Security Agreements create valid, first priority, perfected Liens (subject only to the Liens permitted by Section 6.02 and the Tranche C Facility Credit Agreement) on all the Collateral subject thereto shall have been taken;

                  (c)(i) all real properties owned or leased directly by UCAR, the Borrower or any domestic Subsidiary are Mortgaged Properties, and all steps required under applicable law or requested by the Collateral Agent to ensure that the Mortgages on such Mortgaged Properties create in favor of the Collateral Agent for the benefit of the Secured Parties, as security for all the Obligations, perfected Liens on and security interests in (subject only to the Liens permitted by Section 6.02 and by the Tranche C Facility Credit Agreement) (A) such Mortgaged Properties and
(B) all proceeds thereof shall have been taken; and (ii) all real properties owned or leased directly by any foreign Credit Party that has borrowed (or will at such time borrow) Revolving Loans or that has had (or will at such time have) a Revolving Letter of Credit issued for its account, and by each foreign Subsidiary that is required to Guarantee the Obligations of such foreign Credit Party in respect of such Revolving Loans or Revolving Letters of Credit, are Mortgaged Properties, and all steps required under applicable law or requested by the Collateral Agent to ensure that the Mortgages on such Mortgaged Properties create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties holding Obligations of such foreign Credit Party or foreign Guarantor in respect of such Revolving Loans, Revolving Letters of Credit or Guarantees, as security for all such Obligations of such foreign Credit Party or foreign Guarantor (but not as security for the Obligations of the Borrower or any other Subsidiary), perfected Liens on and security interests in (subject only to the Liens permitted by Section 6.02 and by the Tranche C Facility Credit Agreement) (A) such Mortgaged Properties and (B) all proceeds thereof shall have been taken; PROVIDED that, notwithstanding the foregoing, it is understood that leasehold mortgages will not be obtained in respect of any real property leased by a Loan Party unless the Collateral Agent, in its discretion, shall request that a leased property become a Mortgaged Property (in which case any such Mortgage shall be subject to such limitations as may be contained in the lease relating to such real property); and

                  (d) the Intellectual Property Security Agreement (or a supplement thereto) shall have been duly executed and delivered by UCAR, the Borrower and each domestic Subsidiary existing at such time, and that all steps required under applicable law or requested by the Collateral Agent to ensure that the Intellectual Property Security Agreement creates in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as security for all the Obligations, perfected security interests in (subject only to the Liens permitted by Section 6.02 and by the Tranche C Facility Credit Agreement) all the Collateral (as such term is defined in the Intellectual Property Security Agreement) owned by UCAR, the Borrower and each domestic Subsidiary shall have been taken;

PROVIDED that a Collateral Requirement with respect to a foreign Credit Party or foreign Subsidiary shall not be required to be satisfied hereunder to the extent that (i) satisfaction of such Collateral Requirement is not permitted under applicable law or (ii) the Administrative Agent determines that the expense, tax consequences or difficulty of satisfying such Collateral Requirement does not justify satisfying such Collateral Requirement.

                  "COMMITMENTS" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, Tranche A Reimbursement Commitment, Tranche A Term Loan Commitment, Tranche B Term Loan Commitment and Swingline Loan Commitment and, with respect to any Fronting Bank, its Tranche A L/C Commitment and its Revolving L/C
Commitment.

                  "COMMITMENT FEE" shall have the meaning given such term in Section 2.05(a).

                  "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

                  "CREDIT  EVENT"  shall  have the  meaning  given  such term in
Section 4.02.

                  "CREDIT PARTIES" shall mean the Borrower and the Subsidiary Borrowers.

                  "CURRENT ASSETS" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, the Borrower and the Subsidiaries as current assets at such date of determination.

                  "CURRENT LIABILITIES" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all liabilities which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, the Borrower and the Subsidiaries as current liabilities at such date of determination, other than
(a) the current portion of long term debt, (b) accruals of Interest Expense (excluding Interest Expense which is due and unpaid), (c) Revolving Loans or Swingline Loans classified as current and (d) accruals prior to the Effective Date of any costs or expenses related to severance or termination of employees.

                  "DEBT SERVICE" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period PLUS scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

                  "DEFAULT" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "DESIGNATED LENDERS" shall mean, at any time, Lenders having Loans (other than Swingline Loans), Letter of Credit Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing at least 66-2/3% of the sum of all Loans (other than Swingline Loans) outstanding, Letter of Credit Exposures,

Swingline Exposures and unused Commitments (except commitments to issue Letters of Credit or make Swingline Loans) at such time.

                  "DOLLAR EQUIVALENT" shall mean, with respect to any amount in a currency other than Dollars on any date, the equivalent in Dollars of such amount, determined by the Administrative Agent as provided in the applicable Local Facility Credit Agreement.

                  "DOLLARS" or "$" shall mean lawful money of the United States of America.

                  "DOMESTIC PLEDGE AGREEMENT" shall mean the Pledge Agreement dated as of October 19, 1995, as amended and restated as of November 10, 1998, substantially in the form of Exhibit G, among UCAR, the Borrower, certain domestic Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

                  "DOMESTIC SECURITY AGREEMENT" shall mean the Security Agreement dated as of April 22, 1998, as amended and restated as of November 10, 1998, substantially in the form of Exhibit J, among UCAR, the Borrower and the domestic Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

                  "DOMESTIC SUBSIDIARY BORROWER" shall have the meaning given such term in Section 2.19(f).

                  "EBITDA"  shall mean,  with respect to UCAR,  the Borrower and the Subsidiaries on a consolidated basis for any period, the consolidated net income of UCAR, the Borrower and the Subsidiaries for such period PLUS, to the extent deducted in computing such consolidated net income, without duplication, the sum of (a)(i) income tax expense and (ii) withholding tax expense incurred in connection with cross border transactions involving non-domestic subsidiaries, (b) interest expense, (c) depreciation and amortization expense,
(d) any special charges (including, without limitation, any non-cash fees or expenses incurred in connection with the Recapitalization, the redemption of subordinated notes in September 1995, the refinancing effected on October 19, 1995, the refinancing effected on March 19, 1997 or the Transactions) and any extraordinary or non-recurring losses, (e) other noncash items reducing consolidated net income and (f) noncash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations, MINUS, to the extent added in computing such consolidated net income, without duplication, (i) interest income, (ii) extraordinary or non-recurring gains, (iii) other noncash items increasing consolidated net income and (iv) noncash exchange, translation or performance gains relating to any foreign currency hedging transactions or currency fluctuations.

                  "EFFECTIVENESS AGREEMENT" shall mean the Effectiveness Agreement dated as of March 17, 1997, among UCAR, the Borrower, the Lenders, the Departing Lenders (as defined therein), the Fronting Banks, the Administrative Agent and the Collateral Agent.

                  "EFFECTIVE DATE" shall mean the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.08).

                  "ENVIRONMENT" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "ENVIRONMENTAL CLAIM" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "ENVIRONMENTAL LAW" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety, including the Hazardous Materials
Transportation Act, 49 U.S.C. ss.ss. 1801 ET seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 ET seq. ("CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.ss. 6901, ET seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 ET seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 ET seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 ET seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 ET seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 ET SEQ., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(F) ET seq., and any similar or implementing state or foreign law, and all amendments or regulations promulgated thereunder.

                  "ENVIRONMENTAL  PERMIT"  shall  mean  any  permit,   approval,
authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Code.

                  "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

                  "EURODOLLAR LOAN" shall mean any Eurodollar Term Loan, Eurodollar Tranche A Reimbursement Loan or Eurodollar Revolving
Loan.

                  "EURODOLLAR REVOLVING LOAN" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "EURODOLLAR TERM LOAN" shall mean any Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "EURODOLLAR TERM OR REIMBURSEMENT BORROWING" shall mean a Borrowing comprised of Eurodollar Term Loans or a Borrowing comprised of Eurodollar Tranche A Reimbursement Loans, as applicable .

                  "EURODOLLAR TERM, REIMBURSEMENT OR REVOLVING LOAN" shall mean a Borrowing comprised of Eurodollar Term Loans, a Borrowing comprised of Eurodollar Tranche A Reimbursement Loans or a Borrowing comprised of Eurodollar Revolving Loans, as applicable.

                  "EURODOLLAR TRANCHE A REIMBURSEMENT LOAN" shall mean any Tranche A Reimbursement Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "EUROPEAN HOLDING COMPANY STRATEGY" shall have the meaning given such term in Section 6.04(m).

                  "EVENT OF DEFAULT" shall have the meaning given such term in Article VII.

                  "EXCESS  CASH FLOW"  shall  mean,  with  respect to UCAR,  the
Borrower and the Subsidiaries on a consolidated basis for any fiscal year, EBITDA of UCAR, the Borrower and the Subsidiaries on a consolidated basis for such fiscal year, MINUS, without duplication, (a) Debt Service for such fiscal year, (b) permitted Capital Expenditures by the Borrower and the Subsidiaries on a consolidated basis during such fiscal year which are paid in cash, (c) taxes paid in cash by UCAR, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year, including income tax expense and withholding tax expense incurred in connection with cross border transactions involving non-domestic Subsidiaries, (d) an amount equal to any increase in Working

Capital of UCAR, the Borrower and the Subsidiaries for such fiscal year, (e) Permitted Other Acquisitions and acquisitions constituting Specified Foreign Transactions during such fiscal year to the extent paid in cash, (f) cash expenditures made in respect of Interest/Exchange Rate Protection Agreements during such fiscal year, to the extent not reflected in the computation of EBITDA or Interest Expense, (g) permitted dividends or repurchase of its Capital Stock paid in cash by UCAR or the Borrower during such fiscal year and permitted dividends paid by any Subsidiary to any person other than the Borrower or any of its other Subsidiaries during such fiscal year, in each case in accordance with
Section 6.06, (h) amounts paid in cash during such fiscal year on account of items that were accounted for as noncash reductions of consolidated net income of UCAR, the Borrower and the Subsidiaries in the current or a prior period, (i) special charges or any extraordinary or non-recurring loss paid in cash during such fiscal year, (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), (k) cash Restricted Debt Payments made pursuant to the first proviso contained in Section 6.09(b)(i) and (l) to the extent included in determining EBITDA, all items which did not result from a cash payment to UCAR, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year PLUS, without duplication, (i) an amount equal to any decrease in Working Capital for such fiscal year, (ii) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03(a) and any other Indebtedness to the extent used to finance any Permitted Other Acquisition, acquisition constituting a Specified Permitted Transaction or Capital Expenditure (other than Indebtedness under this Agreement or the Tranche C Facility Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Indebtedness) and all proceeds received during such fiscal year of Sale and Lease-Back Transactions pursuant to
Section 6.03(b), (iii) all amounts referred to in (b) and (e) above to the extent funded with the proceeds of the issuance of Capital Stock of UCAR after the Original Closing Date (to the extent not previously used to prepay
Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) or any amount that would have constituted Net Proceeds under clause (a) of the definition of "NET PROCEEDS" if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) cash payments received in respect of Interest/Exchange Rate Protection Agreements during such fiscal year to the extent not (A) included in the computation of EBITDA or (B) reducing Interest Expense, (v) any extraordinary or non-recurring gain realized in cash during such fiscal year (except to the extent such gain is subject to Section 2.12(d) of this Agreement or the Tranche C Facility Credit Agreement), (vi) to the extent deducted in the computation of EBITDA, interest income and (vii) to the extent subtracted in determining EBITDA, all items which did not result from a cash payment by UCAR, the Borrower and the Subsidiaries on a consolidated basis during such fiscal year.

                  "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEES" shall mean the Commitment Fees, the L/C
Participation Fees, the Fronting Bank Fees and the Administrative
Agent Fees.

                  "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

                  "FOREIGN CURRENCY COMPONENT" shall mean, with respect to (a) any portion of the stated amount of a Tranche A Letter of Credit issued in respect of borrowings under a Local Facility denominated in a currency other than Dollars, the difference between (i) the amount of such portion and (ii) the quotient obtained by dividing the amount of such portion by 1.0526, and (b) the principal amount of any Local Facility denominated in a currency other than Dollars, an amount in Dollars equal to 5.00% of the Dollar Equivalent of such amount as of the date of issuance of the applicable Tranche A Letter of Credit.

                  "FRONTING  BANKS"  shall mean the  persons  listed on Schedule
2.20 and any other person that may become a Fronting Bank hereunder from time to time, each in its capacity as the issuer of Letters of Credit hereunder and its successors in such capacity.

                  "FRONTING BANK FEES" shall have the meaning given to such term in Section 2.05(b).

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States applied on a consistent basis or, when reference is made to another jurisdiction, generally accepted accounting principles in effect from time to time in such jurisdiction applied on a consistent basis.

                  "GOVERNMENTAL  AUTHORITY" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in
Article  II  and  Section   9.17,   the   National   Association   of  Insurance
Commissioners.

                  "GUARANTEE" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness

(whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; PROVIDED, HOWEVER, that the term "GUARANTEE" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "GUARANTEE AGREEMENTS" shall mean (a) the Parent Guarantee Agreement, (b) the Subsidiary Guarantee Agreement and (c) any other guarantee agreements or similar agreements with respect to the Obligations or a Local Facility in form and substance reasonably satisfactory to the Collateral Agent.

                  "GUARANTEE  REQUIREMENT" shall mean, at any time, that (a) the
Parent Guarantee Agreement shall have been duly executed by UCAR and the Borrower, shall have been delivered to the Collateral Agent and shall be in full force and effect; (b) the Subsidiary Guarantee Agreement (or a supplement thereto) shall have been duly executed by each domestic Subsidiary existing at such time, shall have been delivered to the Collateral Agent and shall be in full force and effect; (c) in the event that any foreign Credit Party has borrowed or obtained (or will at such time borrow or obtain) Revolving Loans or Revolving Letters of Credit, a Guarantee Agreement shall have been duly executed
(i) by each foreign Subsidiary existing at such time that is a direct or indirect parent of such foreign Credit Party and (ii) by each other foreign Subsidiary, shall have been delivered to the Collateral Agent and shall be in full force and effect; and (d) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by UCAR, the Borrower and each Subsidiary party to the Subsidiary Guarantee Agreement or the Domestic Pledge Agreement, shall have been delivered to the Collateral Agent and shall be in full force and effect ; PROVIDED that a Guarantee Requirement with respect to a foreign Credit Party or foreign Subsidiary shall not be required to be satisfied hereunder to the extent that (i) satisfaction of such Guarantee Requirement is not permitted under applicable law or (ii) the Administrative Agent determines that the expense, tax consequences or difficulty of satisfying such Guarantee Requirement does not justify satisfying such Guarantee Requirement.

                  "GUARANTORS" shall mean UCAR, the Borrower and the Subsidiary Guarantors.

                  "HAZARDOUS MATERIAL" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss.9601(14) and all explosive or radioactive substances or wastes, toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBS") or materials or equipment containing PCBs in excess of 50 ppm, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "INDEBTEDNESS" of any person shall mean, without  duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof; PROVIDED that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                  "INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT" shall mean the Indemnity, Subrogation and Contribution Agreement dated as of October 15, 1995, as amended and restated as of November 10, 1998, substantially in the form of Exhibit D, among UCAR, the Borrower, the Subsidiary Guarantors and the Collateral Agent.

                  "INFORMATION MEMORANDUM" shall have the meaning given such term in Section 3.15.

                  "INSTALLMENT DATE" shall have the meaning given such term in Section 2.11(a).

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement dated as of April 22, 1998, as amended and restated as of November 10, 1998, substantially in the form of Exhibit K, among UCAR, the Borrower, the domestic Subsidiaries and the Collateral Agent for the benefit of the Secured Parties.

                  "INTEREST COMPONENT" shall mean, with respect to (a) any portion of the stated amount of a Tranche A Letter of Credit issued in respect of borrowings under a Local Facility denominated in Dollars, the difference between (i) the amount of such portion and (ii) the quotient obtained by dividing the amount of such portion by 1.0103, and (b) the principal amount of any Local Facility or any Tranche A Reimbursement Loan or Tranche A Term Loan, an amount equal to 1.03% of such principal amount.

                  "INTEREST COVERAGE RATIO" shall have the meaning given such term in Section 6.11.

                  "INTEREST EXPENSE" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis for any period, the sum of
(a) gross interest expense of UCAR, the Borrower and the Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of UCAR, the Borrower and the Subsidiaries on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and the Subsidiaries with respect to interest rate protection agreements.

                  "INTEREST PAYMENT DATE" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

                  "INTEREST PERIOD" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Credit Party may elect, and the date any Eurodollar Borrowing is converted to an

ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "INTEREST/EXCHANGE RATE PROTECTION AGREEMENT" shall mean any interest rate or currency hedging agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) entered into by the Borrower or a Subsidiary and designed to protect against fluctuations in interest rates or currency exchange rates.

                  "L/C DISBURSEMENTS" shall mean Tranche A L/C Disbursements and Revolving L/C Disbursements.

                  "L/C PARTICIPATION FEE" shall have the meaning given such term in Section 2.05(b).

                  "LENDERS" shall mean the persons listed on Schedule 2.01 and any other person that shall have become a Lender hereunder pursuant to an Assignment and Acceptance, other than any person that ceases to be a Lender hereunder pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" shall include the Swingline Lender.

                  "LETTER OF CREDIT COMMITMENT" shall mean, with respect to any Fronting Bank, such Fronting Bank's Tranche A L/C Commitment and Revolving L/C Commitment.

                  "LETTER OF CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, such Lender's Tranche A L/C Exposure and Revolving L/C Exposure at such time.

                  "LETTERS OF CREDIT" shall mean Tranche A Letters of Credit and Revolving Letters of Credit.

                  "LEVERAGE RATIO" shall have the meaning given such term in Section 6.12.

                  "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LITIGATION LIABILITIES" shall mean liabilities and expenses of UCAR, the Borrower and the Subsidiaries associated with (a) antitrust investigations and related lawsuits, settlements and claims of the type described in UCAR's Annual Report on Form 10-K for the year ended December 31, 1997, and UCAR's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998 (together, the "SEC REPORTS"), (b) shareholder derivative lawsuits and claims of the type described in the SEC Reports and (c) securities lawsuits and claims of the type described in the SEC Reports and any investigations that may arise relating to the subject matter of such securities lawsuits and claims.

                  "LITIGATION PAYMENTS" shall mean payments, credits, discounts, transfers of assets and any other transfers of value made in respect of Litigation Liabilities which are or would be applied against the Reserves in accordance with GAAP.

                  "LOAN DOCUMENTS" shall mean this Agreement, the Tranche C Facility Credit Agreement, the Notes, if any, the notes, if any, issued under the Tranche C Facility Credit Agreement, the Guarantee Agreements, the Security Documents, the Indemnity, Subrogation and Contribution Agreement, the Local Facility Loan Documents and the Letters of Credit.

                  "LOAN PARTIES" shall mean the Borrower, the other Credit Parties, the Guarantors and the Pledgors.

                  "LOANS" shall mean the Revolving Loans, the Term Loans, and the Swingline Loans.

                  "LOCAL FACILITY" shall mean each loan facility permitting borrowings by a Credit Party located outside the United States (a) which are made pursuant to a Local Facility Credit Agreement and supported by a Tranche A Letter of Credit or (b) which are supported by the Guarantee of any Guarantor or a pledge of or a security interest in any Collateral or in any assets of such Credit Party and the existence and terms of which (including the existence and terms of any such Guarantee, pledge or security interest) have been submitted for approval to the Administrative Agent by the Borrower and approved in writing by the Administrative Agent.

                  "LOCAL FACILITY CREDIT AGREEMENT" shall mean each credit agreement between a foreign Credit Party and one or more lenders in substantially the form of Exhibit E, with such changes therefrom as shall in the reasonable judgment of the Administrative Agent be necessary or advisable under applicable law.

                  "LOCAL FACILITY LENDERS" shall mean each lender under a Local Facility.

                  "LOCAL FACILITY LOAN DOCUMENTS" shall mean each agreement or instrument evidencing or securing any obligation of a borrower under, guarantor of, or grantor of collateral to secure, any Local Facility that does not also evidence, guarantee or secure any other Obligation.

                  "MARGIN STOCK" shall have the meaning given such term in Regulation U.

                  "MATERIAL ADVERSE EFFECT" shall mean (a) a materially adverse effect on the assets, business, properties, financial condition or results of operations of UCAR, the Borrower and the Subsidiaries, taken as a whole, (b) a material impairment of the ability of UCAR, the Borrower or any Subsidiary to perform any of its material obligations under any Loan Document (other than the Local Facility Loan Documents) to which it is or will be a party or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Fronting Banks, the Administrative Agent or the Collateral Agent under any Loan Document (other than Local Facility Loan Documents).

                  "MOODY'S" shall mean Moody's Investors Service, Inc.

                  "MORTGAGE" shall mean a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property or interest therein to secure all or a portion of the Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

                  "MORTGAGED PROPERTIES" shall mean, initially, each parcel of real property and improvements thereto owned by a Loan Party and identified on
Schedule 3.23(a), and shall include each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.11.

                  "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "NET PROCEEDS" shall mean (a) 100% of the cash proceeds actually received by UCAR, the Borrower or any Subsidiary (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (other than pursuant hereto or pursuant to the Tranche C Facility Credit Agreement), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and (ii) taxes paid or payable as a result thereof (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions), from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any lease of real property) to any person of any asset or assets of UCAR, the Borrower or any Subsidiary (other than those pursuant to Sections 6.03, 6.05(a), 6.05(b), 6.05(e), 6.05(f)and 6.05(h) or any other financing subject to clause (ii) of the definition of "EXCESS CASH FLOW"); PROVIDED HOWEVER that if the Borrower shall deliver a certificate of the Borrower signed by a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Borrower and the Subsidiaries (including by way of a purchase of Capital Stock of any person holding such assets) within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period; PROVIDED that the aggregate amount of net proceeds that may be excluded from Net Proceeds pursuant to the immediately preceding proviso shall not exceed 25% of the book value of Total Assets set forth in UCAR's and its subsidiaries' June 30, 1998 quarterly consolidated financial statements (which book value equals $1,273,000,000); and PROVIDED FURTHER that
(x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $75,000 and (y) no such proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $1,000,000 or the aggregate of all such proceeds received after the Effective Date shall exceed $3,000,000, (b) 100% of the cash proceeds from the incurrence, issuance or sale by UCAR, the Borrower or any Subsidiary of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01), net of all taxes (including withholding taxes incurred in connection with cross-border transactions, if applicable, and including taxes estimated by the Borrower to be payable as a result thereof or as a result of such transactions) and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such incurrence, issuance or sale and (c) 50% of the cash proceeds from the issuance or the sale by UCAR of any equity security of UCAR (other than sales of Capital Stock of UCAR to directors, officers or employees of UCAR, the Borrower or any Subsidiary in connection with permitted employee compensation and incentive arrangements), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses incurred in connection with such issuance or sale. For purposes of calculating "NET PROCEEDS", fees, commissions and other costs and expenses payable to UCAR or the Borrower or any Affiliate of either of them shall be disregarded.

                  "NOTES" shall mean any promissory note of the Borrower or any Credit Party issued pursuant to this Agreement.

                  "OBLIGATIONS" shall mean (a) the unpaid principal of and premium, if any, and interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) the unpaid principal of and premium, if any, and interest (including interest accruing at the then applicable rate provided in the Tranche C Facility Credit Agreement after the maturity of the loans thereunder and interest accruing at the applicable rate provided in the Tranche C Facility Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any borrower thereunder whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the loans under the Tranche C Facility Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (c) each payment required to be made by any Credit Party under this Agreement, when and as due, including payments in respect of reimbursements of L/C Disbursements, interest thereon and obligations to provide cash collateral, (d) each payment required to be made by any borrower party to the Tranche C Facility Credit Agreement, when and as due, and (e) all other obligations and liabilities of every nature of the Credit Parties and the borrowers under the Tranche C Facility Credit Agreement from time to time owed to the Secured Parties or any of them, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), which may arise under, out of, or in connection with, this Agreement, the Tranche C Facility Credit Agreement, any Guarantee Agreement, any Security Document or any other Loan Document and any obligation of the Borrower to a Lender or a lender under the Tranche C Facility Credit Agreement under an Interest/Exchange Rate Protection Agreement or under any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent or to the Secured Parties that are required to be paid by UCAR, a Credit Party or a borrower under the Tranche C Facility Credit Agreement pursuant to the terms of this Agreement, the Tranche C Facility Credit Agreement, any Guarantee Agreement, any Security Document, any other Loan Document or any Interest/Exchange Rate Protection Agreement with a Lender or a lender under the Tranche C Facility Credit Agreement).

                  "ORIGINAL CLOSING DATE" shall mean October 19, 1995.

                  "PARENT GUARANTEE AGREEMENT" shall mean the Parent Guarantee Agreement dated as of October 19, 1995, as amended and restated as of November 10, 1998, substantially in the form of Exhibit F, made by UCAR and the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "PERMITTED BUSINESS ACQUISITION" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) and any investment in Brazil if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the outstanding Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a domestic Wholly Owned Subsidiary (unless there is a material tax or legal or other economic disadvantage in not having a foreign Subsidiary hold such Capital Stock, in which case such Capital Stock may be held directly by a foreign Subsidiary) and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.11 shall have been taken, (d) UCAR shall be in compliance, on a PRO FORMA basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of UCAR as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such subsidiary or assets, (e) the Total Revolving Credit Commitment shall exceed the Aggregate Revolving Credit Exposure by at least $75,000,000 following such acquisition and payment of all related costs and expenses, (f) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower representing that in the Borrower's good faith judgment, based on such analysis as it shall deem appropriate, it will have liquidity it deems adequate following such acquisition or formation, and (g) any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01).

                  "PERMITTED FOREIGN TRANSFER" shall mean (a) any Specified Permitted Transaction or (b) the transfer by means of Indebtedness, investment or otherwise (PROVIDED that each transfer of cash (other than a transfer pursuant to clause (iii) below) shall be made by means of intercompany
Indebtedness (which shall be pledged to the extent required under the Pledge Agreements if no material tax disadvantage shall result therefrom) unless there is a material tax or other economic or legal disadvantage in structuring the transfer as Indebtedness instead of as an equity investment) from the Borrower or any Subsidiary to any foreign Subsidiary at least 90% of the outstanding Capital Stock of which is owned by the Borrower or a Wholly Owned Subsidiary of
(i) inventory and equipment in the ordinary course of business consistent with past practice; (ii) cash to fund (A) working capital needs and capital expenditures, in each case in accordance with the strategic plan described in the Information Memorandum or in the ordinary course of business consistent with past practice, and (B) debt service on Indebtedness permitted under this Agreement paid in the ordinary course of business, and, in the case of any transaction under clause (A) or clause (B), solely to the extent internally generated funds of the applicable transferee are insufficient for such purposes and the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower to such effect; and (iii) any cash borrowed in one jurisdiction and transferred to another to repay Indebtedness under any Local Facility or this Agreement as a direct consequence of any reallocation made pursuant to Section 2.11(b).

                  "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A at the time of deposit (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's, or A-1 (or higher) according to S&P; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A2 by Moody's; (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and uncondi tionally guaranteed by such sovereign nation (or any agency thereof); PROVIDED that such obligations have a rating of at least A by S&P or A2 by Moody's (or the equivalent thereof from comparable foreign rating agencies), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or
(iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); PROVIDED that the aggregate face amount outstanding at any time of such investments of all foreign Subsidiaries made pursuant to clause (iii) does not exceed $50,000,000; (g) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of Total Assets as of the end of the Borrower's most recently completed fiscal year.

                  "PERMITTED OTHER ACQUISITIONS" shall mean acquisitions of any assets of, or any shares or other equity interests in, a person or division or line of business of any person if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) the Borrower shall on or prior to the making of such acquisition have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower designating such acquisition as a Permitted Other Acquisition for purposes of this Agreement, (d) either (i) the acquisition shall constitute a Permitted Business Acquisition, (ii) the acquired asset shall constitute or be held in an Unrestricted Subsidiary or (iii) solely if at the time of acquisition thereof the Borrower shall not be entitled to make any additional Capital Expenditure pursuant to Section 6.11, the acquisition shall be of real property, improvements thereto or equipment; PROVIDED that if such acquisition shall be an acquisition of the type described in clause (ii) or
(iii) above, (A) UCAR shall be in compliance, on a PRO FORMA basis after giving effect to such acquisition, with the covenants contained in Sections 6.11 and
6.12 recomputed as of the last day of the most recently ended fiscal quarter of UCAR as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower to such effect, together with all relevant information for such acquisition, (B) the Total Revolving Credit Commitment shall exceed the Aggregate Revolving Credit Exposure by at least $75,000,000 following the acquisition and the payment of all related costs and expenses, and (C) the Borrower shall have delivered a certificate of the Borrower signed by a Responsible Officer of the Borrower representing that in the Borrower's good faith judgment, based on such analysis as it shall deem adequate, it will have liquidity it deems adequate following the acquisition.

                  "PERSON" shall mean any natural person,  corporation,  limited
liability  company,  business  trust,  joint  venture,   association,   company,
partnership or government, or any agency or political subdivision thereof.

                  "PLAN" shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

                  "PLEDGE   AGREEMENTS"  shall  mean  (a)  the  Domestic  Pledge
Agreement and (b) any other pledge agreements or similar agreements securing the Obligations or a Guarantee thereof in form and substance reasonably satisfactory to the Collateral Agent.

                  "PLEDGORS" shall mean UCAR, the Borrower and each Subsidiary that becomes party to a Pledge Agreement, a Security Agreement, the Intellectual Property Security Agreement or a
Mortgage.

                  "PRIME RATE" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "RECAPITALIZATION" shall mean the recapitalization of UCAR on January 26, 1995, and the related transactions, as defined in the Credit Agreement of UCAR and the Borrower dated as of January 26, 1995.

                  "REFINANCING NOTE INDENTURE" shall mean one or more indentures pursuant to which the Refinancing Notes are issued.

                  "REFINANCING NOTES" shall mean one or more series of subordinated debentures or notes issued by the Borrower, the net proceeds of which are used by the Borrower to redeem or repurchase Senior Subordinated Notes.

                  "REGISTER" shall have the meaning given such term in
Section 9.04(d).

                  "REGULATION D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "RELATED BUSINESS" shall mean any business or business activity conducted by UCAR or its subsidiaries on the date hereof and any business or business activities incidental or related thereto or incidental or related to the procurement, manufacture or sale of products or services manufactured or provided by UCAR or any of its subsidiaries on the date hereof.

                  "RELATED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" shall have the meaning given such term in CERCLA, 42 U.S.C. ss.9601(22).

                  "REMEDIAL ACTION" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. ss. 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment; or (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material.

                  "REPORTABLE EVENT" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "REQUIRED LENDERS" shall mean, at any time, Lenders having Loans (other than Swingline Loans), Letter of Credit Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing at least 51% of the sum of all Loans (other than Swingline Loans) outstanding, Letter of Credit Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time.

                  "REQUIRED SECURED PARTIES" shall mean, at any time, (a) the Required Lenders under this Agreement (unless all Commitments under this Agreement shall have expired or been terminated and the principal of and interest on each Loan, all Fees and other amounts payable hereunder shall have been paid in full and all Letters of Credit shall have been canceled or expired and all amounts drawn thereunder shall have been reimbursed in full) and (b) the "Required Lenders" under the Tranche C Facility Credit Agreement (unless all commitments under the Tranche C Facility Credit Agreement shall have expired or been terminated and the principal of and interest on each loan, all fees and other amounts payable under the Tranche C Facility Credit Agreement shall have been paid in full).

                  "RESERVES" shall mean, with respect to UCAR, the Borrower and its subsidiaries on a consolidated basis at any date of determination, all reserves in respect of Litigation Liabilities which are or would be disclosed on a consolidated balance sheet of UCAR, the Borrower and its subsidiaries prepared in accordance with GAAP at such date of determination.

                  "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "RESTRICTED DEBT PAYMENTS" shall have the meaning given such term in Section 6.09(b)(i).

                  "RESTRICTED EQUITY PAYMENTS" shall have the meaning given such term in Section 6.06.

                  "RESTRICTED JUNIOR PAYMENT AMOUNT" shall mean, with respect to any fiscal year, an amount equal to (a) $15,000,000 for the 1999 fiscal year and (b) $20,000,000 for each fiscal year thereafter.

                  "RESTRICTED JUNIOR PAYMENTS" shall mean the collective reference to Restricted Equity Payments made pursuant to Section 6.06(c) and Restricted Debt Payments made pursuant to the first proviso contained in Section 6.09(b)(i). The amount of Restricted Equity Payments made pursuant to Section 6.06(c) shall be determined without double counting in the case of Restricted Equity Payments made to UCAR, the Borrower or any Subsidiary to the extent used by such person to make a Restricted Equity Payment.

                  "REVOLVING AVAILABILITY PERIOD" shall mean the period from and including the Effective Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of the termination of the Revolving Credit Commitments.

                  "REVOLVING CREDIT BORROWING" shall mean a Borrowing comprised of Revolving Loans.

                  "REVOLVING CREDIT COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Revolving Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to Section 9.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable.

                  "REVOLVING CREDIT EXPOSURE" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender PLUS the amount at such time of such Lender's Revolving L/C Exposure PLUS the amount at such time of such Lender's Swingline Exposure.

                  "REVOLVING CREDIT LENDER" shall mean a Lender with a Revolving Credit Commitment.

                  "REVOLVING CREDIT MATURITY DATE" shall mean December 31,
2001.

                  "REVOLVING L/C COMMITMENT" shall mean, with respect to any Fronting Bank, the commitment of such Fronting Bank to issue Letters of Credit pursuant to Section 2.20(b).

                  "REVOLVING   L/C   DISBURSEMENT"   shall  mean  a  payment  or
disbursement made by a Fronting Bank pursuant to a Revolving Letter of Credit.

                  "REVOLVING L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time PLUS (b) the aggregate principal amount of all Revolving L/C Disbursements that have not yet been reimbursed at such time. The Revolving L/C Exposure of any

Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time.

                  "REVOLVING LETTER OF CREDIT" shall mean any letter of credit issued pursuant to Section 2.20(b).

                  "REVOLVING LOANS" shall mean the revolving loans made by the Lenders to the Credit Parties pursuant to Section 2.01(b)(i). Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

                  "S&P" shall mean Standard & Poor's Ratings Group.

                  "SALE AND LEASE-BACK TRANSACTION" shall have the meaning given such term in Section 6.03.

                  "SEC REPORTS" shall have the meaning given such term in the definition of "Litigation Liabilities".

                  "SECOND CLOSING DATE" shall mean March 19, 1997.

                  "SECURED PARTIES" shall mean the Lenders, the lenders under the Tranche C Facility Credit Agreement, the lenders under the Local Facility Credit Agreements, the Fronting Banks, the Administrative Agent, the
administrative agent under the Tranche C Facility Credit Agreement, the administrative agent under the Local Facility Credit Agreements and the Collateral Agent.

                  "SECURITY AGREEMENTS" shall mean (a) the Domestic Security Agreement and (b) any other security agreements or similar agreements securing the Obligations or a Guarantee thereof in form and substance reasonably satisfactory to the Collateral Agent.

                  "SECURITY DOCUMENTS" shall mean the Security Agreements, the Intellectual Property Security Agreement, the Pledge Agreements, the Mortgages and each of the agreements and other instruments and documents executed and delivered pursuant thereto or pursuant to Section 5.11.

                  "SENIOR SUBORDINATED GUARANTEE" shall mean the senior subordinated Guarantee by UCAR in effect on the Original Closing Date, and any subsequent senior subordinated Guarantee by UCAR on terms no less favorable to the Lenders, of the Indebtedness of the Borrower under the Senior Subordinated Notes or the Refinancing Notes.

                  "SENIOR SUBORDINATED INDENTURE" shall mean the indenture pursuant to which the Senior Subordinated Notes were issued, dated as of January 15, 1995, among the Borrower, UCAR, as guarantor, and United States Trust Company of New York, as Trustee, as amended from time to time in accordance with
Section 6.09.

                  "SENIOR SUBORDINATED NOTES" shall mean up to $200,000,000 aggregate principal amount of Senior Subordinated Notes of the Borrower issued pursuant to the Senior Subordinated Indenture.

                  "SIGNIFICANT SUBSIDIARY" shall mean the Borrower, any other Credit Party and any other subsidiary of UCAR that at the date of any determination (a) accounts for 2.5% or more of the consolidated assets of UCAR, (b) has accounted for 2.5% or more of EBITDA for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination or (c) has been designated by the Borrower in writing to the Administrative Agent as a Significant Subsidiary and such designation has not subsequently been withdrawn.

                  "SPECIFIED PERMITTED TRANSACTION" shall mean, if immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom: (a) any acquisition of Capital Stock of a person that (i) does not constitute a Permitted Business Acquisition solely because after giving effect thereto less than 90% of the outstanding Capital Stock of such person is owned as required under clause (b) of the definition of "Permitted Business Acquisition" but (ii) after giving effect to which at least 70% of the outstanding Capital Stock of such person is owned directly by the Borrower or a domestic Wholly Owned Subsidiary (unless there is a material tax or legal or other economic disadvantage in not having a foreign Subsidiary hold such Capital Stock, in which case such Capital Stock may be held directly by a foreign Subsidiary), (b) any acquisition of Capital Stock of a person that (i) does not constitute a Permitted Business Acquisition solely because after giving effect thereto less than 90% of the outstanding Capital Stock of such person is owned as required under clause (b) of the definition of "Permitted Business Acquisition" but (ii) after giving effect to which at least 50% of the outstanding Capital Stock of such person is owned directly by the Borrower or a domestic Wholly Owned Subsidiary (unless there is a material tax or legal or other economic disadvantage in not having a foreign Subsidiary hold such Capital Stock, in which case such Capital Stock may be held directly by a foreign Subsidiary); PROVIDED that the aggregate amount of consideration (whether cash or property, valued at the time each such investment is made) for acquisitions made in reliance on this clause (b) shall not exceed $125,000,000,
(c) any acquisition (or redemption or repurchase) of additional Capital Stock of UCAR Elektroden GmbH, Carbone Savoie, UCAR Grafit OAO or any other Subsidiary acquired in a Specified Permitted Transaction by the Borrower or any Subsidiary, unless such transaction shall constitute a Permitted Business Acquisition, and
(d) any advance, loan or capital contribution by the Borrower or any Subsidiary to UCAR Elektroden GmbH, Carbone Savoie, UCAR Grafit OAO or any other Subsidiary acquired in a Specified Permitted Transaction at any time prior to such person becoming a Wholly Owned Subsidiary (other than a Permitted Foreign Transfer of the type described in clause (b) of the definition thereof); PROVIDED that after giving effect to any transaction described in clause (a), (b),(c) or (d) above,
(i) UCAR shall be in compliance, on a PRO FORMA BASIS after giving effect to such transaction, with the covenants contained in Sections 6.11 and 6.12 recomputed as of the last day of the most recently ended fiscal quarter of UCAR as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower to such effect, together with all relevant financial information for such transaction, (ii) the Total Revolving Credit Commitment shall exceed the Aggregate Revolving Credit Exposure by $75,000,000 following such transaction and payment of all related costs and expenses and (iii) the Borrower shall have delivered to the Administrative Agent a certificate of the Borrower signed by a Responsible Officer of the Borrower representing that in the Borrower's good faith judgment, it will have liquidity it deems adequate following such transaction. For purposes of determining compliance with Section 6.04(k), the aggregate outstanding amount of Specified Permitted Transactions at any time shall mean the sum at such time of (i) the aggregate outstanding principal amount of advances and loans made under clause (d) of the immediately preceding sentence and (ii) the aggregate amount (net of return of capital of (but not return on) any such investment) of capital contributions made under clause (d) of the immediately preceding sentence and consideration paid in respect of acquisitions (or redemptions or repurchases) of Capital Stock made under clause (a), (b) or (c) of the immediately preceding sentence; PROVIDED that the aggregate amount of Specified Permitted Transactions in respect of any person (A) made under clause (a), (b) and (c) shall be deemed to be zero after any acquisition in respect of such person that constitutes a Permitted Business Acquisition (it being understood that the aggregate amount of all prior such transactions in respect of such person shall thereafter be treated as Permitted Other Acquisitions for purposes of Section 6.04(k)) and (B) made under clause
(d) shall be zero at any time that such person is a Wholly Owned Subsidiary.

                  "STATUTORY RESERVES" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets which may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary"  shall mean,  with respect to any person  (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean each subsidiary of the Borrower.

                  "SUBSIDIARY BORROWER" shall mean each Subsidiary that (a) was a party hereto immediately prior to the Effective Date, but only for purposes of constituting an eligible account party under a Letter of Credit issued hereunder, or (b) is a Wholly Owned Subsidiary of the Borrower designated as a Subsidiary Borrower by the Borrower pursuant to Section 9.19 and approved by the Administrative Agent that has not ceased to be a Subsidiary Borrower pursuant to such Section; PROVIDED that any such Subsidiary Borrower described under this clause (b) that is to be an account party under a Letter of Credit issued hereunder must also be approved by the applicable Fronting Bank.

                  "SUBSIDIARY   BORROWER  AGREEMENT"  shall  mean  a  Subsidiary
Borrower Agreement substantially in the form of Exhibit L.

                  "SUBSIDIARY BORROWER TERMINATION" shall mean a Subsidiary Borrower Termination substantially in the form of Exhibit M.

                  "SUBSIDIARY GUARANTEE AGREEMENT" shall mean the Subsidiary Guarantee Agreement date as of October 15, 1995, as amended and restated as of November 10, 1998, substantially in the form of Exhibit H, made by the domestic Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "SUBSIDIARY GUARANTOR" shall mean any Subsidiary that is a party to a Guarantee Agreement.

                  "SWINGLINE EXPOSURE" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

                  "SWINGLINE LENDER" shall mean The Chase Manhattan Bank in its capacity as Swingline Lender hereunder.

                  "SWINGLINE LOAN COMMITMENT" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(c).

                  "SWINGLINE LOANS" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(c).

                  "TAX SHARING AGREEMENT" means (a) that certain agreement dated January 26, 1995, between the Borrower and UCAR, and (b) any other tax allocation agreement by the Borrower or any of its Subsidiaries and the Borrower or UCAR with respect to consolidated or combined tax returns including the Borrower or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Borrower or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Borrower or such Subsidiary would have been required to make to any relevant taxing authority had the Borrower or such Subsidiary not joined in such consolidated or combined return, but instead had filed returns including only the Borrower or its Subsidiaries (PROVIDED that any such agreement may provide that, if the Borrower or any such Subsidiary ceases to be a member of the affiliated group of corporations of which UCAR is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "DECONSOLIDATION EVENT"), then the Borrower or such Subsidiary will indemnify UCAR with respect to any Federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on UCAR as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Borrower, such Subsidiary or any predecessor business thereof (computed as if the Borrower, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Borrower or such Subsidiary with respect to any such period).

                  "TERM BORROWING" shall mean a Borrowing comprised of Term
Loans.

                  "TERM COMMITMENTS" shall mean the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments.

                  "TERM LOANS" shall mean the term loans made by the Lenders to the Borrower as described in Section 2.01(a) and
Section 2.01(b)(ii). Each Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

                  "TOTAL ASSETS" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis at any date of determination, all assets which would, in accordance with GAAP, be classified on a consolidated balance sheet of UCAR, the Borrower and the Subsidiaries as assets at such date of determination.

                  "TOTAL DEBT" shall mean, with respect to UCAR, the Borrower and the Subsidiaries on a consolidated basis at any time, all Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of UCAR, the Borrower and the Subsidiaries at such time.

                  "TOTAL REVOLVING CREDIT COMMITMENT" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The Total Revolving Credit Commitment as of the date hereof is $250,000,000.

                  "TOTAL TRANCHE A REIMBURSEMENT COMMITMENT" shall mean, at any time, the aggregate amount of the Tranche A Reimbursement Commitments, as in effect at such time. The Total Tranche A Reimbursement Commitment as of the date hereof is $219,532,156.78.

                  "TRANCHE A EXPOSURE" shall mean at any time the aggregate principal amount at such time of all Tranche A Reimbursement Loans PLUS the amount at such time of the Tranche A L/C Exposure PLUS an amount equal to the aggregate amounts of the Interest Components and Foreign Currency Components held in reserve pursuant to Section 2.11(b)(ii) and not subsequently applied pursuant to Section 2.11(b)(iv). The Tranche A Exposure of any Tranche A Lender at any time shall mean its Applicable Percentage of the Tranche A Exposure at such time.

                  "TRANCHE A L/C COMMITMENT" shall mean, with respect to each Fronting Bank, the commitment of such Fronting Bank to issue Letters of Credit pursuant to Section 2.20(a).

                  "TRANCHE  A  L/C   DISBURSEMENT"   shall  mean  a  payment  or
disbursement made by a Fronting Bank pursuant to a Tranche A Letter of Credit.

                  "TRANCHE A L/C EXPOSURE" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit at such time PLUS (b) the aggregate principal amount of all Tranche A L/C Disbursements that have not yet been reimbursed (by the making of Tranche A
Reimbursement Loans or otherwise) at such time. The Tranche A L/C Exposure of any Tranche A Lender at any time shall mean its Applicable Percentage of the aggregate Tranche A L/C Exposure at such time.

                  "TRANCHE A LENDER" shall mean a Lender with a Tranche A Reimbursement Commitment, a Tranche A Term Loan Commitment or
Tranche A Exposure.

                  "TRANCHE A LETTER OF CREDIT" shall mean any letter of credit issued as described in Section 2.20(a).

                  "TRANCHE A LOANS" shall mean Tranche A Term Loans and Tranche A Reimbursement Loans.

                  "TRANCHE A MATURITY DATE" shall mean December 31, 2001.

                  "TRANCHE A REIMBURSEMENT BORROWING" shall mean a Borrowing comprised of Tranche A Reimbursement Loans.

                  "TRANCHE A REIMBURSEMENT COMMITMENT" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Reimbursement Loans and to acquire participations in Tranche A Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche A Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to 2.11(b) and (c) reduced or increased from time to time pursuant to Section 9.04. The initial amount of each Lender's Tranche A Reimbursement Commitment is set forth on Schedule 2.01(a), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Reimbursement Commitment, as applicable.

                  "TRANCHE A REIMBURSEMENT LOANS" shall mean the loans made by the Lenders to the Borrower pursuant to Section 2.01(b)(ii). Each Tranche A Reimbursement Loan shall be a Eurodollar Tranche A Reimbursement Loan or an ABR Tranche A Reimbursement Loan.

                  "TRANCHE A TERM BORROWING" shall mean a Borrowing comprised of Tranche A Term Loans.

                  "TRANCHE A TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment pursuant to which such Lender made its Tranche A Term Loan hereunder as set forth in Section 2.01(a)(i).

                  "TRANCHE A TERM LOANS" shall mean the term loans made by the Lenders to the Borrower as described in Section 2.01(a)(i).

                  "TRANCHE B MATURITY DATE" shall mean December 31, 2002.

                  "TRANCHE B TERM BORROWING" shall mean a Borrowing comprised of Tranche B Term Loans.

                  "TRANCHE B TERM LOAN COMMITMENT" shall mean, with respect to each Lender, the commitment pursuant to which such Lender made its Tranche B Term Loans hereunder as set forth in Section 2.01(a)(ii).

                  "TRANCHE B TERM LOANS" shall mean the term loans made by the Lenders to the Borrower as described in Section 2.01(a)(ii).

                  "TRANCHE C FACILITY" shall mean the senior secured term loan facility of the Borrower and UCAR S.A., a Wholly Owned Subsidiary of the Borrower organized under the laws of Switzerland, in an aggregate principal amount of $210,000,000.

                  "TRANCHE C FACILITY CREDIT AGREEMENT" shall mean the Credit Agreement dated as of the date hereof among UCAR, the Borrower, UCAR S.A., the lenders party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent and Morgan Guaranty Trust Company of New York, as syndication agent.

                  "TRANCHE C TERM LOANS" shall mean the term loans made under the Tranche C Facility Credit Agreement.

                  "TRANSACTIONS" shall have the meaning given such term in
Section 3.02.

                  "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "UNRESTRICTED SUBSIDIARY" shall mean (a) any subsidiary of UCAR (other than the Borrower) or any other direct or indirect investment by UCAR or any such subsidiary in the Capital Stock of any other person (other than the Borrower) so long as (i) none of the Capital Stock or other ownership interests of such subsidiary or other person is owned by the Borrower or any of the Subsidiaries, (ii) UCAR shall have notified the Administrative Agent of its acquisition or creation of such subsidiary or such other investment and its ownership interest therein concurrently with such acquisition, creation or investment and the intended purposes of such subsidiary or investment, (iii) any such subsidiary (unless it is a foreign subsidiary) shall have entered into the Tax Sharing Agreement existing at the time of such acquisition or creation (or another tax sharing agreement containing terms which, in the reasonable judgment of the Administrative Agent, are customary in similar circumstances to provide an appropriate allocation of tax liabilities and benefits), (iv) except in the case of UCAR as permitted in the proviso below, none of UCAR, the Borrower and the

Subsidiaries shall have any contingent liability in respect of such subsidiary or investment and (v) any such subsidiary or investment shall be capitalized solely from the following sources: (A) any investment by any person other than UCAR, the Borrower and the Subsidiaries; (B) Indebtedness issued by such subsidiary or any of its subsidiaries that is nonrecourse to UCAR, the Borrower and the Subsidiaries (except in the case of UCAR as otherwise permitted by the proviso below), or proceeds thereof; (C) Capital Stock of such subsidiary or any other Unrestricted Subsidiary, or proceeds thereof; (D) proceeds of Capital Stock of UCAR issued by UCAR after the Original Closing Date remaining after making the prepayment of Obligations required under Section 2.12(d) (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year); and (E) investments permitted to be made in Unrestricted Subsidiaries pursuant to Section 6.04; PROVIDED that UCAR may incur a contingent liability or Indebtedness in a specified and limited amount in respect of such a subsidiary or investment if it would at the time of such incurrence be permitted to make an additional investment in such subsidiary or investment in the amount of such incurrence and the amount so incurred shall thereafter constitute an investment in such subsidiary or investment in such amount for purposes of calculating compliance with Section 6.04; and (b) any subsidiary of an Unrestricted Subsidiary.

                  "WHOLLY OWNED  SUBSIDIARY" means a Subsidiary of the Borrower,
(a) at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary or (b) solely in the case of any Subsidiary included in Brazil or UCAR Grafit OAO, at least 97% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

                  "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  "WORKING  CAPITAL"  shall  mean,  with  respect  to UCAR,  the
Borrower and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination MINUS Current Liabilities at such date of determination.

                  SECTION 1.02. TERMS GENERALLY. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED, HOWEVER, that for purposes of determining compliance with the covenants contained in Section 2.12(e) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent with the application used in the financial statements referred to in
Section  3.05;  and  PROVIDED   FURTHER  that  if  the  Borrower   notifies  the
Administrative Agent that the Borrower wishes to amend any covenant in Section 2.12(e) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 2.12(e) or Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. For the purposes of determining compliance under Sections 6.01, 6.02, 6.04, 6.05 and 6.10 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be (except that, where measurement of a financial statement amount is contemplated, such determination shall be based upon currency translation rules according to GAAP).


                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. COMMITMENTS. (a) Subject to the terms and conditions and relying upon the representations and warranties of UCAR and the Borrower set forth herein as of the Second Closing
Date and in the Effectiveness Agreement, as applicable, each Lender, severally and not jointly:

                  (i) made a Tranche A Term Loan to the Borrower on the Second Closing Date, the outstanding principal amount of which as of the date hereof is set forth opposite its name on Schedule 2.01(a); and

                  (ii) made a Tranche B Term Loan to the Borrower on the Second Closing Date, the outstanding principal amount of which as of the date hereof is set forth opposite its name on Schedule 2.01(a).

                  (b) Subject to the terms and conditions and relying upon the representations and warranties of UCAR and the Borrower set forth herein, each Lender agrees, severally and not jointly:

                  (i) to make U.S. dollar-denominated Revolving Loans to the Borrower and any other Credit Party from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure exceeding its Revolving Credit Commitment; and

                  (ii) to make Tranche A Reimbursement Loans to the Borrower, as contemplated herein, at any time and from time to time on or after the Effective Date, and until the earlier of the Tranche A Maturity Date and the termination of the Tranche A Reimbursement Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Tranche A Exposure exceeding its Tranche A Reimbursement Commitment.

                  (c) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of UCAR and the Borrower herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, Revolving L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $10,000,000. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable, shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan. The Swingline Lender shall give the Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Borrower pursuant to this paragraph.

                  (ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Aggregate Revolving Credit Exposure at any time exceed the Total Revolving Credit Commitment at such time or (C) the aggregate Swingline Loan Commitment exceed at any time the Total Revolving Credit Commitment in effect at such time. Swingline Loans may only be made as ABR Loans.

                  (iii) With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, and shall at any time Swingline Loans in an amount not less than $5,000,000 shall have been outstanding for more than 10 days, on one Business Day's notice, require each Revolving Credit

Lender, including the Swingline Lender, and each Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be funded as an ABR loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("REFUNDED SWINGLINE LOANS") outstanding on the date notice is given which the Swingline Lender requests the Lenders to prepay; PROVIDED that so long as no Default or Event of Default shall have occurred and be continuing, the Lenders shall not be required to make such Revolving Loans if the aggregate principal amount of Swingline Loans outstanding as of the most recent Tuesday (or the first Business Day occurring after any such Tuesday if such Tuesday is not a Business Day) is less than $1,000,000.

                  (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 270 Park Avenue, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as Revolving Loans of Lenders. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17. Subject to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever; (B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of UCAR or any of its subsidiaries; (D) any breach of this Agreement by UCAR, the Borrower, the other Credit Parties or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

                  (vi) If as a result of any bankruptcy or similar proceeding Revolving Loans are not made pursuant to this Section 2.01(c) sufficient to repay any amounts owed to the Swingline Lender as a result of a nonpayment of outstanding Swingline Loans, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such outstanding Swingline Loans in an amount equal to its Applicable Percentage of the unpaid amount together with accrued interest thereon. Upon one Business Day's notice from the Swingline Lender, each Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Lender fails to make available to the Swingline Lender the amount of such Lender's participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate.

                  (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in Section 4.02 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

                  (d) Within the limits set forth in paragraphs (b) and (c) above, the Credit Parties may borrow, pay or prepay and reborrow Revolving Loans and Swingline Loans. Amounts paid or prepaid in respect of Term Loans or Tranche A Reimbursement Loans may not be reborrowed, except as contemplated by Section 2.11(b) with respect to Tranche A Reimbursement Loans.

                  SECTION  2.02.  LOANS.  (a) Each Loan  (other than a Swingline
Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their Commitments of the applicable Class; PROVIDED, HOWEVER, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $5,000,000 (or, in the case of Swingline Loans, $500,000), (ii) equal to the remaining available balance of the applicable Class of Commitments or (iii) in the case of any Tranche A Reimbursement Borrowing made pursuant to Section 2.11(b)(ii), an amount not less than $2,000,000; PROVIDED that Revolving Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans.

                  (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans) Eurodollar Loans as the applicable Credit Party may request pursuant to Section
2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the applicable Credit Party to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under
Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise (and that would not have arisen but for such exercise). Borrowings of more than one Type may be outstanding at the same time; PROVIDED, HOWEVER, that the Credit Parties shall not be entitled to request any Borrowing which, if made, would result in more than twenty Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Subject to Section 2.10, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00
(noon), New York City time, (a) in the case of any Loan made to reimburse any L/C Disbursement or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section 2.20 or
Section 2.01(c) and (b) in the case of each Loan the proceeds of which are to be received by a Credit Party, credit the amounts so received to an account designated by such Credit Party in the applicable Borrowing Request; PROVIDED, HOWEVER, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the applicable Credit Party on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Credit Party severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Credit Party until the date such amount is repaid to the Administrative Agent, at (i) in the case of the applicable Credit Party, the interest rate applicable at the time to the Loans comprising such Borrowing and

(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, a Credit Party shall not be entitled to request any Tranche A Reimbursement Borrowing or Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date or the Revolving Credit Maturity Date, as applicable.

                  SECTION 2.03. BORROWING PROCEDURE. In order to request a Borrowing, a Credit Party shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C
(a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; PROVIDED, HOWEVER, that Borrowing Requests with respect to Tranche A Reimbursement Borrowings being made to reimburse any Tranche A L/C Disbursement may be delivered by no later than 12:00 (noon), New York City time, on the date of such Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the applicable Credit Party and shall specify the following information: (i) the name of the applicable Credit Party; (ii) whether the Borrowing then being requested is to be a Term Borrowing, a Tranche A Reimbursement Borrowing or a Revolving Credit Borrowing (and in the case of a Term Borrowing the Class of Commitments pursuant to which the Loans comprising such Borrowing are to be made), and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business Day), (iv) in the case of a Borrowing the proceeds of which are to be received by the applicable Credit Party, the number and location of the account to which funds are to be disbursed (which account shall be maintained in the United States of America); (v) the amount of such Borrowing; and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; PROVIDED, HOWEVER, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Credit Party shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                  SECTION 2.04.  EVIDENCE OF DEBT; REPAYMENT OF LOANS.
(a)  The outstanding principal balance of each Loan shall be payable

(i) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date and (ii) in the case of a Term Loan or Tranche A Reimbursement Loan, as provided in Section 2.11.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from any Credit Party to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from any Credit Party and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of any Credit Party to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note as provided in Section 9.04(h) or otherwise the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. FEES. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "COMMITMENT FEE") on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period commencing with the date of this Agreement or ending with the date on which the last of the Commitments of such Lender shall be terminated) at the rate of 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein. For purposes of calculating the Commitment Fee, the Tranche A Reimbursement Commitments shall be deemed to be used to the extent there are outstanding Tranche A Reimbursement Loans, Tranche A L/C Disbursements or Tranche A Letters of Credit and shall otherwise be deemed to be unused.

                  (b) The applicable Credit Party agrees to pay (i) to each Tranche A Lender and Revolving Credit Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Tranche A Reimbursement Commitments or the Revolving Credit Commitments, as applicable, of all the Lenders shall have been terminated as provided herein and no further Tranche A Letters of Credit or Revolving Letters of Credit, as applicable, shall be outstanding, a fee (an "L/C PARTICIPATION FEE") on such Lender's Applicable Percentage of the average daily aggregate Tranche A L/C Exposure or Revolving L/C Exposure, as applicable (excluding in each case the portion thereof attributable to unreimbursed L/C Disbursements), during the preceding quarter (or shorter period commencing with the date of this Agreement or ending with the Tranche A Maturity Date or the Revolving Credit Maturity Date, as applicable, or the date on which the Tranche A Reimbursement Commitments or the Revolving Credit Commitments, as applicable, shall be terminated) at the rate per annum effective for each day in such period as set forth on Schedule A and (ii) to each Fronting Bank, the fees separately agreed upon by the Borrower and such Fronting Bank PLUS, in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Disbursement thereunder, each applicable Fronting Bank's customary documentary and processing charges (collectively, the "FRONTING BANK FEES"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, the fees set forth in the Agent Letter at the times specified therein (the "ADMINISTRATIVE AGENT FEES").

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the applicable Fronting Banks. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. INTEREST ON LOANS. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate PLUS, the ABR Margin applicable to the Class of Loans comprising such ABR Borrowing and effective for such date as set forth on Schedule A.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing PLUS, the LIBOR Margin applicable to the Class of Loans comprising such Eurodollar Borrowing and effective for such date as set forth on Schedule A.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

                  SECTION 2.07. DEFAULT INTEREST. If any Credit Party shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, such Credit Party shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (a) in the case of (i) overdue Loans, overdue interest thereon, overdue Commitment Fees or other overdue amounts owing in respect of Loans or other obligations (or the related Commitments) under a particular Tranche or in respect of the Revolving Credit Commitments or (ii) other overdue amounts owing to a Lender participating in no more than one of the Tranches or the Revolving Credit Commitments, the rate that would otherwise be applicable to ABR Loans of the applicable Class pursuant to
Section 2.06 PLUS 2% or (b) in the case of any other overdue amount, the Alternate Base Rate PLUS 2%.

                  SECTION 2.08. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. TERMINATION AND REDUCTION OF COMMITMENTS. (a) The Tranche A Reimbursement Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Business Day next preceding the Tranche A Maturity Date. The Revolving Credit Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the Tranche A Reimbursement Commitments or the Revolving Credit Commitments; PROVIDED, HOWEVER, that (i) each partial reduction of any Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 (or, if less, the remaining amount of the Commitments of the applicable Class), (ii) the Total Tranche A Reimbursement Commitment shall not be reduced to an amount that is less than the Tranche A Exposure at the time and (iii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Credit Exposure at the time.

                  (c) The Tranche A Reimbursement Commitments shall be automatically and permanently reduced at 5:00 p.m., New York City time, on each Installment Date by the portion of the amount set forth in Section 2.11(a) for such Installment Date under the caption "Tranche A Term Loan Amount and Tranche A Exposure" allocated to reduce the Tranche A Exposure pursuant to Section 2.11(c).

                  (d) The Tranche A Reimbursement Commitments shall be automatically and permanently reduced by an amount equal to any amount applied to reduce the Tranche A Exposure pursuant to paragraph (a), (d), (e) or (f) of
Section 2.12.

                  (e) The Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to any amount applied under paragraph
(d), (e) or (f) of Section 2.12 to prepay Revolving Credit Borrowings (or that would have been required to be so applied if Revolving Credit Borrowings equal to such amount had been outstanding).

                  (f) Each reduction in a Class of Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments for such Class. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. CONVERSION AND CONTINUATION OF BORROWINGS. A Credit Party shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Term,
Reimbursement or Revolving Borrowing into an ABR Term, Reimbursement or Revolving Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Term, Reimbursement or Revolving Borrowing into a Eurodollar Term, Reimbursement or Revolving Borrowing or to continue any Eurodollar Term, Reimbursement or Revolving Borrowing as a Eurodollar Term, Reimbursement or Revolving Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Term,

Reimbursement or Revolving Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing, as applicable;

                  (ii) if less than all the outstanding principal amount of any Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing shall be converted or continued, then each resulting Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing, as applicable, shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Term Loan, Tranche A Reimbursement Loan or Revolving Loan, as applicable, of such Lender resulting from such conversion and reducing the Term Loan, Tranche A Reimbursement Loan or Revolving Loan, as applicable, (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Term Loan, Tranche A Reimbursement Loan or Revolving Loan, as applicable, (or portion thereof) being converted shall be paid by the applicable Credit Party at the time of conversion;

                  (iv) if any Eurodollar Term, Reimbursement or Revolving Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Credit Party shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (v) any portion of a Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing, as applicable, maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Term, Reimbursement or Revolving Borrowing;

                  (vi) any portion of a Eurodollar Term, Reimbursement or Revolving Borrowing which Borrowing cannot be converted into or continued as a Eurodollar Term, Reimbursement or Revolving Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Term, Reimbursement or Revolving Borrowing, as applicable; and

                  (vii) no Interest  Period may be selected  for any  Eurodollar
         Term or Reimbursement Borrowing that would end later than an Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term or Reimbursement Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such Installment Date and (B) the ABR Term or Reimbursement Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings and (based on the Borrower's expected allocation on such Installment Date under Section 2.11(c)) Tranche A Reimbursement Borrowings made pursuant to the same Commitments to be paid on such Installment
         Date.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing that the applicable Credit Party requests be converted or continued, (ii) whether such Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing,
(iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Term Borrowing, Tranche A
Reimbursement Borrowing or Revolving Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the applicable Credit Party shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing. If the applicable Credit Party shall not have given notice in accordance with this Section 2.10 to continue any Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing), such Term Borrowing, Tranche A Reimbursement Borrowing or Revolving Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued or converted into an ABR Borrowing.

                  SECTION 2.11. REPAYMENT OF TERM BORROWINGS AND REDUCTION OF THE TRANCHE A EXPOSURE; REALLOCATION OF THE TRANCHE A EXPOSURE. (a) The Term Borrowings shall be payable as to principal and the Tranche A Exposure shall be reduced in the aggregate annual amounts set forth below in consecutive quarterly installments on each March 31, June 30, September 30 and December 31 (each an "INSTALLMENT DATE"), commencing March 31, 1998, with 40% of each annual amount being paid or reduced on each June 30 and each December 31 and 10% of each annual amount being paid or reduced on each March 31 and September 30; PROVIDED that (a) the $20,000,000 repayment of Tranche A Term Loans and/or reduction of Tranche A Exposure and (b) the $400,000 repayment of Tranche B Term Loans, in each case required to be effected on the December 31, 1998 Installment Date shall instead be effected on the Effective Date and such early repayments and reductions shall satisfy the requirement pursuant to this clause (a) to make payments and effect reductions on the December 31, 1998 Installment Date:

                                    TRANCHE A
                                    TERM LOAN
                                    AMOUNT AND                    TRANCHE B
ANNUAL PERIOD ENDING/               TRANCHE A                     TERM LOAN
INSTALLMENT DATE                     EXPOSURE                       AMOUNT

December 31, 1998                   50,000,000                    1,000,000
December 31, 1999                   60,000,000                    1,000,000
December 31, 2000                   75,000,000                    1,000,000
December 31, 2001                   85,000,000                    1,000,000
December 31, 2002                                               116,000,000

                  (b) The Borrower shall have the right at any time and from time to time, but not more frequently than four times in any fiscal year (and more frequently with the consent of the Administrative Agent, which consent shall not be unreasonably withheld), upon at least 3 Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent to:

                  (i) reduce the stated amount of any one or more Tranche A Letters of Credit and apply all or any portion of the amount of such reduction to increase or issue any other one or more Tranche A Letters of Credit on a dollar for dollar basis;

                  (ii) reduce the stated amount of any Tranche A Letter of Credit and request a Tranche A Reimbursement Borrowing in an amount not in excess of the difference between the amount of such reduction and the Interest Component or Foreign Currency Component, as applicable, in respect thereof (which Interest Component or Foreign Currency Component, as applicable, shall be held in reserve and be available for any reallocation pursuant to clause (iv) below);

                  (iii) prepay any portion of any Tranche A Term Borrowing or Tranche A Reimbursement Borrowing and apply all or any portion of such prepayment to increase or issue any Tranche A Letter of Credit; or

                  (iv) in connection with any transaction referred to in (iii) above, apply a portion of any Interest Component or Foreign Currency Component held in reserve pursuant to clause (ii) above to increase any Tranche A Letter of Credit increased as part of such transaction;

PROVIDED, HOWEVER, that (A) after giving effect to any such reallocation, (x) each Tranche A Letter of Credit shall have an unused stated amount not less than the sum of the principal amount (or the Dollar Equivalent thereof, as applicable) of the portion of the Local Facility supported by such Tranche A Letter of Credit and the Interest Component or Foreign Currency Component, as applicable, in respect of such principal amount (or the Dollar Equivalent thereof, as applicable) and (y) the Tranche A Exposure shall not exceed the Total Tranche A Reimbursement Commitment; (B) the Administrative Agent shall not have advised the Borrower that, in its reasonable judgment, the amount of any affected Local Facility after giving effect to any such reallocation would exceed the debt capacity of the applicable Credit Party; and (C) the portion of the

Tranche A L/C Exposure allocated to any Local Facility or Facilities extended to the Borrower's Mexican subsidiaries shall not exceed $50,000,000 in the aggregate outstanding at any time. In the event of any prepayment of a Tranche A Term Borrowing under clause (iii) above, the aggregate Tranche A Reimbursement Commitments shall be increased on a dollar for dollar basis by the aggregate amount of such prepayment and the Tranche A Reimbursement Commitment of each Tranche A Lender shall be increased by its Applicable Percentage thereof. No issuance or increase of a Tranche A Letter of Credit or making of a Tranche A Reimbursement Loan pursuant to this paragraph (b) shall constitute a "Credit Event" for any purpose hereunder.

                  (c) Except as set forth in paragraph (b) above or in paragraph
(d) below, each prepayment of principal of the Term Borrowings and reduction of the Tranche A Exposure pursuant to Section 2.12 shall be applied to (i) the Tranche A Term Borrowings and the Tranche A Exposure and (ii) the Tranche B Term Borrowings ratably in accordance with the respective amounts thereof and shall reduce scheduled payments and reductions required under paragraph (a) above after the date of such prepayment or reduction in the scheduled order of maturity. Amounts to be applied to the Tranche A Term Borrowings and the Tranche A Exposure under this Section 2.11 shall be allocated as among Tranche A Term Loans, Tranche A Reimbursement Loans, Tranche A L/C Disbursements and individual Tranche A Letters of Credit as specified to the Administrative Agent by the Borrower not less than three Business Days prior to the applicable Installment Date or other date of prepayment or reduction by written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice). To the extent not previously paid or reduced, (i) all Tranche A Term Borrowings and all Tranche A Reimbursement Borrowings shall be due and payable and the Tranche A Exposure shall be reduced to zero on the Tranche A Maturity Date, and (ii) all Tranche B Term Borrowings shall be due and payable on the Tranche B Maturity Date. Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  (d) Notwithstanding the provisions of paragraph (c) above, the first $15,000,000 in aggregate optional or mandatory prepayments after the Effective Date that would otherwise be made pursuant to Section 2.12(a) or (e) to Lenders holding Tranche B Term Loans shall be applied, until the Tranche A Term Borrowings shall have been paid in full and the Tranche A Exposure reduced to zero, to prepay Tranche A Term Borrowings and to reduce the Tranche A Exposure and shall reduce scheduled payments and reductions in respect of such Borrowings and the Tranche A Exposure under Section 2.11(a) after the date of any such prepayment or reduction in the scheduled order of maturity; PROVIDED that reductions to the Tranche A Exposure in respect of prepayments made under a Local Facility pursuant to the first proviso of Section 2.12(d) shall reduce the amount subject to this paragraph (d) on a dollar for dollar basis by the amount of each such reduction that would otherwise have been applied to prepayment of Tranche B Term Loans.

                  (e) Each reference in this Section 2.11 to the reduction of the Tranche A Exposure shall refer (and be limited) to any combination of (i) the prepayment of Tranche A Reimbursement Loans,

(ii) the repayment of Tranche A L/C Disbursements, (iii) the prepayment of Indebtedness under any Local Facility and the causing of the related Tranche A Letter of Credit to be reduced by the amount that will result in the stated amount thereof equaling the sum of the principal amount of the Local Facility and the Interest Component or Foreign Currency Component, as applicable, in respect thereof and (iv) the reduction of the Foreign Currency Component, if any, held in reserve pursuant to Section 2.11(b)(ii).

                  SECTION 2.12. PREPAYMENT. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing and to reduce the Tranche A Exposure, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, and, in the case of a reduction in the Tranche A Exposure, the applicable Fronting Banks, before 11:00 a.m., New York City time; PROVIDED, HOWEVER, that (i) each partial prepayment or reduction (other than of a Swingline Loan) shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the aggregate outstanding amount under the applicable Tranche or Local Facility),
(ii) each prepayment of Term Borrowings or reduction of the Tranche A Exposure shall be applied as set forth in paragraphs (c) and (d) of Section 2.11 and
(iii) if the Borrower shall prepay any Tranche B Term Borrowing hereunder prior to January 1, 2000, it shall pay to the Administrative Agent, for the account of the Lenders of the applicable Class, a premium equal to 1% of the amount so prepaid.

                  (b) In the event of any termination of the Revolving Credit Commitments, the Credit Parties shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Revolving L/C Exposure to zero and cause all Revolving Letters of Credit to be canceled and returned to the Fronting Banks. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Credit Parties shall, on the date of such reduction, repay or prepay Swingline Loans and Revolving Credit Borrowings, or reduce the Revolving L/C Exposure, in an aggregate amount sufficient to eliminate such excess. Notwithstanding the foregoing, on the date of any termination or reduction of the Revolving Credit Commitments pursuant to Section 2.09, the Borrower shall pay or prepay so much of, FIRST, the Swingline Loans and, SECOND, the Revolving Credit Borrowings as shall be necessary in order that the Aggregate Revolving Credit Exposure will not exceed the Total Revolving Credit Commitment after giving effect to such termination or reduction.

                  (c) In the event of any termination of the Tranche A Reimbursement Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Tranche A Reimbursement Borrowings, reduce the remaining Tranche A Exposure to zero and cause all Tranche A Letters of Credit to be canceled and returned to the Fronting Banks. In the event of any partial reduction of the Tranche A Reimbursement Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Tranche A Lenders of the Tranche A Exposure and (ii) if the Tranche A Exposure would exceed the Total Tranche A Reimbursement Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Tranche A Reimbursement Borrowings or otherwise reduce the Tranche A Exposure in an aggregate amount sufficient to eliminate such excess.

                  (d) The Borrower shall apply all Net Proceeds (minus an amount equal to the lesser of (i) the amount of such Net Proceeds applied to prepay loans under the Tranche C Facility Credit Agreement and (ii) the amount of such Net Proceeds multiplied by a fraction the numerator of which is the aggregate principal amount of loans outstanding under the Tranche C Facility Credit Agreement and the denominator of which is the aggregate principal and stated amount of (A) outstanding Term Loans (excluding Tranche A Reimbursement Loans) and Tranche A Exposure and (B) outstanding loans under the Tranche C Facility Credit Agreement) promptly upon receipt thereof by UCAR, the Borrower or any Subsidiary to prepay Term Borrowings and to reduce the Tranche A Exposure (and, after the Term Loans and the loans under the Tranche C Facility Credit Agreement have been paid in full and the Tranche A Exposure has been reduced to zero, to reduce the Revolving Credit Exposure), PROVIDED that the requirements of this
Section 2.12(d) may instead, at the option of the Borrower, be satisfied in respect of Net Proceeds realized in connection with the disposition of any property of any Subsidiary that is a borrower under a Local Facility Credit Agreement (or any of its subsidiaries) by prepaying Indebtedness under such Local Facility and reducing the stated amount of the applicable Tranche A Letter of Credit by the amount that will result in the stated amount thereof equaling the sum of the principal amount of the Local Facility and the Interest Component or Foreign Currency Component, as applicable, in respect thereof; PROVIDED, FURTHER that the aggregate prepayments on and after the Effective Date that would have been made under this paragraph (d) to Lenders holding Tranche B Term Loans but for the immediately preceding proviso shall not exceed $7,500,000.

                  (e) Not later than 90 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1998, the Borrower shall calculate Excess Cash Flow for such fiscal year and shall apply
(i) the applicable percentage (determined as set forth in Schedule A) of such Excess Cash Flow (the "EXCESS CASH FLOW PREPAYMENT AMOUNT") less (ii) (A) any voluntary prepayments of Term Loans during the period beginning on April 1 of such fiscal year and ending on March 31 of the immediately succeeding fiscal year (if such difference is positive) and (B) an amount equal to the lesser of
(i) the amount of such Excess Cash Flow Prepayment Amount applied to prepay loans under the Tranche C Facility Credit Agreement and (ii) such Excess Cash Flow Prepayment Amount multiplied by a fraction the numerator of which is the aggregate principal amount of the loans outstanding under the Tranche C Facility Credit Agreement and the denominator of which is the aggregate principal and stated amount of (x) outstanding Term Loans (excluding Tranche A Reimbursement Loans) and Tranche A Exposure and (y) loans outstanding under the Tranche C Facility

Credit Agreement to prepay Term Borrowings and to reduce the Tranche A Exposure (and, after the Term Loans and the loans under the Tranche C Facility Credit Agreement have been paid in full and the Tranche A Exposure has been reduced to zero, to reduce the Revolving Credit Exposure). Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each fiscal year under Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate of the Borrower signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

                  (f) At the time of any  prepayment  of the loans  pursuant  to
Section 2.12 of the Tranche C Facility Credit Agreement, the Borrower shall prepay the Term Loans and/or reduce the Tranche A Exposure in an aggregate amount bearing the same proportion to the aggregate amount of Term Loans (excluding Tranche A Reimbursement Loans) and Tranche A Exposure outstanding hereunder as the amount of loans prepaid pursuant to Section 2.12 of the Tranche C Facility Credit Agreement bears to the aggregate amount of loans outstanding under the Tranche C Facility Credit Agreement.

                  (g) Each reference in this Section 2.12 to the reduction of the Tranche A Exposure shall refer (and be limited) to any combination of (i) the prepayment of Tranche A Reimbursement Loans, (ii) the repayment of Tranche A L/C Disbursements, (iii) the prepayment of Indebtedness under any Local Facility and the causing of the related Tranche A Letter of Credit to be reduced by the amount that will result in the stated amount thereof equaling the sum of the principal amount of the Local Facility and the Interest Component or the Foreign Currency Component, as applicable, in respect thereof and (iv) the reduction of the Foreign Currency Component, if any, held in reserve pursuant to Section 2.11(b)(ii). Each notice of prepayment or reduction pursuant to this Section
2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid and the portion of the Tranche A Exposure to be reduced, shall be irrevocable and shall commit the applicable Credit Party to prepay such Borrowing and to reduce the Tranche A Exposure by the amount stated therein on the date stated therein. All prepayments and reductions under this Section 2.12 shall be subject to Section 2.12(a)(iii) and
Section 2.15 but otherwise shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  (h) In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the ABR Loans outstanding under the Tranches required to be prepaid (the amount of any such excess being called the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(h) and (ii) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; PROVIDED, HOWEVER, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

                  (i) Notwithstanding anything to the contrary contained herein, the borrower under the Local Facility Credit Agreement in Canada shall not be required to prepay more than 25% of the principal amount of the Indebtedness thereunder prior to the fifth anniversary of the Original Closing Date, although such borrower may, at its election, prepay any amounts thereunder.

                  SECTION 2.13. RESERVE  REQUIREMENTS;  CHANGE IN CIRCUMSTANCES.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender or such Fronting Bank by the jurisdiction in which such Lender or such Fronting Bank has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or such Fronting Bank or shall impose on such Lender or such Fronting Bank or the interbank eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Letter of Credit Exposure, the Letter of Credit Commitment or any Eurodollar Loans of such Lender or such Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or such Fronting Bank of making or maintaining its Letter of Credit Exposure, its Letter of Credit Commitment or any Eurodollar Loan (or, in the case of such Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or such Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Fronting Bank to be material, then from time to time the Borrower or the applicable Credit Party will pay to such Lender or such Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or such Fronting Bank for such additional costs incurred or reduction suffered.

                  (b) If any Lender or Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Fronting Bank or any Lender's or Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such Fronting Bank's capital or on the capital of such Lender's or such Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Fronting Bank's policies and the policies of such Lender's or such Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Fronting Bank to be material, then from time to time the Borrower or the applicable Credit Party shall pay to such Lender or such Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or such Fronting Bank or such Lender's or such Fronting Bank's holding company for any such reduction suffered.

                  (c) A certificate of each Lender or Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or such Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower or the applicable Credit Party shall pay each Lender or Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after the Borrower's receipt of the same.

                  (d) In the event any Lender or Fronting Bank delivers a notice pursuant to paragraph (e) below, the Borrower or the applicable Credit Party may require, at the Borrower's or the applicable Credit Party's expense and subject to Section 2.15, such Lender or such Fronting Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit and Swingline Loans held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower; PROVIDED that



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                                                                              57


(i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower or the applicable Credit Party shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Swingline Lender and each applicable Fronting Bank, as applicable, to such assignment, (iii) the Borrower or the applicable Credit Party shall have paid to the assigning Lender or Fronting Bank all monies accrued and owing hereunder to it (including pursuant to this Section 2.13) and (iv) in the case of a required assignment by a Fronting Bank, all outstanding Letters of Credit issued by such Fronting Bank shall be canceled and returned to such Fronting Bank.

                  (e) Promptly after any Lender or Fronting Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or such Fronting Bank will notify the Borrower thereof. Failure on the part of any Lender or Fronting Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or such Fronting Bank's right to demand compensation with respect to such period or any other period; PROVIDED that the Borrower or the applicable Credit Party shall not be under any obligation to compensate any Lender or Fronting Bank under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or such Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions; PROVIDED FURTHER that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender and Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. CHANGE IN LEGALITY. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar  Loans will not thereafter be made by such Lender hereunder, whereupon any request by a Credit Party for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall  exercise its rights under  subparagraphs  (i) and
(ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15.  INDEMNITY.  The Borrower  shall  indemnify each
Lender against any loss or expense (other than taxes) which such Lender may sustain or incur as a consequence of (a) any failure by a Credit Party to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by a Credit Party to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the



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                                                                              59


Borrower through the Administrative Agent and shall be conclusive absent manifest error.

                  SECTION 2.16.  PRO RATA  TREATMENT.  Except as required  under
Section 2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reimbursement of L/C Disbursements, each payment of the Commitment Fees or L/C Participation Fees, each reduction of the Tranche A Letters of Credit, each reduction of the Term Commitments, the Tranche A Reimbursement Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in L/C Disbursements, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or L/C Disbursement, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or L/C Disbursement, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  SECTION 2.17. SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or another Credit Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (including from any realization of collateral pledged under any Local Facility Loan Document as a result of the subrogation provisions contained in any Local Facility Credit Agreement), obtain payment (voluntary or involuntary) in respect of any Loan or Letter of Credit Exposure as a result of which the unpaid principal or stated portion of its Loans or Letter of Credit Exposure made or acquired pursuant to any Commitment (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or Letter of Credit Exposure made or acquired pursuant to all the Commitments) shall be proportionately less than the unpaid principal portion of the Loans or Letter of Credit Exposure of any other Lender made or acquired pursuant to such Commitments (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or Letter of Credit Exposure made or acquired pursuant to all the Commitments), it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans or Letter of Credit Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans or Letter of Credit Exposure and interests in Loans or Letter of Credit Exposure held by each such Lender under such Commitment or Commitments shall be in the same proportion to the aggregate unpaid principal amount of all Loans or Letter of Credit Exposure then outstanding under such Commitment or Commitments as the principal amount of its Loans or Letter of Credit Exposure under such Commitment or Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or Letter of



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                                                                              60


Credit Exposure outstanding under such Commitment or Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event; PROVIDED, HOWEVER, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each of the Borrower and the other Credit Parties expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Loan or Letter of Credit Exposure deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower or such Credit Party to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or had Letter of Credit Exposure directly for the benefit of, the Borrower or such Credit Party in the amount of such interest. Solely for purposes of this Section 2.17, all references to Loans shall include the loans under the Tranche C Facility Credit Agreement and all holders of such loans shall be third party beneficiaries of this Section 2.17.

                  SECTION 2.18. PAYMENTS. (a) The Borrower and each other Loan Party shall make each payment without set off or counterclaim (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document (excluding the Local Facility Loan Documents) not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Agent Bank Services, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 02100120, Account Number 323-2-92771. The Administrative Agent shall distribute such payments to the Lenders and the Fronting Banks promptly upon receipt in like funds as received.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or L/C Disbursement or any Fees or other amounts) hereunder or under any other Loan Document (excluding the Local Facility Loan Documents) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business
Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. TAXES. (a) Any and all payments by the Borrower or any other Loan Party to the Administrative Agent, the Fronting Banks or the Lenders hereunder or under any other Loan Document (excluding payments by the applicable borrower under a Local Facility Credit Agreement) shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Lender, each Fronting Bank and the Administrative Agent, taxes that would not be imposed but for a connection between such Lender, such Fronting Bank



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                                                                              61


or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan
Document, and (ii) in the case of each Lender, each Fronting Bank and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, such Fronting Bank or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). For purposes of this Section 2.19, the term "INITIAL DATE" shall mean (i) in the case of the Administrative Agent, any Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or a Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document (excluding sums payable by the applicable borrower under a Local Facility Credit Agreement) to any Lender, any Fronting Bank or the Administrative Agent, (i) the sum payable by the Borrower or any other Loan Party, as the case may be, shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender, such Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower or such Loan Party, as the case may be, shall make such deductions and (iii) the Borrower or such Loan Party, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower and the other Loan Parties shall not, however, be required to pay any amounts pursuant to clause
(i) of the preceding sentence to any Lender, any Fronting Bank or the Administrative Agent (in the case of payments to be made by the Borrower) not organized under the laws of the United States of America or a state thereof (or, in the case of payments to be made by another Loan Party, not organized under the laws of such Loan Party's jurisdiction) if such Lender, such Fronting Bank or the Administrative Agent fails to comply with the requirements of paragraph
(f) or (g), as the case may be, and paragraph (h) of this Section 2.19.

                  (b) In addition, the Borrower and each other Loan Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (excluding those arising from such actions by the applicable



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                                                                              62


borrower under a Local Facility Credit Agreement) (hereinafter referred to as "OTHER TAXES").

                  (c) The Borrower and each other Loan Party, as applicable, will indemnify each Lender, each Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender, such Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender, a Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes; PROVIDED, that if the Borrower or another Loan Party, as applicable, reasonably believes that such Taxes were not correctly or legally asserted, such Lender, Fronting Bank or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower or such other Loan Party, as applicable, to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, any Fronting Bank or the Administrative
Agent, as the case may be, makes written demand therefor. If a Lender, a Fronting Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower or such other Loan Party, as applicable, of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower or such other Loan Party, pursue or timely claim such refund at the Borrower's or such other Loan Party's expense. If any Lender, any Fronting Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Fronting Bank or the Administrative Agent has received payment from the Borrower or another Loan Party hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower or such other Loan Party, as applicable (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund); PROVIDED that the Borrower or such other Loan Party, upon the request of such Lender, such Fronting Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Fronting Bank or the Administrative Agent in the event such Lender, such Fronting Bank or the Administrative Agent is required to repay such refund to the relevant taxing authority.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower or another Loan Party, as the case may be, in respect of any payment to any Lender, any Fronting Bank or the Administrative Agent, the Borrower or such Loan Party, as the case may be, will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

                  (f) In the case of any Borrowing by, or L/C Disbursement for the benefit of, the Borrower or a Subsidiary Borrower organized under the laws of the United States (a "DOMESTIC SUBSIDIARY BORROWER"), this paragraph (f) shall apply. Each Lender, each Fronting Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Fronting Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying, as applicable, that such Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or
(ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Borrower and the Administrative Agent
(I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8 or successor applicable form; (B) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each person that shall become a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under any other Loan Document or the Letters of Credit to or for any Fronting Bank or Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower (or the applicable Domestic Subsidiary Borrower) or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (g) In the event any Loan Party other than the Borrower or a Domestic Subsidiary Borrower is required to pay additional amounts pursuant to this Section 2.19, this paragraph (g) shall apply. Each Lender, each Fronting Bank and the Administrative Agent that is not incorporated within or under the laws of the jurisdiction of such Loan Party and that is claiming such additional amounts agrees that within a reasonable period of time following the request of such Loan Party it will, to the extent it is legally entitled to a reduction in the rate of or exemption from withholding taxes in the jurisdiction of such Loan Party, deliver to such Loan Party and the Administrative Agent any form or document required under the laws, regulations, official interpretations or treaties enacted by, made or entered into with such jurisdiction properly completed and duly executed by such Fronting Bank, such Lender or Administrative Agent establishing that any payments hereunder are exempt from withholding tax or subject to a reduced rate of withholding tax in such jurisdiction as the case may be; PROVIDED that, in the sole determination of such Lender, such Fronting Bank or the Administrative Agent, such form or document shall not be otherwise disadvantageous to such Lender, such Fronting Bank or the Administrative Agent.

                  (h) Any Fronting Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower or any affected Credit Party to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Fronting Bank or such Lender, be otherwise disadvantageous to such Fronting Bank or such Lender.

                  (i) Nothing contained in this Section 2.19 shall require any Lender or Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.20. LETTERS OF CREDIT. (a) TRANCHE A LETTERS OF CREDIT. (i) GENERAL. Subject to the terms and conditions and relying upon the representations and warranties of UCAR and the Borrower set forth herein and in the Effectiveness Agreement, each

Fronting Bank having a Tranche A L/C Commitment on the Second Closing Date issued the Tranche A Letters of Credit set forth opposite its name on Schedule 2.20, appropriately completed, in each case for the account of the applicable Credit Party specified on Schedule 2.20. The Borrower may thereafter request the issuance of Tranche A Letters of Credit from any Fronting Bank having a Tranche A L/C Commitment, appropriately completed, for the account of the Borrower or another specified Credit Party, at any time and from time to time while the Tranche A Reimbursement Commitments remain in effect, but only to give effect to any reallocation of the Tranche A Exposure permitted under Section 2.11(b) or any reduction of the stated amount of any Tranche A Letter of Credit pursuant to this Agreement or in connection with any permitted amendment, renewal or extension of an existing Tranche A Letter of Credit, including in connection with the conversion of Dollar borrowings under any Local Facility to borrowings in another currency. This Section 2.20(a) shall not be construed to impose an obligation upon any Fronting Bank to issue any Tranche A Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in such Fronting Bank having Tranche A Letters of Credit in an aggregate amount at any time outstanding in excess of such Fronting Bank's Tranche A L/C Commitment. Each Tranche A Letter of Credit shall be in substantially the form of Exhibit I with such changes therefrom as shall in the reasonable judgment of the Administrative Agent and the applicable Fronting Bank be necessary or advisable.

                  (ii) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Tranche A Letter of Credit after the Effective Date (or to request that a Fronting Bank amend, renew or extend an existing Tranche A Letter of Credit), the Borrower shall hand deliver or telecopy to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Tranche A Letter of Credit, or identifying any Tranche A Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Tranche A Letter of Credit is to expire (which shall comply with paragraph (iii) below), the amount of such Tranche A Letter of Credit, the name and address of the account party (which shall be the Borrower or another Credit Party and shall, in the case of any Letter of Credit issued for the benefit of a Subsidiary, unless resulting in increased costs, be such Subsidiary) and the beneficiary thereof and such other information as shall be necessary to prepare such Tranche A Letter of Credit or grant such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Tranche A Letter of Credit, the Administrative Agent shall notify the Borrower and the applicable Fronting Bank of the amount of the Tranche A Exposure after giving effect to (A) the issuance, amendment, renewal or extension of such Tranche A Letter of Credit,
(B) the issuance or expiration of any other Tranche A Letter of Credit that is to be issued or will expire prior to the requested date of issuance, amendment, renewal or extension of such Tranche A Letter of Credit and (C) the borrowing or repayment of any Tranche A Reimbursement Borrowings that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid on or prior to the requested date of issuance of such Tranche A Letter of Credit. Each Tranche A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Tranche A Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the Tranche A Exposure shall not have been increased (except as contemplated by Section 2.11(b)(iii)) and each applicable condition set forth in Section 2.11(b) shall have been satisfied.

                  (iii) EXPIRATION DATE. Each Tranche A Letter of Credit shall expire at the close of business on a date no later than the Business Day immediately preceding the Tranche A Maturity Date. No Tranche A Letter of Credit shall be issued (nor shall any Tranche A Letter of Credit be amended, renewed or extended) if (except as contemplated by Section 2.11(b)(iii)) it would result in the Tranche A Exposure exceeding the Total Tranche A Reimbursement Commitment in effect at such time.

                  (iv) PARTICIPATIONS. By the issuance of a Tranche A Letter of Credit and without any further action on the part of the Fronting Bank issuing such Letter of Credit or the Lenders, such Fronting Bank will grant to each Tranche A Lender, and each such Lender will acquire from such Fronting Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Fronting Bank, such Lender's Applicable Percentage of each Tranche A L/C Disbursement made by such Fronting Bank under such Letter of Credit and not reimbursed by the Borrower or the relevant Credit Party (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Tranche A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Tranche A Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (v) REIMBURSEMENT. If a Fronting Bank shall make any Tranche A L/C Disbursement in respect of a Tranche A Letter of Credit, the Borrower or the Credit Party that is account party under such Letter of Credit shall pay (including by the borrowing of Tranche A Reimbursement Loans) to the Administrative Agent, on or before the Business Day immediately following the date of such Tranche A L/C Disbursement, an amount equal to such Tranche A L/C Disbursement. If the Borrower or such Credit Party shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Tranche A Reimbursement Borrowing), then (A) such unpaid amount shall bear interest, for each day from and including the day of such Tranche A L/C Disbursement to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are Tranche A Reimbursement Loans pursuant to

Section 2.07 (PROVIDED that the 2.00% margin applicable to overdue Loans shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such L/C Disbursement has been or will be made), (B) the Administrative Agent shall notify such Fronting Bank and the Tranche A Lenders thereof, (C) each Tranche A Lender shall comply with its obligation under paragraph (iv) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02(d) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Tranche A Lenders) and (D) the Administrative Agent shall promptly pay to such Fronting Bank amounts so received by it from the Tranche A Lenders. The Administrative Agent shall promptly pay to each applicable Fronting Bank on a pro rata basis with respect to outstanding Tranche A L/C Disbursements any amounts received by it from the Borrower or any other Credit Party pursuant to this paragraph prior to the time that any Tranche A Lender makes any payment pursuant to paragraph (iv) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Tranche A Lenders that shall have made such payments and to such Fronting Bank, as their interests may appear.

                  (b) REVOLVING LETTERS OF CREDIT. (i) GENERAL. The Borrower may request the issuance of a Revolving Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the relevant Fronting Bank, appropriately completed, for the account of the Borrower or, at the Borrower's option, another specified Credit Party, at any time and from time to time while the Revolving Credit Commitments remain in effect. This Section 2.20(b) shall not be construed to impose an obligation upon any Fronting Bank to issue any Revolving Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in (A) its having Revolving Letters of Credit in an aggregate stated amount at any time outstanding in excess of such Fronting Bank's Revolving L/C Commitment set forth opposite its name on Schedule
2.20 or (B) there existing Revolving Letters of Credit in an aggregate stated amount at any time in excess of $200,000,000.

                  (ii) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. In order to request the issuance of a Revolving Letter of Credit (or to request that a Fronting Bank amend, renew or extend an existing Revolving Letter of Credit), the Borrower shall hand deliver or telecopy to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of such Revolving Letter of Credit, or identifying any Revolving Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, the date on which such Revolving Letter of Credit is to expire (which shall comply with paragraph (iii) below), the amount of such Revolving Letter of Credit to be issued, amended, renewed or extended, the name and address of the account party (which shall be the Borrower or another Credit Party, as selected by the Borrower) and the beneficiary thereof and such other information as shall be necessary to prepare such Revolving Letter of Credit or grant such issuance, amendment, renewal or extension. Following receipt of such notice and prior to the issuance, amendment, renewal or extension of any Revolving Letter of Credit, the Administrative Agent shall notify the Borrower and the applicable Fronting Bank of the amount of the Aggregate Revolving Credit Exposure and Revolving L/C Exposure after giving effect to (A) the issuance, amendment, renewal or extension of such Revolving Letter of Credit, (B) the issuance or expiration of any other Revolving Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Revolving Letter of Credit and (C) the borrowing or repayment of any Revolving Loans and Swingline Loans that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Revolving Letters of Credit. Each Revolving Letter of Credit shall be issued, amended, renewed or extended subject to the terms and conditions and relying on the representations and warranties of UCAR and the Borrower set forth herein, and in any case only if, and upon issuance, amendment, renewal or extension of each Revolving Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment in effect at such time.

                  (iii) EXPIRATION DATE. Each Revolving Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Revolving Letter of Credit and the date that is three Business Days prior to the Revolving Credit Maturity Date, unless such Revolving Letter of Credit expires by its terms on an earlier date; PROVIDED that a Revolving Letter of Credit shall not be issued (nor shall a Revolving Letter of Credit be amended, renewed or extended) that would result in the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (A) each Revolving Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal or extension that do not require written notice by or consent of any Fronting Bank, in its sole discretion, in order to effect such renewal or extension) and (B) the Revolving Credit Commitments will not be reduced pursuant to Section 2.09.

                  (iv) PARTICIPATIONS. By the issuance of a Revolving Letter of Credit and without any further action on the part of the Fronting Bank issuing such Letter of Credit or the Revolving Credit Lenders, such Fronting Bank will grant to each Revolving Credit Lender, and each such Lender will acquire from such Fronting Bank, a participation in such Revolving Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Revolving Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Fronting Bank, such Revolving Credit Lender's Applicable Percentage of each Revolving L/C Disbursement made by such Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Revolving Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (v) REIMBURSEMENT. If a Fronting Bank shall make any Revolving L/C Disbursement in respect of a Revolving Letter of Credit, the Borrower or the Credit Party that is account party under such Letter of Credit shall pay to the Administrative Agent, on or before the Business Day immediately following the date of such Revolving L/C Disbursement, an amount equal to such Revolving L/C Disbursement. If the Borrower or such Credit Party shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then
(A) such unpaid amount shall bear interest, for each day from and including the day of such Revolving L/C Disbursement to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are Revolving Credit Loans pursuant to Section 2.07 (PROVIDED that the 2.00% margin applicable to overdue Loans shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such L/C Disbursement has been or will be made), (B) the Administrative Agent shall notify such Fronting Bank and the Revolving Credit Lenders thereof,
(C) each Revolving Credit Lender shall comply with its obligation under paragraph (iv) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(d) shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Credit Lenders) and (D) the Administrative Agent shall promptly pay to such Fronting Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to each applicable Fronting Bank on a pro rata basis with respect to outstanding Revolving L/C Disbursements any amounts received by it from the Borrower or any other Credit Party pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (iv) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Fronting Bank, as their interests may appear.

                  (c) OBLIGATIONS ABSOLUTE. The Borrower's and the other Credit Parties' obligations to reimburse L/C Disbursements as provided in paragraphs
(a) and (b) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other Credit Party, any other party guaranteeing, or otherwise obligated with, the Borrower, any other
         Credit Party, any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Fronting Bank, the Administrative Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the applicable Fronting Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; PROVIDED that payment by the applicable Fronting Bank shall not have constituted gross negligence or wilful misconduct of such Fronting Bank;

                  (v) payment by any Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; PROVIDED that payment by the applicable Fronting Bank shall not have constituted gross negligence or wilful misconduct of such Fronting Bank;

                  (vi) nonpayment by any other Fronting Bank for any reason; and

                  (vii) any other act or omission to act or delay of any kind of any Fronting Bank, the Lenders, the Administrative Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.20(c), constitute a legal or equitable discharge of the Borrower's or any other Credit Party's obligations hereunder; PROVIDED that such act or omission shall not have constituted gross negligence or wilful misconduct of such Fronting Bank.

                  (d) DISBURSEMENT PROCEDURES. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether such Fronting Bank has made or will make an L/C Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower or any other Credit Party of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Tranche A Lender or Revolving Credit Lender, as applicable, notice thereof.

                  (e) INTERIM INTEREST. If any Fronting Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower or the Credit Party that is account party under such Letter of Credit shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of such Fronting Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (a)(v) or (b)(v) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

                  (f) LIABILITY OF THE FRONTING BANKS. Without limiting the generality of paragraph (c) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower and the other Credit Parties hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or wilful misconduct of any Fronting Bank, except as otherwise expressly provided in said paragraph (c). However, nothing in this Agreement shall be construed to excuse any Fronting Bank from liability to the Borrower or any other Credit Party to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower and the other Credit Parties to the extent permitted by applicable law) suffered by the Borrower or any other Credit Party that are caused by such Fronting Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that each Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph (c), (i) such Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of such Fronting Bank.

                  (g) RESIGNATION OR REMOVAL OF A FRONTING BANK. Any Fronting Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Fronting Bank, the Administrative Agent and the Lenders, subject in each case to the appointment by the Borrower of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent, PROVIDED that (i) any such replacement Fronting Bank must have credit ratings of at least A from S&P and A2 from Moody's, (ii) The Chase Manhattan Bank shall not resign as Fronting Bank hereunder for any reason other than compliance with



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applicable  legal and  regulatory  requirements  and (iii) no Fronting  Bank may resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (g), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder to the extent of the commitment of the successor Fronting Bank to provide Letters of Credit. At the time such removal or resignation shall become effective, the Borrower or each Credit Party that is account party under any Letter of Credit of such Fronting Bank shall pay all accrued and unpaid fees of such Fronting Bank pursuant to Section 2.05(b)(ii). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Fronting Bank shall have all the rights and obligations of its predecessor Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "FRONTING BANK" shall be deemed to refer to such successor or to such predecessor Fronting Bank, or to such successor and all predecessor and current Fronting Banks, as the context shall require. After the resignation or removal of a Fronting Bank hereunder, such retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

                  (h) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, the Borrower and the other Credit Parties shall, on the Business Day the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche A Lenders or Revolving Credit Lenders, as applicable, holding participations in outstanding Letters of Credit representing a majority of the aggregate undrawn amount of all outstanding Tranche A Letters of Credit or Revolving Letters of Credit, as applicable) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Tranche A Lenders or Revolving Credit Lenders, as applicable, an aggregate amount in cash equal to the Tranche A L/C Exposure or Revolving L/C Exposure, as applicable, as of such date; PROVIDED, that no Credit Party that is a foreign Subsidiary shall deposit any amount in excess of the portion of the Tranche A L/C Exposure or Revolving L/C Exposure in respect of which foreign Credit Parties are the account parties and such deposited amount shall serve to secure only the obligations of foreign Credit Parties in respect of such portion. If requested by the Borrower, the Administrative Agent will create separate collateral accounts for each Credit Party or take any other action, at the sole cost of the Borrower, that is reasonably requested to avoid taxes. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.



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                                                                              73


Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (PROVIDED that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest.
Interest  or profits,  if any,  on such  investments  shall  accumulate  in such account. Moneys in such account shall (a) automatically be applied by the Administrative Agent to reimburse the Fronting Banks on a pro rata basis for Tranche A L/C Disbursements or Revolving L/C Disbursements, as applicable, which have not been reimbursed, (b) be held for the satisfaction of the reimbursement obligations of the Borrower and the other Credit Parties for the Tranche A L/C Exposure or Revolving L/C Exposure, as applicable, and (c) if the maturity of the Loans has been accelerated (but subject to the consent of Tranche A Lenders or Revolving Credit Lenders, as applicable, holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Tranche A Letters of Credit or Revolving Letters of Credit, as applicable), be applied to satisfy the Obligations. If the Borrower and the other Credit Parties are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower and the other Credit Parties within three Business Days after all Events of Default have been cured or waived.

                  (i) ADDITIONAL FRONTING BANKS. From time to time, the Borrower may by notice to the Administrative Agent designate additional Fronting Banks reasonably satisfactory to the Administrative Agent; PROVIDED that such additional Fronting Banks must have credit ratings of at least A from S&P and A2 from Moody's. Such additional Fronting Banks shall execute a counterpart of this Agreement upon approval of the Administrative Agent (which shall not be unreasonably withheld) and shall thereafter be Fronting Banks hereunder for all purposes and shall have the Tranche A L/C Commitment or Revolving L/C Commitment noted under their signature and, if applicable, the Tranche A L/C Commitment or Revolving L/C Commitment of any other Fronting Bank shall be reduced by the amount or amounts specified to the Administrative Agent and each affected Fronting Bank and delivered concurrently with any notice of designation of an additional Fronting Bank.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  Each of UCAR and the Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. ORGANIZATION; POWERS. Each of UCAR, the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be



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                                                                              74


conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Credit Parties, to borrow and otherwise obtain credit hereunder.

                  SECTION 3.02. AUTHORIZATION. The execution, delivery and performance by UCAR, the Borrower and each of the Subsidiaries of each of the Loan Documents to which it is or will be a party and, in the case of the Credit Parties, the borrowings and other extensions of credit hereunder, and the other transactions contemplated hereby and thereby (collectively, the "TRANSACTIONS")
(a) have been duly authorized by all corporate and stockholder action required to be obtained by UCAR, the Borrower and the Subsidiaries and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation or of the certificate or articles of incorporation or other constitutive documents or by-laws of UCAR, the Borrower or any Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which UCAR, the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this
Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by UCAR, the Borrower or any Subsidiary, other than the Liens created by the Loan Documents.

                  SECTION  3.03.  ENFORCEABILITY.  This  Agreement has been duly executed and delivered by UCAR, the Borrower and each other Credit Party which is party hereto and constitutes, and each other Loan Document when executed and delivered by UCAR, the Borrower and each other Loan Party which is party thereto will constitute, a legal, valid and binding obligation of UCAR, the Borrower and such Loan Party enforceable against UCAR, the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.04. GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) filings and recording necessary to satisfy the Collateral Requirement, (b) such as have been made or obtained and are in full force and effect and (c) such actions, consents, registrations, filings and approvals the



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                                                                              75


failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. FINANCIAL STATEMENTS. UCAR has heretofore furnished to the Lenders its consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity as of and for the fiscal year ended December 31, 1997, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants. Such financial statements present fairly the financial condition and results of operations of UCAR and its consolidated subsidiaries as of such dates and for such periods. Except as disclosed in the Information Memorandum, none of UCAR, the Borrower and the Subsidiaries has or shall have as of the Effective Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

                  SECTION 3.06. NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the assets, liabilities (including contingent liabilities), business, properties, financial condition or results of operations of UCAR and its subsidiaries, taken as a whole, since December 31, 1997 (other than those matters specifically disclosed in the Information Memorandum and then only to the extent reflected in the financial projections contained therein; it being understood that general references in the Information Memorandum to the possibility of the development of adverse or worsening circumstances shall not constitute specific disclosure for purposes of this exception).

                  SECTION 3.07.  TITLE TO PROPERTIES;  POSSESSION  UNDER LEASES.
(a) Each of UCAR, the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) Each of UCAR, the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of UCAR, the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.




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                                                                              76


                  (c) Each of UCAR, the Borrower and the Subsidiaries owns or has licenses to use, or could obtain ownership of or licenses to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08. SUBSIDIARIES. (a) Schedule 3.08 sets forth as of the Effective Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower or by any Subsidiary.

                  (b) As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than those granted to employees, consultants or directors and directors' qualifying shares) of any nature relating to any Capital Stock of UCAR, the Borrower or any Subsidiary, except under the Loan Documents or as set forth on Schedule 3.08.

                  SECTION 3.09. LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting UCAR, the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or, as of the Effective Date, the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                  (b) None of UCAR, the Borrower, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any Environmental
Law), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect. It is understood that the violations that occurred prior to March 13, 1998, and that gave rise to the Litigation Liabilities shall not be deemed a breach of this Section 3.09(b).

                  SECTION 3.10. AGREEMENTS. (a) None of UCAR, the Borrower and the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse
Effect.

                  (b) None of UCAR, the Borrower and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which



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                                                                              77


it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 3.11. FEDERAL RESERVE REGULATIONS. (a) None of UCAR, the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 3.12. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of UCAR, the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. USE OF PROCEEDS. The Credit Parties have used, and will use, the proceeds of the Loans and have requested, and will request, the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. TAX RETURNS. Each of UCAR, the Borrower and the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $2,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which such person has set aside on its books adequate reserves and taxes, assessments, charges, levies or claims in respect of property taxes for property that UCAR, the Borrower or a Subsidiary has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of UCAR, the Borrower and the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Effective Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Effective Date, with respect to each of UCAR, the Borrower and the Subsidiaries,
(a) no material  claims are being asserted in writing with respect to any taxes,
(b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or,



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                                                                              78


with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "TAXES" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 3.15. NO MATERIAL MISSTATEMENTS. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of UCAR, the Borrower or any of the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum (the "INFORMATION MEMORANDUM") dated October 1998 relating to UCAR and its subsidiaries), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Effective Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Effective Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the refinancing (as described in the Information Memorandum) or of UCAR, the Borrower, and the Subsidiaries, taken as a whole.

                  (b) All financial projections concerning UCAR, the Borrower and the Subsidiaries that are or have been made available to the Administrative Agent or any Lender by UCAR, the Borrower or any Subsidiary, including those contained in the Information Memorandum, unless otherwise disclosed, have been or will be prepared in good faith based upon assumptions believed by UCAR and the Borrower to be reasonable.

                  SECTION  3.16.  EMPLOYEE  BENEFIT  PLANS.  Each of  UCAR,  the
Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which UCAR, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, the present value of all benefit liabilities under each Plan of UCAR, the Borrower and the ERISA Affiliates (on a termination basis and based on the actual assumptions used by such Plan under Section 412 of the Code) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $7,500,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on the actual assumptions used by such Plan under Section 412 of the Code) did not, as of the last annual valuation dates applicable thereto for which valuations are



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                                                                              79


available, exceed by more than $15,000,000 the value of the assets of all such underfunded Plans. None of UCAR, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of UCAR, the Borrower and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.17. ENVIRONMENTAL MATTERS. Except as set forth in Schedule 3.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently owned or currently or formerly operated by UCAR, the Borrower and the Subsidiaries (the "PROPERTIES") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect, (ii) would reasonably be expected to give rise to an Environmental Claim which, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect or (iii) could reasonably be expected to impair materially the fair saleable value of any material Property.

                  (b) The Properties and all operations of UCAR, the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect.

                  (c) None of UCAR, the Borrower and the Subsidiaries has received any written notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters UCAR, the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably be expected to give rise to liability of UCAR, the Borrower or any Subsidiary under any Environmental Law, nor have any of UCAR, the Borrower and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.



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                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.02 or by the Tranche C Facility Credit Agreement.

                  (f) During the period from the date of the environmental assessment report prepared by ENVIRON Corporation in connection with the Recapitalization to the Effective Date, no event has occurred or been discovered, no liability has been incurred and no Environmental Claim has been asserted that, had it been in existence at the time such report was issued, would have materially adversely altered the conclusions contained therein with respect to the properties, activities and operations covered thereby.

                  SECTION 3.18. CAPITALIZATION OF UCAR AND THE BORROWER. The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for each of UCAR and the Borrower as of October 31, 1998 is set forth on Schedule 3.18 (except for changes in the outstanding common stock of UCAR due to exercises under employee stock option or employee stock purchase plans in the ordinary course since August 31, 1998). All outstanding shares of Capital Stock of the Borrower are fully paid and nonassessable, are owned beneficially and of record by UCAR and are free and clear of all Liens and encumbrances whatsoever other than the Liens created by the Loan Documents.

                  SECTION 3.19. SECURITY DOCUMENTS. (a) Each Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties secured thereby, a legal, valid and enforceable security interest in the Collateral described therein and, when certificates or promissory notes representing the Collateral (as defined in the applicable Pledge Agreement) are delivered to the Collateral Agent and the other actions specified in such Pledge Agreement have been taken, each such Pledge Agreement will constitute a duly perfected first priority Lien on, and security interest in, all right, title and interest of each Pledgor thereunder in such Collateral, in each case prior and superior in right to any other person, subject to the agreements listed in Schedule 3.08.

                  (b) Each Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties secured thereby, a legal, valid and enforceable security interest in the Collateral described therein and, when financing statements in appropriate form are filed in the offices specified on the schedules to each such Security Agreement and the other actions specified in such Security Agreement have been taken, each such Security Agreement will constitute a duly perfected Lien on, and security interest in, all right, title and interest of the Pledgors thereunder in such Collateral and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02 and by the Tranche C Facility Credit Agreement.

                  (c) Each Mortgage is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties secured thereby, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, and when each such Mortgage is filed in the offices specified on the schedules thereto, when financing statements in appropriate form are filed in the offices specified on the schedules thereto and when the other actions required by applicable law and specified on the schedules thereto have been taken, each Mortgage will constitute an enforceable mortgage Lien on, and duly perfected security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property subject thereto and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02 and by the Tranche C Facility Credit Agreement.

                  (d) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties secured thereby, a legal, valid and enforceable security interest in the Collateral described therein, and when financing statements in appropriate form are filed in the offices specified in the schedules thereto and the Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Intellectual Property Security Agreement will constitute a duly perfected Lien on, and security interest in, all right, title and interest of the Pledgors in such Collateral and, to the extent contemplated therein and subject to ss. 9-306 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Pledgors after the date hereof), other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02 and by the Tranche C Facility Credit Agreement.

                  SECTION 3.20. LABOR MATTERS. Except as set forth in Schedule 3.20, there are no strikes pending or threatened against UCAR, the Borrower or any Subsidiary which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of UCAR, the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from UCAR, the Borrower or any Subsidiary or for which any claim may be made against UCAR, the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of UCAR, the Borrower or such Subsidiary to the extent required by GAAP. None of the consummation of the Recapitalization, the consummation of the refinancing effected in October 1995, the consummation of the refinancing effected in March 1997 and the Transactions has given or



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                                                                              82


will give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which UCAR, the Borrower or any Subsidiary (or any predecessor) is a party or by which UCAR, the Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to UCAR, the Borrower and the Subsidiaries taken as a whole.

                  SECTION 3.21. NO FOREIGN ASSETS CONTROL REGULATION VIOLATION. None of the Transactions will result in a violation of any of the foreign assets control regulations of the United States Treasury Department, 31 C.F.R.,
Subtitle  B,  Chapter  V, as  amended  (including  the  Foreign  Assets  Control
Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the Panamanian Transactions Regulations, the Kuwaiti Assets Control Regulations and the Iraqi Sanctions Regulations contained in said Chapter V), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefor, nor will the proceeds of the Loans or the Letters of Credit be used by any of the Credit Parties in a manner that would violate any thereof.

                  SECTION 3.22. INSURANCE. Each of UCAR, the Borrower and the Subsidiaries carries and maintains with respect to its insurable properties insurance (including, to the extent consistent with past practices, self-insurance) with financially sound and reputable insurers of the types, to such extent and against such risks as is customary with companies in the same or similar businesses.

                  SECTION 3.23.  LOCATION OF REAL PROPERTY AND LEASED  PREMISES.
(a) Schedule 3.23(a) lists completely and correctly as of the Effective Date all real property owned by UCAR, the Borrower, each domestic Subsidiary, each Subsidiary that is a borrower under a Local Facility and each other Subsidiary that is required to grant a Mortgage pursuant to the Collateral Requirement and the address thereof. As of the Effective Date, UCAR, the Borrower and the Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.23(a).

                  (b) Schedule 3.23(b) lists completely and correctly as of the Effective Date, all real property leased by UCAR, the Borrower, each domestic Subsidiary, each Subsidiary that is a borrower under a Local Facility and each other Subsidiary that is required to grant a leasehold mortgage pursuant to the Collateral Requirement and the address thereof. As of the Effective Date, UCAR, the Borrower and the Subsidiaries have valid leases in all the real property set forth as being leased by them on Schedule 3.23(b).

                  SECTION 3.24. LITIGATION LIABILITIES. The sum of the aggregate Litigation Payments plus Reserves in respect of Litigation Liabilities does not, and is not reasonably expected to, exceed $400,000,000 (including $90,000,000 (calculated on a present value basis) of payments to the Department of Justice); PROVIDED that it is understood that all other Litigation Payments and Reserves will be calculated on a gross dollar basis for purposes of determining the accuracy of this representation.

                  SECTION 3.25. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) UCAR's, the Borrower's and each Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which their systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects by June 30, 1999. The cost to UCAR, the Borrower and each Subsidiary of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to UCAR, the Borrower and each Subsidiary (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of UCAR, the Borrower and each Subsidiary are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit UCAR, the Borrower and each Subsidiary to conduct its businesses without Material Adverse Effect.

                                   ARTICLE IV

                                   CONDITIONS

                  SECTION 4.01. EFFECTIVE DATE. This amendment and restatement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.08):

                  (a) The Administrative Agent (or its counsel) shall have received from UCAR, the Borrower and the Required Lenders either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Lenders and the Fronting Banks and dated the Effective Date) of each of (i) Kelley Drye & Warren LLP, counsel for UCAR and the Borrower, substantially to the effect set forth in the form of Exhibit N-1, (ii) the General Counsel of UCAR and the Borrower, substantially to the effect set forth in the form of Exhibit N-2, and (iii) local counsel in each jurisdiction listed on Schedule 4.01, substantially to the effect set forth in the forms of such opinions set forth in Exhibit N-3, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received (i) in the case of each domestic Loan Party, each of the items referred to in clauses (A), (B) and (C) below and, in the case of each other Loan Party, as requested by the Administrative Agent, the equivalent documentation in its jurisdiction of organization: (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Effective Date and certifying (w) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Effective Date and at all times since a date immediately prior to the date of the resolutions described in clause (x) below, (x) that attached thereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower and the other Credit Parties, the borrowings and issuances of Letters of Credit under this Agreement and the borrowings under the Local Facility Credit Agreements, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; and (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (ii) such other documents as the Lenders, the Fronting Banks, Cravath, Swaine & Moore, counsel for the Administrative Agent, or, in the case of any Local Facility or foreign Credit Party, counsel for the Administrative Agent in the jurisdiction of such Local Facility or foreign Credit Party, may reasonably request.

                  (d)  The   Administrative   Agent   shall   have   received  a
         certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (b) and (c) of
         Section 4.02.

                  (e) The Collateral Requirement shall have been satisfied.

                  (f) The Guarantee Requirement shall have been satisfied.

                  (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including (i) all Fees accrued under this Agreement immediately prior to the Effective Date and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (h) The Lenders shall have received a reasonably satisfactory pro forma consolidated balance sheet of UCAR as of September 30, 1998, reflecting all pro forma adjustments as if the Transactions had been consummated on such date, together with a certificate of the Borrower signed by a Financial Officer of the Borrower to the effect that such balance sheet fairly presents the pro forma financial position of UCAR and its subsidiaries in accordance with GAAP, and such pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

                  (i) All requisite material governmental authorities and all material third parties shall have been approved or consented to the Transactions and the other transactions contemplated hereby to the extent required and all applicable appeal periods shall have expired.

                  (j) The Senior Subordinated Indenture shall have been amended so that, after giving effect to such amendment, the Senior Subordinated Indenture will not prohibit the incurrence of Indebtedness (including in the form of Guarantees) and the granting of liens under this Agreement, the Tranche C Facility Credit Agreement and the other Loan Documents on terms reasonably satisfactory in form and substance to the Administrative Agent.

                  (k) This Agreement and the other Loan Documents shall have been amended, to the satisfaction of the Administrative Agent, in order to effect the Transactions, including the incurrence of Indebtedness under (including in the form of Guarantees) and the granting of Liens in respect of the Tranche C Facility.

                  (l) The Tranche C Facility Credit Agreement shall have become effective in accordance with its terms.

                  (m) As of the Effective Date, immediately prior to giving effect to the amendment and restatement of this Agreement, no Default shall have occurred and be continuing under this Agreement.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, this amendment and restatement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.08) at or prior to 3:00 p.m., New York City time, on January 15, 1999.

                  SECTION 4.02. EACH CREDIT EVENT. On the date of each Borrowing and on the date of each issuance, renewal or extension of a Letter of Credit hereunder (other than (a) a Borrowing in which a Revolving Loan is continued or converted as contemplated by Section 2.10 without any increase in the aggregate principal amount of Revolving Loans outstanding, (b) a Tranche A Letter of Credit or

Tranche A Reimbursement Loan issued, increased or made pursuant to Section 2.11(b) (including for purposes of Section 2.20(a)(v)) and (c) an extension or renewal of any Letter of Credit made without any increase in the stated amount of such Letter of Credit), the following conditions must be satisfied (or waived pursuant to Section 9.08) (each a "CREDIT EVENT"):

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or, in the case of the issuance of a Letter of Credit, the Fronting Bank and the
         Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(a) or 2.20(b), as applicable.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) At the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

                  (d) At the time of and immediately after such Credit Event, the Administrative Agent shall have received a certificate of the Borrower signed by a Financial Officer of the Borrower (i) in the case of a Credit Event with respect to the Revolving Credit Commitments, certifying that each condition required to be met in connection with the incurrence of additional Indebtedness under Section 4.03(b), 4.03(c) and/or 4.03(f), as applicable, of the Senior Subordinated Indenture (or, if applicable, the analogous provision of each Refinancing Note Indenture) has been satisfied, (ii) certifying that the Loans to be made or the obligations of the Borrower in respect of the Letter of Credit to be issued or renewed will constitute "Senior Indebtedness" for purposes of the Senior Subordinated Indenture and each applicable Refinancing Note Indenture and (iii) setting forth in reasonable detail the calculations necessary to certify as to such compliance.

Each Credit Event (except those specified in the parenthetical contained in the introductory paragraph of this Article IV) shall be deemed to constitute a representation and warranty by UCAR and the Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.02. In no event shall the existence of a Tranche A L/C Disbursement or a default or event of default under any Local Facility Loan Document in itself cause a failure to meet the lending conditions set forth above.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each of UCAR and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of UCAR and the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such corporations to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary in such liquidation or dissolution; PROVIDED that Subsidiaries which are Guarantors may not be liquidated into Subsidiaries that are not Guarantors and domestic Subsidiaries may not be liquidated into foreign Subsidiaries.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations (including any Environmental Law) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

                  SECTION 5.02. INSURANCE. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses.

                  (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Effective Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the applicable Loan Party, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent or
(ii) for any other reason upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time, or (ii) a "Zone 1" area (as so designated in the National Ocean and Earthquake Risk Map), obtain earthquake insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require.

                  (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

                  (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by UCAR, the Borrower or any Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original



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copy of such policy or policies, or insurance certificate with respect thereto.

                  (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Banks and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of UCAR and the Borrower hereby agree, to the extent permitted by law, to waive, and to cause each Subsidiary to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Fronting Banks and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of UCAR, the Borrower and the Subsidiaries or the protection of their properties.

                  SECTION 5.03. TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and UCAR, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books adequate reserves with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that UCAR, the Borrower or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $1,000,000 in the aggregate.




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                  SECTION 5.04.  FINANCIAL STATEMENTS, REPORTS, ETC.  In
the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a)  within  90 days  after  the end of each  fiscal  year,  a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of UCAR, the Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by KPMG Peat Marwick LLC or other independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of UCAR, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b)  within 45 days  after the end of each of the first  three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of UCAR, the Borrower and the
         Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers on behalf of the Borrower as fairly presenting the financial condition and results of operations of UCAR, the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in detail reasonably satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by UCAR, the Borrower or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national



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                                                                              90


         securities exchange, or distributed to its shareholders generally, as the case may be;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of UCAR, the Borrower and the
         Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

                  (f) within 90 days after the beginning of each fiscal year, a copy of an operating and capital expenditure budget for such fiscal year;

                  (g) promptly following the creation or acquisition of any Subsidiary, a certificate of the Borrower signed by a Responsible Officer of the Borrower, identifying such new Subsidiary and the ownership interest of the Borrower and the Subsidiaries therein;

                  (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

                  (i) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of UCAR, the Borrower or any Subsidiary; and

                  (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of UCAR, the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, or such financial statements showing the results of operations of any Unrestricted Subsidiary, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 5.05. LITIGATION AND OTHER NOTICES. Furnish to the Administrative Agent and each Lender written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;




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                  (b) the filing or  commencement  of, or any written  threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against UCAR, the Borrower or any Subsidiary thereof in respect of which there is a reasonable possibility of an
         adverse  determination  and  which,  if  adversely  determined,   could
         reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development specific to UCAR, the Borrower or any Subsidiary that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. EMPLOYEE BENEFITS. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of UCAR, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer on behalf of the Borrower setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer on behalf of the Borrower setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and
(iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by UCAR, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by UCAR, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA; PROVIDED that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through (iv) above, could reasonably be expected to result in liability of UCAR, the Borrower or any Subsidiary in an aggregate amount exceeding $7,500,000.

                  SECTION 5.07. MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of UCAR, the Borrower or any Subsidiary at reasonable times, upon reasonable prior notice to UCAR or the Borrower, and as



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                                                                              92


often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or any Lender upon reasonable prior notice to UCAR or the Borrower to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  SECTION 5.08. USE OF PROCEEDS. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.09. COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.10. PREPARATION OF ENVIRONMENTAL REPORTS. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

                  SECTION 5.11. FURTHER ASSURANCES. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements) that may be required under applicable law, or which the Collateral Agent may reasonably request, (a) in order to effectuate the transactions contemplated by the Loan Documents (other than the Local Facility Loan Documents), (b) in order to cause the Guarantee Requirement and Collateral Requirement to be satisfied at all times and (c) in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02 and the Tranche C Facility Credit Agreement) of the security interests created or intended to be created by the Security Documents. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and UCAR, the Borrower and the Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. UCAR and the Borrower agree to provide, and to cause each Subsidiary to provide, such evidence as the Collateral Agent shall reasonably



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                                                                              93


request as to the perfection and priority status of each such security interest and Lien.

                  SECTION 5.12. SIGNIFICANT SUBSIDIARIES. Cause Significant Subsidiaries at all times to (a) account for 85% or more of the consolidated assets of the Borrower and (b) have accounted for 85% or more of EBITDA for each of the two consecutive periods of four fiscal quarters immediately preceding the date of determination, after giving effect to the designation of any Significant Subsidiary on such date.

                  SECTION 5.13. FISCAL YEAR. In the case of each of UCAR, the Borrower and the Subsidiaries, cause its respective fiscal year to end on December 31.

                  SECTION 5.14. DIVIDENDS. In the case of the Borrower, permit its Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by Section 6.09(d) and under the Tranche C Facility Credit Agreement and to prohibitions imposed by applicable requirements of law.

                  SECTION 5.15. INTEREST/EXCHANGE RATE PROTECTION AGREEMENTS. Maintain in effect one or more Interest/Exchange Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which shall be to limit at all times the interest payable in connection with 40% of the aggregate principal amount of Term Borrowings, Tranche A Reimbursement Borrowings and Indebtedness under the Local Facilities projected to be outstanding at such time, in each case to a maximum rate and on terms and conditions comparable to those set forth in the Interest/Exchange Rate Protection Agreements in effect on the Effective Date or otherwise reasonably acceptable, taking into account current market conditions, to the Administrative Agent, and deliver evidence of the execution and delivery thereof to the Administrative Agent.

                  SECTION 5.16. CORPORATE SEPARATENESS. Cause the management, business and affairs of each of the Unrestricted Subsidiaries to be conducted in such a manner so that each Unrestricted Subsidiary will be perceived as a legal entity separate and distinct from UCAR, the Borrower and the Subsidiaries.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each of UCAR and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither UCAR



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                                                                              94


nor the Borrower will, and neither will cause or permit any of the Subsidiaries to:

                  SECTION 6.01. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness existing on the Effective Date and set forth in Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the Effective Date and (ii) refinancings and extensions of any such Indebtedness if the interest rate with respect thereto and other terms thereof are no less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; PROVIDED that such Indebtedness permitted under clause (i) or clause (ii) above shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (b) Indebtedness created hereunder, under the Tranche C Facility Credit Agreement and under the other Loan Documents; PROVIDED that no principal amount of Indebtedness under any Local Facility described in clause (b) of the definition of "Local Facility" may be incurred unless the Tranche A Exposure shall be simultaneously and permanently reduced by an aggregate amount not less than such principal amount; PROVIDED FURTHER that, with respect to Indebtedness under the Tranche C Facility Credit Agreement, (i) the principal amount of such Indebtedness shall not exceed $210,000,000, (ii) no Guarantor shall Guarantee the Obligations under the Tranche C Facility Credit Agreement unless it shall also Guarantee on a PARI PASSU basis the Obligations under this Agreement and (iii) if any additional or more restrictive representation, warranty, covenant, condition, event of default or other term shall be contained in the Tranche C Facility Credit Agreement, the Borrower agrees that such additional or more restrictive representation, warranty, covenant, condition, event of default or other term shall be incorporated herein (and, to the extent that any such additional or more restrictive term shall subsequently be amended to be less restrictive, such amendment shall also be incorporated herein);

                  (c) (i) in the case of UCAR, any Senior Subordinated Guarantee, (ii) in the case of the Borrower, Senior Subordinated Notes in an aggregate principal amount (the "SUBORDINATED PRINCIPAL") not to exceed the sum of (A) $200,000,000 and (B) the aggregate principal amount of Senior Subordinated Notes issued after the Second Closing Date in payment of interest thereon pursuant to the terms thereof (less the principal amount of any Senior Subordinated Notes



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                                                                              95


         that is repaid after the Second Closing Date) and (iii) in the case of the Borrower, Refinancing Notes in an aggregate principal amount not to exceed the sum at the time immediately prior to issuance and refinancing of (A) the Subordinated Principal, (B) any premium payable and reasonable expenses incurred in connection with such refinancing and (C) if the Refinancing Notes are issued at a time when there is accrued but unpaid interest on the Subordinated Principal, the amount of such accrued but unpaid interest;

                  (d) Indebtedness of the Borrower and the Subsidiaries pursuant to Interest/Exchange Rate Protection Agreements entered into in order to fix the effective rate of interest, or to hedge against currency fluctuations, on the Loans and other Indebtedness or to hedge against currency fluctuations with respect to purchases and sales of goods in the ordinary course, in each case, PROVIDED that such transactions shall be entered into for business purposes and not for the purpose of speculation;

                  (e) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (f) (i) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is a Guarantor to any Subsidiary or to the Borrower;
         (ii) Indebtedness of the Borrower or any Wholly Owned Subsidiary that is not a Guarantor to any Subsidiary; (iii) Indebtedness of any Subsidiary to the Borrower or another Subsidiary incurred pursuant to a Permitted Foreign Transfer (subject in the case of Specified Permitted Transactions to the limitations set forth in Section 6.04(k)); and (iv) so long as at the time of incurrence no Default or Event of Default shall have occurred and be continuing, Indebtedness of UCAR to the Borrower incurred for the purpose of making permitted investments in Unrestricted Subsidiaries (and in an amount limited to the amount of investments so permitted), in each case subject to compliance with the provisions of the Pledge Agreements to the extent applicable to such Indebtedness;

                  (g) Indebtedness of the Borrower or a Subsidiary which represents the assumption by the Borrower or such Subsidiary of Indebtedness of a Subsidiary in connection with the permitted merger of such Subsidiary with or into the assuming person or the purchase of all or substantially all the assets of such Subsidiary;

                  (h) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and



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                                                                              96


         to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (j) Indebtedness of a Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or a Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, PROVIDED that the aggregate principal amount of Indebtedness under this paragraph (j) shall not exceed $25,000,000 for the Borrower and all Subsidiaries;

                  (k) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary prior to or within 270 days after a Capital Expenditure permitted under
         Section 6.10 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof if the interest rate with respect thereto and other terms thereof are no less favorable to the Borrower or such Subsidiary than the Indebtedness being refinanced and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced; PROVIDED that such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (iii) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (l) Capital Lease Obligations incurred by the Borrower or any Subsidiary in respect of any Sale and Leaseback Transaction that is permitted under Section 6.03;

                  (m) other Indebtedness of the Borrower and the Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $100,000,000, $20,000,000 of which may be incurred on a secured basis;

                  (n) Indebtedness of UCAR consisting of contingent liabilities or Indebtedness of the type referred to in the proviso contained in the definition of "Unrestricted Subsidiary"; and

                  (o) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (n) above.




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                                                                              97


Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no Refinancing Notes shall be issued (and no Indebtedness shall be incurred under the Refinancing Note Indenture) unless: (a) concurrently with the issuance of any Refinancing Notes, Senior Subordinated Notes in a principal amount equal to the principal amount of such Refinancing Notes (less any amount issued pursuant to clause (iii)(B) or (iii)(C) of paragraph (c) above) shall have been redeemed or repurchased (or called for redemption, so long as the redemption price has been indefeasibly deposited with the trustee in respect of such Senior Subordinated Notes (the "TRUSTEE")) and cancelled upon delivery to the Trustee, at a price not in excess of 100% of the principal amount thereof (plus interest accrued to the date of redemption or repurchase and not paid in cash and plus any premium in respect of such redemption or repurchase (so long as the premium on repurchase does not exceed 104.5%, or if lower at the time such repurchase is made, the scheduled premium set forth in the Senior
Subordinated Indenture)), (b) the terms of the Refinancing Notes and the Refinancing Note Indenture (other than the interest rate, the interest payment dates and any redemption premiums, which shall be determined at the time of issuance of the Refinancing Notes) shall be reasonably satisfactory to the Required Lenders (PROVIDED, HOWEVER, that such terms of the Refinancing Notes and the Refinancing Note Indenture shall be deemed to be satisfactory to the Required Lenders if the Refinancing Notes are issued with substantially the same terms as the Senior Subordinated Notes that are being refinanced (other than any changes thereto that are not adverse in any respect to the interests of the Lenders)), (c) the interest rate of the Refinancing Notes shall be a fixed, non-increasing interest rate per annum not in excess of the rate payable in respect of the Senior Subordinated Notes, payable on a principal amount of the Refinancing Notes not in excess of the gross proceeds of the sale thereof and interest on the Refinancing Notes shall be payable semiannually and (d) the Refinancing Notes shall mature not earlier than the maturity date of the Senior Subordinated Notes.

                  SECTION 6.02. LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the Effective Date and set forth in Schedule 6.02; PROVIDED that such Liens shall secure only those obligations which they secure on the Effective Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of UCAR, the Borrower or any Subsidiary;

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien existing on any property or asset of the Borrower or any Subsidiary prior to the acquisition thereof by the Borrower or any Subsidiary; PROVIDED that (i) such Lien is not created in contemplation of or in connection with such



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                                                                              98


         acquisition and (ii) such Lien does not apply to any other property or asset of the Borrower or any Subsidiary;

                  (d) any Lien on any property or asset of a Subsidiary securing Indebtedness permitted by Section 6.01(j); PROVIDED that such Lien does not apply to any other property or assets of UCAR, the Borrower or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);

                  (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $1,000,000 in the aggregate, or which are being contested in compliance with Section
         5.03 or for property taxes on property that UCAR, the Borrower or one of the Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (f) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, UCAR, the Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of UCAR, the Borrower or any of the Subsidiaries;

                  (j) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention  agreements);  PROVIDED that
         (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (k) Liens securing reimbursement obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (l) Liens arising out of capitalized or operating lease transactions permitted under Section 6.03, so long as such Liens (i) attach only to the property sold in such transaction and any accessions thereto and (ii) do not interfere with the business of UCAR, the Borrower or any Subsidiary in any material respect;

                  (m) Liens consisting of interests of lessors under capital leases permitted by Section 6.01;

                  (n) Liens securing judgments for the payment of money in an aggregate amount not in excess of $7,500,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of CERCLA or pursuant to analogous state or foreign law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that the Borrower or a Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, PROVIDED that the liability of the Borrower and the Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $7,500,000;

                  (p) any leases or subleases to other persons of properties or assets owned or leased by the Borrower or a Subsidiary;

                  (q) Liens which are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of the Borrower and/or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and its Subsidiaries;

                  (r) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value of not more than $20,000,000 at any time;

                  (s) any Lien arising as a result of a transaction permitted under Section 6.05(h) or (i) or under Section 6.13;

                  (t) the sale of accounts receivable in connection with collection in the ordinary course of business and Liens which might arise as a result of the sale or other disposition of accounts receivable pursuant to Section 6.05(h); and

                  (u)  the  replacement,   extension  or  renewal  of  any  Lien
         permitted by clause (c), (d) or (j) above; PROVIDED that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and PROVIDED FURTHER that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

                  SECTION 6.03. SALE AND LEASE-BACK TRANSACTIONS. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "SALE AND LEASE-BACK TRANSACTION"), other than any Sale and Lease-Back Transaction which involves a sale by the Borrower or a Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and which (a) results in a Capital Lease Obligation or an operating lease, in either case entered into to finance a Capital Expenditure permitted by Section 6.10 consisting of the initial acquisition by the Borrower or such Subsidiary of the property sold or transferred in such Sale and Lease-Back Transaction, PROVIDED that such Sale and Lease-Back Transaction occurs within 270 days after such acquisition or (b) results in a Capital Lease Obligation or an operating lease entered into for any other purpose; PROVIDED that the proceeds of any such Sale and Lease-Back Transaction in reliance upon this clause (b) shall be deemed subject to Section 2.12(e).

                  SECTION 6.04. INVESTMENTS, LOANS AND ADVANCES. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a)  investments  (i)  existing on the  Effective  Date in the capital stock of the Subsidiaries; (ii) by UCAR in the capital stock of the Borrower; (iii) by the Borrower or any Subsidiary in any Wholly Owned Subsidiary that is a Guarantor (so long as such Guarantor shall remain a Wholly Owned Subsidiary after giving effect to such investment); (iv) by any Wholly Owned Subsidiary in any Wholly Owned Subsidiary that is a Guarantor; (v) by any Subsidiary that is not a Guarantor in any Wholly Owned Subsidiary that is not a Guarantor (so long as such Subsidiary shall remain a Wholly Owned Subsidiary after giving effect to such investment); or (vi) that constitute Permitted Foreign Transfers (subject in the case of Specified Permitted Transactions to the limitations set forth in paragraph (k) below);

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by the Borrower or any Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05 provided that such consideration (if the stated amount or value thereof is in excess of $1,000,000) is pledged upon receipt pursuant to the Pledge Agreements to the extent required thereby;

                  (d)   intercompany   loans   permitted   to  be   incurred  as
         Indebtedness under Section 6.01;

                  (e) (i) loans and advances to employees of UCAR, the Borrower or the Subsidiaries not to exceed $6,000,000 in the aggregate at any time outstanding (excluding up to $3,000,000 in loans existing on the Effective Date to former employees) and (ii) advances of payroll payments and expenses to employees in the ordinary course of business;

                  (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of UCAR, the Borrower and the Subsidiaries;

                  (g) Interest/Exchange Rate Protection Agreements permitted pursuant to Section 6.01(d);

                  (h) investments,  other than investments  listed in paragraphs
         (a) through (g) of this Section, existing on the Effective Date and set forth on Schedule 6.04;

                  (i) investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);

                  (j) investments constituting Permitted Business Acquisitions made either as Capital Expenditures pursuant to Section 6.10 or, to the extent not used for other purposes permitted hereunder, made with funds that if not so spent would constitute Net Proceeds under clause (a) of the definition of "Net Proceeds" (subject to the limitation set forth in the second proviso to such clause (a));

                  (k) investments constituting Permitted Other Acquisitions or Specified Permitted Transactions; PROVIDED that the sum of (i) the aggregate amount of Specified Permitted Transactions and (ii) the aggregate amount of consideration (whether cash or property, as valued at the time each such investment is made) for all Permitted Other Acquisitions acquired after the Effective Date shall not exceed (net of any return representing return of capital of (but not return on) any such investment) at any time (A) the amount set forth on Schedule A for the Leverage Ratio that is in effect at such time (it being agreed that any such investment permitted when made shall not cease to be permitted as a result of the applicable Leverage Ratio subsequently changing) PLUS, (B) to the extent not used for other purposes permitted hereunder, the funds that if not so spent would constitute Net Proceeds under clause (a) of the definition of "Net Proceeds" (subject to the limitation set forth in the second proviso to such clause (a));

                  (l) investments in Permitted Business Acquisitions and Unrestricted Subsidiaries to the extent made with proceeds of the issuance of Capital Stock of UCAR (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any fiscal year) issued after the Original Closing Date (after application of the Net Proceeds of such issuance to prepay Obligations in accordance with Section 2.12(d) and the Tranche C Facility Credit Agreement); and

                  (m) investments by the Borrower or any Subsidiary in any Subsidiary resulting from or in connection with the formation of a European holding company and any related reorganization or restructuring of the Subsidiaries that occurs in connection therewith; PROVIDED that, after giving effect to any such formation, reorganization or restructuring (COLLECTIVELY, THE "EUROPEAN HOLDING COMPANY STRATEGY"), the Collateral Requirement and Guarantee Requirement shall be satisfied in a manner reasonably satisfactory to the Administrative Agent.

PROVIDED, HOWEVER, that the aggregate amount of the consideration (whether cash or property, as valued at the time each such investment is made) for all investments made in Unrestricted Subsidiaries (other than investments made therein pursuant to paragraph (l) above) after the Effective Date shall not exceed (net of return of capital of (but not return on) any such investment) $50,000,000 at any time, PROVIDED FURTHER, HOWEVER, that no more than
$25,000,000 of such amount at any time may be invested in Unrestricted Subsidiaries not engaged primarily in Related Businesses.

                  SECTION 6.05. MERGERS, CONSOLIDATIONS, SALES OF ASSETS AND ACQUISITIONS. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or



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                                                                             103


sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), other than assets of UCAR constituting an Unrestricted Subsidiary, or any Capital Stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary or the acquisition of any asset of any person in the ordinary course of business;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Subsidiary into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) the merger or consolidation of any Subsidiary into or with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary (which shall be a domestic Subsidiary if the non-surviving person shall be a domestic Subsidiary) and, in the case of each of clauses (i) and (ii), no person other than the Borrower or a Wholly Owned Subsidiary receives any consideration;

                  (c) Sale and Lease-Back Transactions permitted by
         Section 6.03;

                  (d) investments permitted by Section 6.04;

                  (e) subject to Section 6.07, sales, leases or transfers (i) from the Borrower or any Subsidiary to the Borrower or to a domestic Wholly Owned Subsidiary, (ii) from any foreign Subsidiary to any foreign Wholly Owned Subsidiary or to the Borrower or (iii) constituting Permitted Foreign Transfers (subject in the case of Specified Permitted Transactions to the limitations set forth in
         Section 6.04(k));

                  (f)(i) the lease of all or any part of the Borrower's facility located in Robinson, Illinois and (ii) sales, leases or other dispositions of equipment or real property of the Borrower or the Subsidiaries determined, in the case of this clause (ii), by the Board of Directors or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or the Subsidiaries; PROVIDED that in the case of this clause (ii), (x) the Net Proceeds thereof shall be applied in accordance with Section 2.12(d) and (y) the fair market value of assets sold, leased or otherwise disposed of in any one year shall not exceed $3,000,000 in the aggregate;

                  (g) sales, leases or other dispositions of inventory of the Borrower and the Subsidiaries determined by the Board of Directors or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the



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                                                                             104


         Borrower and the Subsidiaries; PROVIDED that the Net Proceeds thereof shall be applied in accordance with Section 2.12(d);

                  (h) sales or other dispositions of accounts receivable of foreign Subsidiaries in connection with factoring arrangements so long as the aggregate face amount at any time outstanding of receivables subject to such arrangements does not exceed $50,000,000;

                  (i) sales or other dispositions by the Borrower or any Subsidiary of assets (other than receivables, except to the extent disposed of incidentally in connection with an asset disposition otherwise permitted hereby), including Capital Stock of Subsidiaries, for consideration in an aggregate amount not exceeding 25% of the book value of the Total Assets set forth in UCAR's and its subsidiaries' June 30, 1998 quarterly consolidated financial statements (which book value equals $1,273,000,000); PROVIDED that (i) each such disposition shall be for a consideration determined in good faith by the Board of Directors or senior management of the Borrower to be at least equal to the fair market value (if any) of the asset sold, (ii) the aggregate amount of all noncash consideration included in the proceeds of any such disposition may not exceed 15% of the fair market value of such proceeds; PROVIDED, HOWEVER, that obligations of the type referred to in clause (a) or (e) of the definition of "Permitted Investments" (without regard to the maturity or the credit rating thereof) shall not be deemed non-cash proceeds if such obligations are promptly sold for cash and the proceeds of such sale are included in the calculation of Net Proceeds from such sale, (iii) the aggregate Net Proceeds of all such dispositions under this paragraph (i) shall be applied in accordance with Section 2.12(d), except as contemplated by the last sentence of this paragraph and (iv) no Default or Event of Default shall have occurred and be continuing immediately prior to or after such disposition; PROVIDED FURTHER that notwithstanding the first proviso to clause (a) of the definition of "Net Proceeds", no Mortgaged Property (other than Mortgaged Properties which are part of UCAR's Graphite and Carbon Specialties Business) may be sold, transferred, leased or otherwise disposed of at any time unless the Net Proceeds thereof shall be applied immediately to the prepayment of Obligations in accordance with Section 2.12(d) or within 10 Business Days to the acquisition of property having a value equivalent to or greater than the value of such Mortgaged Property and such newly acquired property is thereupon either made a Mortgaged Property subject to a Mortgage on terms reasonably satisfactory to the Collateral Agent or constitutes an addition to a Mortgaged Property and is subject to the Mortgage on such Mortgaged Property; and PROVIDED FURTHER that no sale may be made of the Capital Stock of (x) any Credit Party, UCAR Carbon Company Inc., UCAR Holdings Inc. or UCAR Holdings II Inc. or (y) except in connection with the sale of all its outstanding Capital Stock that is held by the Borrower in any Subsidiary, the Capital Stock of any other Subsidiary. Upon receipt by the Borrower or any Subsidiary of the Net Proceeds of any transaction contemplated by this paragraph (i), the Borrower shall promptly deliver a certificate of the Borrower signed by a Responsible Officer of the Borrower to the



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                                                                             105


         Administrative Agent setting forth the amount of the Net Proceeds received in respect thereof and whether it shall apply such Net Proceeds to prepay Obligations in accordance with Section 2.12(d) and the Tranche C Facility Credit Agreement or will use such Net Proceeds to purchase assets useful in the business of the Borrower and the Subsidiaries within 12 months of such receipt (subject to the second proviso to clause (a) of the definition of "Net Proceeds");

                  (j) sale or other disposition of UCAR's, the Borrower's or the Subsidiaries' facilities owned and existing on the Effective Date in Berlin, Germany and Welland, Canada; and

                  (k) intercompany sales, transfers, dispositions, acquisitions, mergers and consolidations in connection with the implementation of the European Holding Company Strategy; PROVIDED that (i) any such sale or transfer is made to, or any such merger into or consolidation with is effected with, a Subsidiary at least 90% of the outstanding Capital Stock of which is owned directly by the Borrower or a Wholly Owned Subsidiary and (ii) after giving effect to any such sale, transfer, disposition, acquisition, merger or consolidation, the Collateral Requirement and Guarantee Requirement shall be satisfied in a manner reasonably satisfactory to the Administrative Agent.

                  SECTION  6.06.  DIVIDENDS AND  DISTRIBUTIONS.  Declare or pay,
directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the common stock of UCAR payable solely by the issuance of additional shares of common stock of UCAR or rights, warrants or options to acquire common stock of UCAR) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose (collectively, the "RESTRICTED EQUITY PAYMENTS"); PROVIDED, HOWEVER, that:

                  (a) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to the Borrower or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                  (b) the Borrower may declare and pay dividends or make other distributions to UCAR in respect of overhead, tax liabilities, legal, accounting and other professional fees and expenses and any fees and expenses associated with registration statements filed with the Securities and Exchange Commission and subsequent ongoing public reporting requirements, in each case to the extent actually incurred by UCAR in connection with the business of its ownership of the Capital Stock of the Borrower and the Unrestricted Subsidiaries;



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                                                                             106


                  (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, UCAR, the Borrower and the Subsidiaries may make Restricted Equity Payments so long as, after giving effect thereto, the aggregate amount of Restricted Junior Payments made after the Effective Date shall not exceed the Restricted Junior Payment Amount applicable to the fiscal year in which any such Restricted Equity Payment is made;

                  (d) UCAR or the Borrower may purchase or redeem, or the Borrower may declare and pay dividends or make other distributions to UCAR the proceeds of which are to be used to purchase or redeem, shares of Capital Stock (or rights, options or warrants in respect of such shares) of UCAR (including related stock appreciation rights or similar securities) held by present or former directors, officers or employees of UCAR, the Borrower or any Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; PROVIDED that the aggregate amount of such purchases or redemptions (or dividends or distributions to UCAR) under this paragraph (d) shall not exceed $5,000,000 per calendar year which, if not used in any year may be carried forward to any subsequent calendar year; PROVIDED, HOWEVER, that the aggregate amount of such purchases or redemptions (or dividends or distributions to UCAR) that may be made pursuant to this paragraph (d) shall not exceed $25,000,000; and

                  (e) the Borrower may declare and pay dividends or make other distributions to UCAR in order to fund Litigation Payments; PROVIDED that the amount of dividends and distributions permitted pursuant to this clause (e), plus the amount of Restricted Debt Payments permitted pursuant to the last sentence of Section 6.09(b), shall not exceed $400,000,000 (calculated in the manner described in Section 3.24). It being understood that $20,000,000 of such payments and distributions to UCAR in respect of Litigation Liabilities have been made as of the Effective Date.

                  SECTION 6.07. TRANSACTIONS WITH AFFILIATES. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of UCAR, unless such transaction is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, PROVIDED that the foregoing restriction shall not apply to the indemnification of directors of UCAR, the Borrower and the Subsidiaries in accordance with customary practice.

                  (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements or stock option, ownership or purchase plans approved



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                                                                             107


by the Board of Directors of UCAR, (ii) loans or advances to employees of UCAR, the Borrower or any Subsidiary in accordance with Section 6.04(e), (iii) transactions among UCAR, the Borrower and Wholly Owned Subsidiaries and transactions among Wholly Owned Subsidiaries otherwise permitted by this Agreement, (iv) Permitted Foreign Transfers (other than Specified Permitted Transactions), (v) the payment of fees and indemnities to directors, officers and employees of the Borrower and the Subsidiaries in the ordinary course of business, (vi) transactions pursuant to permitted agreements in existence on the Effective Date and set forth on Schedule 6.07, (vii) payments pursuant to the Tax Sharing Agreement, (viii) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (ix) dividends and repurchases permitted under Section 6.06, and (x) any purchase by UCAR of Capital Stock of the Borrower or any contribution by UCAR to the equity capital of the Borrower.

                  SECTION 6.08. BUSINESS OF UCAR, THE BORROWER AND THE SUBSIDIARIES. (a) In the case of the Borrower and the Subsidiaries (taken as a whole), cease to engage primarily in the business of manufacturing graphite and carbon electrodes and (b) in the case of UCAR, engage at any time in any business or business activity other than (i) the ownership of all the outstanding capital stock of the Borrower together with activities directly related thereto, (ii) the ownership of Unrestricted Subsidiaries together with activities directly related thereto, (iii) performance of its obligations under the Loan Documents, under intercompany Indebtedness and under Indebtedness incurred in accordance with Section 6.01(n) and (iv) actions required by law to maintain its status as a corporation and as a public company.

                  SECTION 6.09. INDEBTEDNESS AND OTHER MATERIAL AGREEMENTS. (a) Amend or modify, or grant any waiver or release under, any instruments, agreements or documents evidencing or related to the Senior Subordinated Notes or the Refinancing Notes in any manner adverse to the Lenders.

                  (b) (i) Directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of the Senior Subordinated Notes, the Refinancing Notes or intercompany Indebtedness owed to UCAR or directly or indirectly prepay or defease any such Indebtedness prior to the stated maturity date of such Indebtedness (collectively, "RESTRICTED DEBT PAYMENTS"), except with the proceeds of Capital Stock of UCAR issued by UCAR after the Original Closing Date (after application of the Net Proceeds of such issuance to prepay Obligations in accordance with Section 2.12(d) and the Tranche C Facility Credit Agreement), PROVIDED, that, in addition to the foregoing, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may make Restricted Debt Payments so long as, after giving effect thereto, the aggregate amount of Restricted Junior Payments made after the Effective Date shall not exceed the Restricted Junior Payment Amount applicable to the fiscal year in which any such Restricted Debt Payment is made, (ii) make any payment or prepayment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision



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                                                                             108


applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the Borrower's option be paid in kind thereunder; PROVIDED, HOWEVER, that the proceeds of the Refinancing Notes may be applied to repay or prepay Senior Subordinated Notes. Notwithstanding the foregoing, the Borrower may make Restricted Debt Payments in respect of intercompany Indebtedness owed to UCAR in order to fund Litigation Payments; PROVIDED that the amount of Restricted Debt Payments that may be made to UCAR pursuant to this sentence, plus the amount of dividends or other distributions permitted to be made to UCAR pursuant to Section 6.06(e), shall not exceed $400,000,000 (calculated in the manner described in Section 3.24) (it being understood that $20,000,000 of such payments and distributions to UCAR in respect of Litigation Liabilities have been made as of the Effective Date).

                  (c) Amend or modify in any manner adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the certificate of incorporation or by-laws of the Borrower or any Subsidiary.

                  (d) Permit any Subsidiary to enter into any agreement or instrument which by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those in effect on the Effective Date and set forth on Schedule 6.09 (or replacements of such agreements on terms no less favorable to the Lenders), and those arising under any Loan Document (other than any Loan Document in respect of any Local Facility described in clause (b) of the definition of "Local Facility").

                  SECTION 6.10. CAPITAL EXPENDITURES. Permit UCAR to make any Capital Expenditures, or permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries, in any fiscal year to exceed the aggregate amount set forth below:

                                    YEAR                        AMOUNT
                                    ----                        ------
                                    1998                      $58,000,000
                                    1999                       88,000,000
                                    2000                       72,000,000
                                    2001                       58,000,000
                                    2002                       65,000,000

PROVIDED, HOWEVER, that (a) the Borrower may in any fiscal year, upon written notice to the Administrative Agent, increase the amount of Capital Expenditures permitted to be made pursuant to this Section by an amount up to $10,000,000 by reducing the amount of Capital Expenditures permitted to be made pursuant to this Section in the next succeeding fiscal year by the amount of such increase; PROVIDED that not more than $20,000,000 in the aggregate of increases may be made pursuant to this clause (a) in any three- fiscal-year period, and (b) to the extent that Capital Expenditures made in any fiscal year were less than the amount set forth above for such fiscal year less any reduction made for such fiscal year pursuant to clause (a), such unused amount may be carried forward to the next succeeding fiscal year; PROVIDED that not more that $20,000,000 may be carried forwarded from any fiscal year.



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                                                                             109


                  SECTION 6.11. INTEREST COVERAGE RATIO. Permit the ratio (the "INTEREST COVERAGE RATIO") as of the last day of any fiscal quarter, which last day occurs in any period set forth below for the four quarter period ended as of such day of (a) EBITDA MINUS Capital Expenditures of UCAR, the Borrower and the Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period:

FROM AND INCLUDING:                TO AND INCLUDING:                   RATIO:

July 1, 1998                       December 31, 1998                   2.00:1.00
January 1, 1999                    June 30, 1999                       2.00:1.00
July 1, 1999                       December 31, 1999                   2.00:1.00
January 1, 2000                    June 30, 2000                       2.00:1.00
July 1, 2000                       December 31, 2000                   2.50:1.00
January 1, 2001                    June 30, 2001                       3.00:1.00
July 1, 2001                       December 31, 2002                   3.00:1.00


SECTION 6.12. LEVERAGE RATIO. Permit the ratio (the "LEVERAGE RATIO") of (a) Total Debt plus Reserves as of the last day of any fiscal quarter, which last day occurs in any period set forth below to (b) EBITDA for the four quarter period ended as of such day to be in excess of the ratio set forth below for such period:

FROM AND INCLUDING:             TO AND INCLUDING:                   RATIO:

July 1, 1998                    December 31, 1998                   4.50:1.00
January 1, 1999                 September 30, 1999                  4.50:1.00
October 1, 1999                 December 31, 1999                   4.25:1.00
January 1, 2000                 June 30, 2000                       4.00:1.00
July 1, 2000                    December 31, 2000                   3.50:1.00
January 1, 2001                 June 30, 2001                       3.00:1.00
July 1, 2001                    December 31, 2002                   3.00:1.00


                  SECTION 6.13. CAPITAL STOCK OF THE SUBSIDIARIES. Sell, transfer, lease or otherwise dispose of, or make subject to any subscription, option, warrant, call, right or other agreement or commitment of any nature, the Capital Stock of any Subsidiary, other than (a) pursuant to the Loan Documents or pursuant to a transaction permitted pursuant to Section 6.05 and subject to
Section 2.12(d), (b) sales, transfers and other dispositions of the Capital Stock of Subsidiaries in connection with UCAR's sale of its Graphite and Carbon Specialties Business, (c) in connection with transactions of the type described in Section 6.05(k) or 6.07(b)(i) and (d) directors' qualifying shares.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

                  (a) any representation or warranty made or deemed made by UCAR, the Borrower or any Loan Party in any Loan Document

         (other than a Local Facility Loan Document), or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document (other than a Local Facility Loan Document), shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by UCAR, the Borrower or any other Loan Party;

                  (b) default shall be made in the payment of any principal of any Loan, any principal of any Indebtedness under any Local Facility or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepay ment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any premium or interest on any Loan or on any L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document (other than a Local Facility Loan Document), when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by UCAR, the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08 or 5.12 or in Article VI;

                  (e) default shall be made in the due observance or performance by UCAR, the Borrower, any Credit Party or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than a Local Facility Loan Document) (other than those specified in
         (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

                  (f) (i) UCAR, the Borrower or any Significant Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $7,500,000, if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity, or UCAR, the Borrower or any Significant Subsidiary shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof or (ii) an "Event of Default" shall occur under the Tranche C Facility Credit Agreement;

                  (g)  an  involuntary  proceeding  shall  be  commenced  or  an
         involuntary   petition   shall  be  filed  in  a  court  of   competent
         jurisdiction seeking (i) relief in respect of UCAR, the

         Borrower or any Subsidiary, or of a substantial part of the property or assets of UCAR, the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UCAR, the Borrower or any Subsidiary or for a substantial part of the property or assets of UCAR, the Borrower or a Subsidiary or (iii) the winding-up or liquidation of UCAR, the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) UCAR, the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for UCAR, the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $7,500,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against UCAR, the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of UCAR, the Borrower or any Significant Subsidiary to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of
         Section 412(n)(1) of the Code), shall have occurred with respect to any Plan, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
         (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (k) (i) any Loan  Document  (other than a Local  Facility Loan
         Document) shall for any reason be asserted by UCAR, the Borrower or any Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets which are not immaterial to UCAR, the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreements or to file Uniform Commercial Code continuation or other similar statements or (iii) the Obligations of UCAR and the Borrower and the guarantee by UCAR thereof pursuant to the Parent Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted subordinated Indebtedness or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

                  (l) the Administrative Agent or the Required Lenders shall have given notice to the Borrower of any event of default under any Local Facility Credit Agreement; or

                  (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part and (iii) demand cash collateral pursuant to Section 2.20(h), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest and premiums thereon and any unpaid accrued Fees and all other liabilities of the Credit Parties accrued hereunder and under any other Loan Document (other than any Local Facility Loan Document),



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                                                                             113


shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest and premiums thereon and any unpaid accrued Fees and all other liabilities of the Credit Parties accrued hereunder and under any other Loan Document (other than any Local Facility Loan Document), shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.20(h), without present ment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Credit Parties , anything contained herein or in any other Loan Document to the contrary notwithstanding. As soon as practicable following any acceleration hereunder the Administrative Agent shall advise the Local Facility Lenders thereof.


                                  ARTICLE VIII

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Fronting Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "AGENTS"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or such Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Fronting Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Fronting Banks all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders and the Fronting Banks hereunder, and promptly to distribute to each Lender or Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents,



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                                                                             114


all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

                  Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or any Fronting Bank of any of its obligations hereunder or to any Lender or any Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or Fronting Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably



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                                                                             115


withheld), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

                  Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commit ments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Disbursements, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; PROVIDED that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                  No Managing Agent shall have any liability hereunder by virtue of its execution of this Agreement as a Managing Agent.

                  As soon as practicable after it becomes aware of an Event of Default that has occurred and is continuing, the Administrative Agent shall notify each Lender thereof.

                  In its capacity as Administrative Agent hereunder, the Administrative Agent will serve as Representative of the Bank Indebtedness under the Senior Subordinated Indenture and the Senior Subordinated Exchange Indenture and agrees to notify each Lender of any notice received by it as such Representative.


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION  9.01.  NOTICES.   Notices  and  other  communications
provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at UCAR Global Enterprises Inc., 39 Old Ridgebury Road, Danbury, CT 06817-0001, Attention of President (Telecopy No. (203) 207-7785), and if to UCAR, to it in care of the Borrower;

                  (b) if to the Administrative Agent, to The Loan and Agency Services Group, 8th floor, One Chase Manhattan Plaza, New York, New York 10081 Attention: Janet Belden (Telecopy No. (212) 552-5658) with a copy to James Ramage, The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017 (Telecopy No. (212) 270-4724);

                  (c) if to a Fronting Bank or to any Credit Party (other than the Borrower), to it at its address (or telecopy number) set forth in
         Schedule 9.01; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower, the



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                                                                             117


other Credit Parties and the Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Fronting Banks and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

                  SECTION 9.03. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by UCAR, the Borrower, and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of UCAR, the Borrower, the other Credit Parties, each Fronting Bank, the Administrative Agent and each Lender and their respective permitted successors and assigns.

                  SECTION 9.04. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of UCAR, the Borrower, the other Credit Parties, the Administrative Agent, the Fronting Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans and L/C Disbursements at the time owing to it and participations in Letters of Credit and Swingline Loans held by it, it being understood that Lenders shall not be required to assign pro rata amounts of their Loans, L/C Disbursements, Revolving Credit Commitments, Term Commitments and Tranche A Reimbursement Commitments, except that Tranche A Exposures, Tranche A Reimbursement Commitments and Tranche A Term Loans may only be assigned in pro rata amounts); PROVIDED, HOWEVER, that
(i) except in the case of an assignment to another Lender, an Affiliate of such Lender or a Related Fund of any Lender, (A) in each case, the Borrower and the Administrative Agent must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed), PROVIDED that the consent of the Borrower shall not be required if an Event of Default shall have occurred and be continuing, (B) in the case of participations in Letters of Credit, Tranche A Reimbursement



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                                                                             118


Commitments or Revolving Credit Commitments, each applicable Fronting Bank must give its prior written consent to such assignment (which consent shall not in any case be unreasonably withheld or delayed) and (C) in the case of participations in Swingline Loans or Revolving Credit Commitments, the Swingline Lender must give its prior consent to such assignment (which consent in any case shall not be unreasonably withheld), (ii) except in the case of an assignment to another Lender, an Affiliate of such Lender or a Related Fund of any Lender, the amount of the Loans, L/C Disbursements, Commitments or participations in Letters of Credit or Swingline Loans of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000 and an integral multiple of $1,000,000 or shall be the entire remaining amount of such Loans, L/C Disbursements, Commitments or participations in Letters of Credit or Swingline Loans held by such assigning Lender, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans and L/C Disbursements owing to and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except that no such processing and registration fee shall be payable in the case of an assignee which is already a Lender, an Affiliate of such Lender or a Related Fund of any Lender), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Commitments, Tranche A Reimbursement Commitment and Revolving Credit Commitment, and the outstanding balances of its Loans and L/C Disbursements and its participations in Letters of Credit and Swingline Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or



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                                                                             119


warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, any Fronting Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection
9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and L/C Disbursements owing to, each Lender from time to time. The Administrative Agent shall also record the Letter of Credit Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the other Credit Parties, the Administrative Agent, the Fronting Banks and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans and Letter of Credit Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the other Credit Parties, the Fronting Banks, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower, the applicable Fronting Banks, the Swingline Lender and the



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                                                                             120


Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under
Section 9.04(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register.
The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04 and such other documents as the Administrative Agent may reasonably request.

                  (f) Each Lender may without the consent of the Borrower, any other Credit Party, any Fronting Bank, the Swingline Lender or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, the Loans owing to it, its Letter of Credit Exposure and the participations in Letters of Credit and
Swingline Loans held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Section 2.13, 2.15, 2.19 and 9.05 to the same extent as if they were Lenders; PROVIDED that no such participating bank or entity shall be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the other Credit Parties, the Administrative Agent, the Fronting Banks, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or any other Loan Party, as the case may be, relating to its Loans, Letter of Credit Exposure and participations in Letters of Credit and Swingline Loans and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or L/C Disbursements, extending any final maturity date or increasing any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating, or releasing all or substantially all of the Collateral or any Guarantor (other than a Subsidiary which is not a Significant Subsidiary) from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.18). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the



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                                                                             121


assignee or participant or proposed assignee or participant any information relating to the Borrower or any other Loan Party furnished to such Lender by or on behalf of the Borrower or any Loan Party; PROVIDED that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.17.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrower, pledge all or any portion of its Loans and Notes, if any, to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities; PROVIDED that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments; PROVIDED FURTHER that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank or to any trustee or other representative, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) In the event  that S&P or  Moody's  shall,  after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then each applicable Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower, at the sole expense of such Fronting Bank, to use its reasonable efforts to replace) such Lender with respect to such Lender's Tranche A Reimbursement Commitment or Revolving Credit Commitment, as applicable, with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Tranche A Reimbursement Commitment or Revolving Credit Commitment, as applicable, to such assignee; PROVIDED, HOWEVER, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Disbursements of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

                  (j) None of UCAR, the Borrower and the other Credit Parties shall assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

                  (k) Except as provided in Section 2.13(d), no Fronting Bank shall assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the



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                                                                             122


prior written consent of the Borrower, each applicable Credit Party, the Administrative Agent and the Required Lenders.

                  SECTION 9.05. EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent, any Fronting Bank or any Lender (but no more than one such counsel for any Lender).

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, the
Administrative Agent, any Fronting Bank or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any Environmental Claim, and any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee (and arising out of, or in any way connected with or as a result of, any of the events described in clause (i),
(ii) or (iii) of the preceding sentence) arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to UCAR, the Borrower or any Subsidiary, (B) any violation of any Environmental Law, (C) any act, omission, event or circumstance (including the actual, proposed or threatened, Release, removal, presence, disposition, discharge or transportation, storage, holding, existence, generation, processing, abatement, handling or presence on, into, from or under any present, past or future property of UCAR, the Borrower or any Subsidiary of any Hazardous Material); PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such Environmental Claim is, or such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Fronting Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is



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                                                                             124


unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                  (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

                  SECTION 9.06. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Fronting Bank to or for the credit or the account of the Borrower or any other Credit Party against any of and all the obligations of the Borrower or any Credit Party now or hereafter existing under this Agreement or any other Loan Document held by such Lender or Fronting Bank, irrespective of whether or not such Lender or such Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Fronting Bank may have.

                  SECTION 9.07. APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent, any Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Fronting Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by UCAR, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on UCAR, the Borrower or any other Loan Party in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.



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                                                                             125


                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by UCAR, the Borrower, the other Credit Parties and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; PROVIDED, HOWEVER, that no such agreement shall (i) decrease the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any L/C Disbursement, without the prior written consent of each Lender directly affected thereby, (ii) extend any Installment Date (other than any final maturity), or extend any date on which payment of interest on any Loan or any L/C Disbursement is due, without the prior written consent of (A) in the case of Term Loans or the Tranche A Exposure, the Required Lenders and Lenders holding Term Loans or having Tranche A Exposures representing at least 80% of the aggregate principal amount of each Tranche affected by such action or (B) in the case of Loans under the Revolving Credit Commitments and Revolving L/C Disbursements, Lenders with Revolving Credit Commitments representing at least 80% of the aggregate Revolving Credit Commitments then in effect, (iii) advance any Installment Date without the prior written consent of Lenders holding Term Loans or having Tranche A Exposures representing (A) at least 80% of the aggregate principal amount of the then outstanding Tranche A Term Loans and the Tranche A Exposure and (B) at least 80% of the aggregate principal amount of the then outstanding Tranche B Term Loans, (iv) increase or extend the Commitment of any Lender or decrease the Commitment Fees or L/C Participation Fees or other fees of any Lender without the prior written consent of such Lender, (v) effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Tranche differently from those of Lenders participating in the other Tranche, without the consent of a majority in interest of the Lenders participating in the adversely affected Tranche, or change the relative rights in respect of payments or collateral of the Lenders participating in different Tranches without the consent of a majority in interest of Lenders participating in each affected
Tranche, (vi) release Collateral, in one transaction or a series of transactions, representing in the aggregate (based on the book value of such released Collateral) more than 10% of the book value of Total Assets set forth in UCAR's most recent consolidated financial statements delivered pursuant to
Section 5.04 but less than all or substantially all the Collateral, without the prior written consent of the Designated Lenders or (vii) amend or modify the provisions of Section 2.09(f), Section 2.11(c) or Section 2.16, the provisions of this Section or the definition of "Required Lenders", or release all or substantially all the Collateral or release any Guarantor (other than any Subsidiary which is not a Significant Subsidiary) from its Guarantee Agreement unless all or substantially all the Capital Stock of such Guarantor is sold in a transaction permitted by this Agreement or as provided in Section 9.18, without the prior written consent of each Lender adversely affected thereby; PROVIDED FURTHER that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Fronting Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the

Collateral Agent or such Fronting Bank acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

                  SECTION 9.09. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or Fronting Bank, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Fronting Bank, shall be limited to the Maximum Rate; PROVIDED that such excess amount shall be paid to such Lender or such Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

                  SECTION 9.10. ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS
APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.




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                                                                             127


                  SECTION 9.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

                  SECTION 9.14. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of UCAR, the Borrower and the other Credit Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against UCAR, the Borrower, any other Credit Party or any Guarantor or their properties in the courts of any jurisdiction.

                  (b) Each of UCAR, the Borrower and the other Credit Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in Dollars into another currency, the parties hereto agree, to the fullest extent that they may legally and effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency in New York, New York, on the



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                                                                             128


Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of UCAR, the Borrower and the other Credit Parties in respect of any sum due to the Administrative Agent, any Lender or any Fronting Bank hereunder or under any other Loan Document in Dollars shall, to the extent permitted by applicable law, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency, the Administrative Agent, such Lender or such Fronting Bank may in accordance with normal banking procedures purchase Dollars in the amount originally due to the Administrative Agent, such Lender or such Fronting Bank with the judgment currency. If the amount of Dollars so purchased is less than the sum originally due to the Administrative Agent, such Lender or such Fronting Bank, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, such Lender or such Fronting Bank against the resulting loss.

                  SECTION 9.17. CONFIDENTIALITY. Each of the Lenders, the Fronting Banks and the Administrative Agent agrees that it shall maintain in confidence any information relating to UCAR, the Borrower and the other Loan Parties furnished to it by or on behalf of UCAR, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Fronting Bank or the Administrative Agent without violating this Section 9.17 or (c) was available to such Lender, such Fronting Bank or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to UCAR, the Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17) and (ii) as contemplated by
Section 9.04(g), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.17) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

                  SECTION 9.18.  RELEASE OF LIENS AND  GUARANTEES.  In the event that UCAR, the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of UCAR, the Borrower or any of the Subsidiaries in a transaction not prohibited by Section 6.05, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property, and, in the case of a disposition of all or substantially all the Capital Stock or assets of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under any Guarantee Agreements to which it is a party. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

                  SECTION 9.19. SUBSIDIARY BORROWERS. On or after the Effective Date, the Borrower may designate any Wholly Owned Subsidiary as a Subsidiary Borrower by delivery to the Administrative Agent of a Subsidiary Borrower Agreement executed by such Subsidiary and the Borrower, and upon (a) such delivery, (b) approval by the Administrative Agent and (c) if required, approval by the applicable Fronting Bank, such Subsidiary shall for all purposes of this Agreement be a Subsidiary Borrower and a party to this Agreement until the Borrower shall have executed and delivered to the Administrative Agent a Subsidiary Borrower Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Subsidiary Borrower and a party to this Agreement. The Borrower shall be required to promptly deliver a Subsidiary Borrower Termination with respect to any Subsidiary that ceases to be a Wholly Owned Subsidiary. Notwithstanding the foregoing, no Subsidiary Borrower Termination will become effective as to any Subsidiary Borrower at a time when any principal of or interest on any Loan to such Subsidiary Borrower shall be outstanding hereunder or such Subsidiary Borrower shall be an account party under an outstanding Letter of Credit or there shall be any unreimbursed L/C Disbursements in respect of any Letter of Credit under which such Subsidiary Borrower was the account party; PROVIDED that such Subsidiary Borrower Termination shall be effective to terminate such Subsidiary Borrower's right to make further Borrowings or request Letters of Credit under this Agreement. As soon as practicable upon receipt of a Subsidiary Borrower Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        UCAR INTERNATIONAL INC.,

                                        by
                                          /S/ CORRADO F. DEGASPERIS
                                          --------------------------------------
                                          Name:Corrado F. DeGasparis
                                          Title:Controller


                                        UCAR GLOBAL ENTERPRISES INC.,

                                        by
                                         /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Controller


                                        UCAR HOLDINGS S.A.,

                                        by
                                         /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Controller


                                         UCAR S.p.A.,

                                         by
                                          /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Attorney-in-Fact


                                         UCAR ELECTRODOS, S.L.,

                                         by
                                          /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Attorney-in-Fact


                                         UCAR INC.,

                                         by
                                          /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Attorney-in-Fact

                                         UCAR MEXICANA S.A. de C.V.,

                                         by
                                          /S/ CORRADO F. DEGASPERIS
                                         ---------------------------------------
                                         Name:Corrado F. DeGasperis
                                         Title:Attorney-in-Fact


                                         THE CHASE MANHATTAN BANK,
                                         individually and as Fronting Bank,
                                         Administrative Agent and
                                         Collateral Agent,

                                         by
                                          /S/ MARIAN N. SCHULMAN
                                         ---------------------------------------
                                         Name:Marian N. Schulman
                                         Title:Vice President


                                         ABN AMRO BANK, N.V.,

                                         by
                                          /S/ DAVID A. MANDELL
                                         ---------------------------------------
                                         Name:David A. Mandell
                                         Title:Senior Vice President

                                         by
                                          /S/ GEORGE DUGAN
                                         ---------------------------------------
                                         Name:George Dugan
                                         Title:Vice President


                                         AMSOUTH BANK OF ALABAMA,

                                         by
                                          /S/ R. MARK GRAF
                                         ---------------------------------------
                                         Name:R. Mark Graf
                                         Title:Senior Vice President

                                         by
                                          /S/ KIMBLE L. VARDAMAN
                                         ---------------------------------------
                                         Name:Kimble L. Vardaman
                                         Title:Senior Vice President


                                         BANCA COMMERCIALE ITALIANA, NEW
                                         YORK BRANCH,

                                         by
                                          /S/ KAREN PURELIS
                                         ---------------------------------------
                                         Name:Karen Purelis
                                         Title:Vice President

                                         by
                                          /S/ CHARLES DOUGHERTY
                                         ---------------------------------------
                                         Name:Charles Dougherty
                                         Title:Vice President

                                         BANKBOSTON N.A.,

                                         by
                                          /S/ HARVEY H. THAYER
                                         ---------------------------------------
                                         Name:Harvey H. Thayer
                                         Title:Managing Director


                                         BANK OF AMERICA NT&SA,

                                         by
                                          /S/ DONALD J. CHIN
                                         ---------------------------------------
                                         Name:Donald J. Chin
                                         Title:Managing Director


                                         THE BANK OF NEW YORK,

                                         by
                                          /S/ KENNETH P. SNEIDER, JR.
                                         ---------------------------------------
                                         Name:Kenneth P. Sneider, Jr.
                                         Title:Vice President


                                         THE BANK OF NOVA SCOTIA,

                                         by
                                          /S/ JAMES R. TRIMBLE
                                         ---------------------------------------
                                         Name:James R. Trimble
                                         Title:Sr. Relationship Manager


                                         BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY,

                                         by
                                          /S/ NICHOLAS CAMPBELL
                                         ---------------------------------------
                                         Name:Nicholas Campbell
                                         Title:Vice President


                                         BANQUE NATIONALE DE PARIS,

                                         by
                                          /S/ RICHARD L. STED
                                         ---------------------------------------
                                         Name:Richard L. Sted
                                         Title:Senior Vice President

                                         by
                                          /S/ SOPHIE REVILLARD KAUFMAN
                                         ---------------------------------------
                                         Name:Sophie Revillard Kaufman
                                         Title:Vice President

                                         BHF-BANK AKTIENGESELLSCHAFT,

                                         by
                                          /S/ ROBERT NOVAK
                                         ---------------------------------------
                                         Name:Robert Novak
                                         Title:Assistant Treasurer

                                         by
                                          /S/ GEOFFREY GWIN
                                         ---------------------------------------
                                         Name:Geoffrey Gwin
                                         Title:Assistant Treasurer


                                         CERES FINANCE LTD.,

                                         by
                                          /S/ JOHN CULLINANE
                                         ---------------------------------------
                                         Name:John Cullinane
                                         Title:Director


                                         CIBC INC.,

                                         by
                                          /S/ IHOR ZALUCKYJ
                                         ---------------------------------------
                                         Name:Ihor Zaluckyj
                                         Title:Executive Director


                                         CREDIT AGRICOLE INDOSUEZ,

                                         by
                                          /S/ CRAIG WELCH
                                         ---------------------------------------
                                         Name:Craig Welch
                                         Title:First Vice President

                                         by
                                          /S/ SARAH MCCLINTOCK
                                         ---------------------------------------
                                         Name:Sarah McClintock
                                         Title:Vice President, TL


                                         CREDIT LYONNAIS NEW YORK BRANCH,

                                         by
                                          /S/ VLADIMIR LABUN
                                         ---------------------------------------
                                         Name:Vladimir Labun
                                         Title:First Vice President-
                                               Manager


                                         THE DAI-ICHI KANGYO BANK, LIMITED,

                                         by
                                          /S/ RONALD WOLINSKY
                                         ---------------------------------------
                                         Name:Ronald Wolinsky
                                         Title:Vice President &
                                               Group Leader

                                         FIRST AMERICAN NATIONAL BANK,

                                         by
                                          /S/ WARD C. WILSON
                                         ---------------------------------------
                                         Name:Ward C. Wilson
                                         Title:Senior Vice President


                                         FIRST UNION NATIONAL BANK,
                                         SUCCESSOR BY MERGER TO CORESTATES
                                         BANK, N.A.,

                                         by
                                          /S/ ROBERT A. BROWN
                                         ---------------------------------------
                                         Name:Robert A. Brown
                                         Title:Vice President


                                         FLEET NATIONAL BANK,

                                         by
                                          /S/ ROBERT C. RUBINO
                                         ---------------------------------------
                                         Name:Robert C. Rubino
                                         Title:Senior Vice President


                                         GENERAL ELECTRIC CAPITAL
                                         CORPORATION,

                                         by
                                          /S/ JANET K. WILLIAMS
                                         ---------------------------------------
                                         Name:Janet K. Williams
                                         Title:Duly Authorized Signatory


                                         THE INDUSTRIAL BANK OF JAPAN,
                                         LIMITED, NEW YORK BRANCH,

                                         by
                                          /S/ TAKUYA HONJO
                                         ---------------------------------------
                                         Name:Takuya Honjo
                                         Title:Senior Vice President

                                         ISTITUTO BANCARIO SAN PAOLO DI
                                         TORINO S.P.A.,

                                         by
                                          /S/ WENDELL JONES
                                         ---------------------------------------
                                         Name:Wendell Jones
                                         Title:Vice President

                                         by
                                          /S/ ETTORE VIAZZO
                                         ---------------------------------------
                                         Name:Ettore Viazzo
                                         Title:Vice President


                                         KBC BANK, N.V.,

                                         by
                                          /S/ ROBERT M. SURDAM, JR.
                                         ---------------------------------------
                                         Name:Robert M. Surdam, Jr.
                                         Title:Vice President

                                         by
                                          /S/ ROBERT SNAUFFER
                                         ---------------------------------------
                                         Name:Robert Snauffer
                                         Title:First Vice President


                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LIMITED, NEW YORK BRANCH,

                                         by
                                          /S/ KOJI SASAYAMA
                                         ---------------------------------------
                                         Name:Koji Sasayama
                                         Title:Deputy General Manager


                                         MELLON BANK, N.A.,

                                         by
                                          /S/ PETER K. LEE
                                         ---------------------------------------
                                         Name:Peter K. Lee
                                         Title:Vice President


                                         MERRILL LYNCH PRIME RATE PORTFOLIO,
                                         BY MERRILL LYNCH ASSET MANAGEMENT,
                                         L.P., AS INVESTMENT ADVISOR,

                                         by
                                          /S/ GILLES MARCHAND
                                         ---------------------------------------
                                         Name:Gilles Marchand
                                         Title:CFA, Authorized Signatory

                                         MERRILL LYNCH SENIOR FLOATING RATE
                                         FUND, INC.,

                                         by
                                          /S/ GILLES MARCHAND
                                         ---------------------------------------
                                         Name:Gilles Marchand
                                         Title:CFA, Authorized Signatory


                                         NATEXIS BANQUE BFCE,

                                         by
                                          /S/ CYNTHIA E. SACHS
                                         ---------------------------------------
                                         Name:Cynthia E. Sachs
                                         Title:Vice President,
                                               Group Manager

                                         by
                                          /S/ KEVIN MCOWEN
                                         ---------------------------------------
                                         Name:Kevin McOwen
                                         Title:Assistant Treasurer


                                         OCTAGON LOAN TRUST
                                         By: Octagan Credit Investors As
                                         Manager,

                                         by
                                          /S/ JOYCE C. DELUCCA
                                         ---------------------------------------
                                         Name:Joyce C. DeLucca
                                         Title:Managing Director


                                         PARIBAS,

                                         by
                                          /S/ JOHN J. MCCORMICK, III
                                         ---------------------------------------
                                         Name:John J. McCormick, III
                                         Title:Vice President

                                         by
                                          /S/ DOUGLAS R. GOUCHOE
                                         ---------------------------------------
                                         Name:Douglas R. Gouchoe
                                         Title:Director

                                         PNC BANK, NATIONAL ASSOCIATION,

                                         by
                                          /S/ MARK W. RUTHERFORD
                                         ---------------------------------------
                                         Name:Mark W. Rutherford
                                         Title:Vice President

                                         THE ROYAL BANK OF SCOTLAND PLC,

                                         by
                                          /S/ SCOTT BARTON
                                         ---------------------------------------
                                         Name:Scott Barton
                                         Title:Vice President


                                         THE SAKURA BANK, LIMITED,

                                         by
                                          /S/ YOSHIKAZU NAGURA
                                         ---------------------------------------
                                         Name:Yoshikazu Nagura
                                         Title:Vice President


                                         THE SANWA BANK, LIMITED,

                                         by
                                          /S/ DOMINIC J. SORRESSO
                                         ---------------------------------------
                                         Name:Dominic J. Sorresso
                                         Title:Vice President


                                         SENIOR DEBT PORTFOLIO
                                         By: Boston Management and Research
                                         as Investment Advisor,

                                         by
                                          /S/ PAYSON F. SWAFFIELD
                                         ---------------------------------------
                                         Name:Payson F. Swaffield
                                         Title:Vice President


                                         SENIOR HIGH INCOME PORTFOLIO, INC.,

                                         by
                                          /S/ GILLES MARCHAND
                                         ---------------------------------------
                                         Name:Gilles Marchand
                                         Title:CFA, Authorized Signatory


                                         SOCIETE GENERALE,

                                         by
                                          /S/ JERRY PARISI
                                         ---------------------------------------
                                         Name:Jerry Parisi
                                         Title:Director


                                         THE SUMITOMO BANK, LIMITED,

                                         by
                                          /S/ J. BRUCE MEREDITH
                                         ---------------------------------------
                                         Name:J. Bruce Meredith
                                         Title:Senior Vice President

                                         THE TOKAI BANK LIMITED - NEW YORK
                                         BRANCH,

                                         by
                                          /S/ SHINICHI NAKATANI
                                         ---------------------------------------
                                         Name:Shinichi Nakatani
                                         Title:Assistant General Manager


                                         THE TRAVELERS INDEMNITY COMPANY,

                                         by
                                          /S/ JOHN W. PETCHLER
                                         ---------------------------------------
                                         Name:John W. Petchler
                                         Title:Second Vice President


                                         THE TRAVELERS INSURANCE COMPANY,

                                         by
                                          /S/ JOHN W. PETCHLER
                                         ---------------------------------------
                                         Name:John W. Petchler
                                         Title:Second Vice President


                                         THE TRAVELERS LIFE AND ANNUITY
                                         COMPANY,

                                         by
                                          /S/ JOHN W. PETCHLER
                                         ---------------------------------------
                                         Name:John W. Petchler
                                         Title:Second Vice President


                                         VAN KAMPEN AMERICAN CAPITAL PRIME
                                         RATE INCOME TRUST,

                                         by
                                          /S/ JEFFREY W. MAILLET
                                         ---------------------------------------
                                         Name:Jeffrey W. Maillet
                                         Title:Senior Vice President &
                                               Director

                                         STRATA FUNDING LTD.,

                                         by
                                          /S/ JOHN CULLINANE
                                         ---------------------------------------
                                         Name:John Cullinane
                                         Title:Director

                                                              SCHEDULE A



             LIBOR MARGIN
              TRANCHE A
             REIMBURSEMENT ABR MARGIN                                        PERMITTED
              LOANS AND     TRANCHE A                                          OTHER
              REVOLVING   REMBURSEMENT     LIBOR                            ACQUISITIONS
              LOANS/L/C     LOANS AND     MARGIN    ABR MARGIN EXCESS CASH AND SPECIFIED
  LEVERAGE   PARTICIPATION  REVOLVING    TRANCHE B  TRANCHE B  FLOW SWEEP    PERMITTED
   RATIO         FEE          LOANS     TERM LOANS  TERM LOANS PERCENTAGE   TRANSACTIONS

greater than 2.75%        1.75%         3.25%       2.25%      75%         $75,000,000
or equal to
2.75:1.0

greater than 2.75%        1.75%         3.25%       2.25%      50%         $75,000,000
or equal to
2.5:1.0
and less
than
2.75:1.0

greater than 2.50%        1.50%         3.25%       2.25%      50%         $100,000,000
or equal to
2.0:1.0
and less
than 2.5:1.0

less than    2.25%        1.25%         3.25%       2.25%      50%         $125,000,000
2.0:1.0


The LIBOR Margin, the ABR Margin, the L/C Participation Fee, the applicable percentage of Excess Cash Flow referred to in Section 2.12(e) and the aggregate amount of Permitted Other Acquisitions and Specified Permitted Transactions for any date shall be determined by reference to the Leverage Ratio as of the last day of the fiscal quarter most recently ended as of such date and for the period (the "MEASURED PERIOD") referred to in Section 6.12 for which such last day is the measuring date (and computed as provided in Section 6.12 with respect to each such Measured Period), and any change shall become effective upon the delivery to the Administrative Agent of a certificate of the Borrower signed by a Responsible Officer of the Borrower (which certificate may be delivered prior to delivery of the relevant financial statements) with respect to the financial statements to be delivered pursuant to Section 5.04 for the most recently ended fiscal quarter (a) setting forth in reasonable detail the calculation of the Leverage Ratio for such Measured Period and at the end of such fiscal quarter and (b) stating that the signer has reviewed the terms of this Agreement and other Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of UCAR, the Borrower and the Subsidiaries during the accounting period, and that the signer does not have knowledge of the existence as at the date of such officer's certificate of any Event of Default or Default and shall apply (i) in the case of the applicable LIBOR Margin, to Eurodollar Loans made on and after such delivery date (including pursuant to any conversion or continuation pursuant to Section 2.10), (ii) in the case of the applicable ABR Margin, to ABR Loans made on or after such delivery date (including pursuant to any conversion or continuation pursuant to Section 2.10) and (iii) in the case of the L/C Participation Fee, the applicable percentage of Excess Cash Flow referred to in
Section  2.12(e)  and  Permitted  Other  Acquisitions  and  Specified  Permitted
Transactions, on and after such delivery date. It is understood that the foregoing certificate of a Responsible Officer shall be permitted to be delivered prior to, but in no event later than, the time of the actual delivery of the financial statements required to be delivered pursuant to Section 5.04. Notwithstanding the foregoing, at any time during which the Borrower has failed to deliver the certificate required under Section 5.04(c) with respect to a fiscal quarter following the date the delivery thereof is due, the Leverage Ratio shall be deemed, solely for the purposes of this Schedule A, to be greater than 2.75, until such time as Borrower shall deliver such compliance certificate.

                                                              Schedule 2.01(a)


             LENDERS, COMMITMENTS AND OUTSTANDINGS ON DATE HEREOF


            INSTITUTION                 OUTSTANDING         TRANCHE A         OUTSTANDING      REVOLVING CREDIT
                                       TRANCHE A TERM     REIMBURSEMENT      TRANCHE B TERM     COMMITMENTS AS
                                      LOANS AS OF DATE    COMMITMENTS AS    LOANS AS OF DATE    OF DATE HEREOF
                                           HEREOF         OF DATE HEREOF         HEREOF


THE CHASE MANHATTAN BANK                  $1,023,392.13     $10,976,607.86     $17,853,142.86     $12,499,999.94

ABN AMRO BANK, N.V.                          669,141.03       7,177,012.82                  0       8,173,076.92

AMSOUTH BANK OF ALABAMA                      551,057.32       5,910,481.14                  0       6,730,769.24

BANCA COMMERCIALE ITALIANA, NEW
YORK BRANCH                                  551,057.32       5,910,481.14                  0       6,730,769.24

BANKBOSTON, N.A.                             393,612.36       4,221,772.24                  0       4,807,692.32

BANK OF AMERICA NT&SA                        551,057.32       5,910,481.14                  0       6,730,769.24

THE BANK OF NEW YORK                         669,141.03       7,177,012.82                  0       8,173,076.92

THE BANK OF NOVA SCOTIA                      669,141.03       7,177,012.82                  0       8,173,076.92

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY                                      669,141.03       7,177,012.82                  0       8,173,076.92

BANQUE NATIONALE DE PARIS                    551,057.32       5,910,481.14                  0       6,730,769.24

BHF-BANK AKTIENGESELLSCHAFT                  669,141.03       7,177,012.82                  0       8,173,076.92



CERES FINANCE LTD.                                    0                  0      12,281,142.87                  0

CIBC INC.                                    669,141.03       7,177,012.82                  0       8,173,076.92

CORESTATES BANK, N.A.                                 0                  0                  0                  0

CREDIT AGRICOLE INDOSUEZ                     472,334.84       5,066,126.70                  0       5,769,230.76

CREDIT LYONNAIS NEW YORK BRANCH              826,585.98       8,865,721.71                  0      10,096,153.84

THE DAI-ICHI KANGYO BANK, LIMITED            551,057.32       5,910,481.14                  0       6,730,769.24

FIRST AMERICAN NATIONAL BANK                 393,612.37       4,221,772.25                  0       4,807,692.30

FIRST UNION NATIONAL BANK OF NORTH
CAROLINA                                     669,141.03       7,177,012.82                  0                  0

FIRST UNION NATIONAL BANK,
SUCCESSOR BY MERGER TO CORESTATES
BANK, N.A.                                   551,057.32       5,910,481.14                  0      14,903,846.16

FLEET NATIONAL BANK                          669,141.03       7,177,012.82                  0       8,173,076.92



GENERAL ELECTRIC CAPITAL
CORPORATION                                  551,057.32       5,910,481.14                  0       6,730,769.24

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                     669,141.03       7,177,012.82                  0       8,173,076.92

ISTITUTO BANCARIO SAN PAOLO DI
TORINO S.P.A.                                393,612.37       4,221,772.25                  0       4,807,692.30

KBC BANK, N.V., FORMERLY
KREDIETBANK, N.V., NEW YORK BRANCH           472,334.84       5,066,126.70                  0       5,769,230.76

THE LONG-TERM CREDIT BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                     669,141.03       7,177,012.82                  0       8,173,076.92

MELLON BANK, N.A.                            551,057.32       5,910,481.14                  0       6,730,769.24

MERRILL LYNCH PRIME RATE PORTFOLIO,
BY: MERRILL LYNCH ASSET MANAGEMENT,
L.P., AS INVESTMENT ADVISOR                           0                  0      14,328,000.00                  0

MERRILL LYNCH SENIOR FLOATING RATE
FUND, INC.                                            0                  0      10,120,571.44                  0



NATEXIS BANQUE BFCE                          551,057.32       5,910,481.14                  0       6,730,769.24

OCTAGON CREDIT INVESTOR LOAN
PORTFOLIO                                             0                  0      16,914,999.99                  0

PARIBAS                                      669,141.03       7,177,012.82                  0       8,173,076.92
PNC BANK, NATIONAL ASSOCIATION               551,057.32       5,910,481.14                  0       6,730,769.24

THE ROYAL BANK OF SCOTLAND PLC               551,057.32       5,910,481.14                  0       6,730,769.24

THE SAKURA BANK, LIMITED                     551,057.32       5,910,481.14                  0       6,730,769.24

THE SANWA BANK, LIMITED                      551,057.32       5,910,481.14                  0       6,730,769.24

SENIOR DEBT PORTFOLIO BY: BOSTON
MANAGEMENT AND RESEARCH AS
INVESTMENT ADVISOR                                    0                  0       7,959,999.99                  0

SENIOR HIGH INCOME PORTFOLIO, INC.                    0                  0       3,411,428.57                  0

SOCIETE GENERALE                             551,057.32       5,910,481.14                  0       6,730,769.24



STRATA FUNDING LTD.                                   0                  0       1,705,714.29                  0

THE SUMITOMO BANK, LIMITED                   551,057.32       5,910,481.14                  0       6,730,769.24

THE TOKAI BANK,LIMITED - NEW YORK
BRANCH                                       472,334.84       5,066,126.70                  0       5,769,230.76

THE TRAVELERS INDEMNITY COMPANY               78,722.47         844,354.45       1,989,999.99         961,538.46

THE TRAVELERS INSURANCE COMPANY              283,400.90       3,039,676.02       7,959,999.99       3,461,538.46

THE TRAVELERS LIFE AND ANNUITY
COMPANY                                       31,488.99         337,741.78                  0         384,615.38

VAN KAMPEN AMERICAN CAPITAL PRIME
RATE INCOME TRUST                                     0                  0      24,875,000.01                  0
                                         $20,467,843.22    $219,532,156.78    $119,400,000.00    $250,000,000.00
TOTAL:

                                                              Schedule 2.01(b)


           LENDERS, COMMITMENTS AND OUTSTANDINGS ON EFFECTIVE DATE
(GIVING PRO FORMA EFFECT TO PREFUNDING AND PREPAYMENT OF 12/31/98 REQUIRED AMORTIZATION)


            INSTITUTION                 OUTSTANDING         TRANCHE A          OUTSTANDING     REVOLVING CREDIT
                                       TRANCHE A TERM     REIMBURSEMENT      TRANCHE B TERM     COMMITMENTS AS
                                        LOANS AS OF       COMMITMENTS AS      LOANS AS OF       OF DATE HEREOF
                                       EFFECTIVE DATE     OF DATE HEREOF     EFFECTIVE DATE


THE CHASE MANHATTAN BANK                     $23,392.16     $10,976,607.86     $17,793,333.35     $12,499,999.94

ABN AMRO BANK, N.V.                           15,294.87       7,177,012.82                  0       8,173,076.92

AMSOUTH BANK OF ALABAMA                       12,595.78       5,910,481.14                  0       6,730,769.24

BANCA COMMERCIALE ITALIANA, NEW
YORK BRANCH                                   12,595.78       5,910,481.14                  0       6,730,769.24

BANKBOSTON, N.A.                               8,996.98       4,221,772.24                  0       4,807,692.32

BANK OF AMERICA NT&SA                         12,595.78       5,910,481.14                  0       6,730,769.24

THE BANK OF NEW YORK                          15,294.87       7,177,012.82                  0       8,173,076.92

THE BANK OF NOVA SCOTIA                       15,294.87       7,177,012.82                  0       8,173,076.92

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY                                       15,294.87       7,177,012.82                  0       8,173,076.92

BANQUE NATIONALE DE PARIS                     12,595.78       5,910,481.14                  0       6,730,769.24

BHF-BANK AKTIENGESELLSCHAFT                   15,294.87       7,177,012.82                  0       8,173,076.92



CERES FINANCE LTD.                                    0                  0      12,240,000.01                  0

CIBC INC.                                     15,294.87       7,177,012.82                  0       8,173,076.92

CORESTATES BANK, N.A.                                 0                  0                  0                  0

CREDIT AGRICOLE INDOSUEZ                      10,796.38       5,066,126.70                  0       5,769,230.76

CREDIT LYONNAIS NEW YORK BRANCH               18,893.67       8,865,721.71                  0      10,096,153.84

THE DAI-ICHI KANGYO BANK, LIMITED             12,595.78       5,910,481.14                  0       6,730,769.24

FIRST AMERICAN NATIONAL BANK                   8,996.99       4,221,772.25                  0       4,807,692.30

FIRST UNION NATIONAL BANK OF NORTH
CAROLINA                                      15,294.87                  0                  0                  0

FIRST UNION NATIONAL BANK,
SUCCESSOR BY MERGER TO CORESTATES
BANK, N.A.                                    12,595.78      13,087,493.96                  0      14,903,846.16

FLEET NATIONAL BANK                           15,294.87       7,177,012.82                  0       8,173,076.92



GENERAL ELECTRIC CAPITAL
CORPORATION                                   12,595.78       5,910,481.14                  0       6,730,769.24

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                      15,294.87       7,177,012.82                  0       8,173,076.92

ISTITUTO BANCARIO SAN PAOLO DI
TORINO S.P.A.                                  8,996.99       4,221,772.25                  0       4,807,692.30

KBC BANK, N.V., FORMERLY
KREDIETBANK, N.V., NEW YORK BRANCH            10,796.38       5,066,126.70                  0       5,769,230.76

THE LONG-TERM CREDIT BANK OF JAPAN,
LIMITED, NEW YORK BRANCH                      15,294.87       7,177,012.82                  0       8,173,076.92

MELLON BANK, N.A.                             12,595.78       5,910,481.14                  0       6,730,769.24

MERRILL LYNCH PRIME RATE PORTFOLIO,
BY: MERRILL LYNCH ASSET MANAGEMENT,
L.P., AS INVESTMENT ADVISOR                           0                  0      14,280,000.00                  0

MERRILL LYNCH SENIOR FLOATING RATE
FUND, INC.                                            0                  0      10,086,666.68                  0



NATEXIS BANQUE BFCE                           12,595.78       5,910,481.14                  0       6,730,769.24

OCTAGON CREDIT INVESTOR LOAN
PORTFOLIO                                             0                  0      16,858,333.32                  0

PARIBAS                                       15,294.87       7,177,012.82                  0       8,173,076.92

PNC BANK, NATIONAL ASSOCIATION                12,595.78       5,910,481.14                  0       6,730,769.24

THE ROYAL BANK OF SCOTLAND PLC                12,595.78       5,910,481.14                  0       6,730,769.24

THE SAKURA BANK, LIMITED                      12,595.78       5,910,481.14                  0       6,730,769.24

THE SANWA BANK, LIMITED                       12,595.78       5,910,481.14                  0       6,730,769.24

SENIOR DEBT PORTFOLIO BY: BOSTON
MANAGEMENT AND RESEARCH AS
INVESTMENT ADVISOR                                    0                  0       7,933,333.32                  0

SENIOR HIGH INCOME PORTFOLIO, INC.                    0                  0       3,400,000.00                  0

SOCIETE GENERALE                              12,595.78       5,910,481.14                  0       6,730,769.24



STRATA FUNDING LTD.                                   0                  0       1,700,000.00                  0

THE SUMITOMO BANK, LIMITED                    12,595.78       5,910,481.14                  0       6,730,769.24

THE TOKAI BANK, LIMITED - NEW YORK
BRANCH                                        10,796.38       5,066,126.70                  0       5,769,230.76

THE TRAVELERS INDEMNITY COMPANY                1,799.40         844,354.45       1,983,333.32         961,538.46

THE TRAVELERS INSURANCE COMPANY                6,477.83       3,039,676.02       7,933,333.32       3,461,538.46

THE TRAVELERS LIFE AND ANNUITY
COMPANY                                          719.76         337,741.78                  0         384,615.38

VAN KAMPEN AMERICAN CAPITAL PRIME
RATE INCOME TRUST                                     0                  0      24,791,666.68                  0
                                            $467,843.22    $219,532,156.78    $119,000,000.00    $250,000,000.00
TOTAL:

                                                                   SCHEDULE 2.20









                                LETTERS OF CREDIT




                            TRANCHE A L/C COMMITMENTS


                                                             PERCENTAGE
FRONTING BANKS                     COMMITMENTS               OF FACILITY

The Chase Manhattan Bank         $219,532,156.78               100.00%




                           TRANCHE A LETTERS OF CREDIT


                                                             PERCENTAGE
Credit Party                 STATED AMOUNT                   OF FACILITY

UCAR Holdings S.A.         $134,953,333.33                  61.4731506
UCAR S.p.A.                  32,240,000.00                  14.6857756
UCAR Electrodos S.L.         28,209,090.00                  12.8496392
UCAR Inc.                    20,563,333.35                   9.3668890

Foreign Currency Reserve
  Component                   3,566,400.10                  1.62454565


                            REVOLVING L/C COMMITMENTS


                               PERCENTAGE
FRONTING BANKS                 COMMITMENTS                   OF FACILITY

The Chase Manhattan Bank      $200,000,000                      100.00%

                                                                   SCHEDULE 3.08
                         of UCAR International Inc. and
               Outstanding Subscriptions, Options and Warrants


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              INTERNATIONAL INC.
--------------------------------------------------------------------------------

 1.  UCAR Global            Delaware                   100%
     Enterprises Inc.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           JURISDICTION OF            OWNERSHIP BY UCAR GLOBAL
NAME OF SUBSIDIARY         INCORPORATION              ENTERPRISES INC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
2.  UCAR Carbon Company
    Inc.                    Delaware                   100%
3.  UCAR Holdings II Inc.   Delaware                   100%
4.  UCAR Carbon S.A.        Brazil                     95.30%
5.  UCAR S.A.               Switzerland                99.9%(a)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           JURISDICTION OF            OWNERSHIP BY UCAR CARBON
NAME OF SUBSIDIARY         INCORPORATION              COMPANY INC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
6.  UCAR Holdings Inc.     Delaware                   100%
7.  UCAR Limited           United Kingdom             100%(b)
8.  EMSA (Pty.) Ltd.       South Africa               100%(c)
9.  Carbographite Limited  South Africa               100%(c)
10. UCAR International
    Trading Inc.           Delaware                   100%
11. UCAR Carbon
    Technology Corporation Delaware                   100%
12. UCAR Carbon
    Foreign Sales          Virgin Islands             100%
    Corporation
13. UCAR Composites        California                 100%
    Inc.
14. Union Carbide
    Grafito, Inc.          New York                   100%
15. Unicarbon              Brazil                     100%
    Comercial Ltda.
16. UCAR Carbon
    (Malaysia) Sdn. Bhd.   Malaysia                   100%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              HOLDINGS II
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
17. UCAR Holdings III      Delaware                   100%
    Inc.
18. UCAR Holdings S.A.     France                     100%(d)
19. UCAR Electrodos,       Spain                      100%(e)
    S.L.
20. UCAR Inc.              Canada                     100%
21. UCAR Elektroden        Germany                    70%
    GmbH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              HOLDINGS GMBH
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
22. UCAR Grafit OAO        Russia                     96.27%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              HOLDINGS INC.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
23. UCAR Mexicana,
    S.A. de C.V.           Mexico                     100%(f)
24. UCAR S.p.A.            Italy                      100%(g)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              HOLDINGS S.A.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
25. UCAR S.N.C.            France                     100%(h)
26. Carbone Savoie         France                     70%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR
NAME OF SUBSIDIARY         INCORPORATION              MEXICANA, S.A. DE C.V.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
27. UCAR Carbon
    Mexicana, S.A. de C.V. Mexico                     100%(i)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR CARBON
NAME OF SUBSIDIARY         INCORPORATION              MEXICANA, S.A. DE C.V.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
28. Servicios
    Administratoes Carmex, Mexico                     99.9%
    S.A. de C.V.
29. Servicios DYC,
    S.A. de C.V.           Mexico                     99.9%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF
NAME OF SUBSIDIARY         INCORPORATION              OWNERSHIP BY UCAR S.P.A.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
30.  UCAR Energia S.r.l.   Italy                      100%
31.  UCAR Specialties      Italy                      100%
     S.r.l.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UCAR CARBON
NAME OF SUBSIDIARY         INCORPORATION              S.A.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
32. UCAR Produtos de
    Carbono S.A.           Brazil                     99.9%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF            OWNERSHIP BY UNICARBON
NAME OF SUBSIDIARY         INCORPORATION              COMERCIAL LTDA.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
33.    UCAR Carbon S.A.    Brazil                     2.33%

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           JURISDICTION OF
NAME OF SUBSIDIARY         INCORPORATION              OWNERSHIP BY UCAR S.A.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
34.    UCAR Holding GmbH   Austria                    100%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(a) 99.9% owned by UCAR Global Enterprises Inc. Nominees own three shares of UCAR S.A.

(b) 99.9% owned by UCAR Carbon Company Inc. A nominee owns one share of UCAR Limited.

(c) On April 21, 1997, UCAR Carbon Company Inc. (the "Company") purchased the 50% interest in EMSA (Pty.) Ltd. ("EMSA") and Carbographite Limited ("Carbographite") that it did not already own from Samancor Limited, a South African company. Commencing April 22, 1997, EMSA's and Carbographite's assets, liabilities and results of operations are included in the Consolidated Financial Statements.

(d) 99.4% owned by UCAR Holdings II Inc. UCAR International Inc., UCAR Global Enterprises Inc., UCAR Carbon Company Inc. and three nominees each own one share of UCAR Holdings S.A.

(e) 99.9% owned by UCAR Holdings II Inc. UCAR Carbon Company Inc. owns 0.1% of UCAR Electrodos S.L.

(f) 99.9% owned by UCAR Holdings Inc. UCAR Carbon Company Inc. owns one share of UCAR Mexicana, S.A. de C.V.

(g) 99.9% owned by UCAR Holdings Inc. and UCAR Carbon Company Inc. owns 0.1% of UCAR S.p.A.

(h) 99.9% owned by UCAR Holdings S.A. UCAR Holdings III Inc. owns one share of UCAR S.N.C.

(i) 99.9% owned by UCAR Mexicana, S.A. de C.V. UCAR Carbon Company Inc. owns 0.1% of UCAR Carbon Mexicana, S.A. de C.V.

                                  SCHEDULE 3.09

                        PENDING LITIGATION OR PROCEEDINGS

ANTITRUST CASES AND PROCEEDINGS

DOFASCO INC. V. UCAR CARBON CANADA INC., ET AL., Court File No. 98-CV-149864, Ontario Court (General Division), Canada. This case has been settled in principle. An agreement is being prepared and the case has not yet been dismissed.

ELLWOOD QUALITY STEELS CO. V. SGL CARBON CORPORATION, ET AL., Civil Action No. 98-1063 (United States District Court for the Western District of Pennsylvania). This case has been settled in principle. An agreement is being prepared and the case has not yet been dismissed.

NUCOR CORP. V. THE CARBIDE GRAPHITE GROUP, INC., ET AL., Civil Action No. 98-1789 (United States District Court for the Eastern District of Pennsylvania). This case has been settled. An agreement has been signed but the case has not yet been dismissed.

REPUBLIC ENGINEERED STEELS, INC. V. SHOWA DENKO CARBON, INC., ET AL., Civil Action No. 98 CV-0902 (United States District Court for the Northern District of Ohio, Eastern Division (Akron)). This case has been settled in principle. An agreement is being prepared and the case has not yet been dismissed.

IN RE GRAPHITE ELECTRODES ANTITRUST LITIGATION, Master File No. 97-CV-4182 (United States District Court for the Eastern District of Pennsylvania). This case has been settled. An agreement has been signed and the class has been conditionally certified. The opt-out period expires on November 27, 1998. The settlement has been preliminarily approved by the Court, with final approval expected in December 1998. The case has not yet been dismissed.

IN RE SIMETCO, INC., Case No. 93-61772 (United States Bankruptcy Court for the Northern District of Ohio at Canton). Motion by bankruptcy trustee (representing debtor SiMETCO, Inc.) for a Rule 2004 Examination.

SHAREHOLDER DERIVATIVE CASE

JAROSLAWICZ V. KRASS, ET AL., CV-98-033117 S (Conn. Super. Ct., J.D. of Stamford-Norwalk);

SECURITIES CLASS ACTION

IN RE UCAR INTERNATIONAL INC. SECURITIES LITIGATION, 98-CV-0600 (JBA)(United States District Court for the District of Connecticut)

ANTITRUST INVESTIGATIONS

      The  Directorate   General  IV  of  the  European  Union,   the  antitrust
enforcement authorities of the European Union (the "EU authorities"), is conducting an investigation into whether graphite electrode producers, including the Borrower's French subsidiary, violated Article 85-1 of the Treaty of Rome, the antitrust law of the European Union.

      The Canadian Competition Bureau (the "Competition Bureau") has commenced a criminal investigation as to whether there has been any violation of the Canadian Competition Act (the "Canadian Act") by producers of graphite electrodes. Under Section 45 of the Canadian Act, the maximum fine is Cdn$10 million. Under Section 46 of the Canadian Act, the amount of the fine is discretionary and there is no maximum. UCAR and its subsidiaries have been required by the Competition Bureau to produce documents and witnesses in Canada.

      UCAR believes that Japanese antitrust authorities have commenced an investigation of producers and distributors of graphite electrodes. Neither UCAR nor its subsidiaries have any facilities or employees in Japan or have sold a material quantity of graphite electrodes in Japan. The independent distributor of their products in Japan has been required to produce documents and witnesses in Japan.

                              THREATENED LITIGATION

      UCAR and its subsidiaries have received oral and written notices or claims from various domestic and foreign customers concerning recovery for alleged violations of antitrust laws.

                                                      SCHEDULE 3.14
                                                      CREDIT AGREEMENT


                                      TAXES


(a)   None.

(b) UCAR has waived or extended the statutes of limitation in the following jurisdictions:

                                                                      EXTENSION
JURISDICTION   YEAR     ENTITY                                           DATE

Federal        1993     UCAR Carbon Company, Inc. and Subsidiaries    3/31/99
Federal        1994     UCAR International Inc. Consolidated Group    3/31/99
California     1994     UCAR International Inc. Unitary Group         3/15/00
New York       1992/93  UCAR Carbon Company Inc.                      6/30/99
New York       1994     UCAR Carbon Company Inc.                      12/31/99


(c)   UCAR INTERNATIONAL INC.

      UCAR is currently under federal income tax audit for the years 1993, 1994 and 1995. No adjustment has been proposed by the IRS as of the Effective Date.


      UCAR S.P.A.

      UCAR S.p.A. has appeals still outstanding for the years 1972 and 1975. The results of a tax inspection covering the years 1986 and 1987, completed on April 20, 1989, are still pending. In addition, UCAR S.p.A. has appeals outstanding for the year 1989 that are expected to close without any payment. UCAR S.p.A. has accrued ITL 2,400 million (approx. $1,456,000) which it believes will adequately cover the estimated tax liabilities related to all pending tax appeals for UCAR S.p.A.

(d)   None, other than included in paragraph (c).

                                                      SCHEDULE 3.17
                                                      CREDIT AGREEMENT


                              ENVIRONMENTAL MATTERS


            Union Carbide Corporation had a license to process radioactive material at UCAR's current Lawrenceburg, Tennessee site ("UCAR Lawrenceburg") and did so in the 1960's and 1970's. The process was shut down and the license was closed in the mid-1970's. The Nuclear Regulatory Commission ("NRC") has been reviewing closed licenses to determine if additional clean-up is warranted. the NRC reviewed its records for the UCAR Lawrenceburg site and mandated that testing be conducted to ascertain whether regulated levels of residual radiological contamination exist there.

            Samples of the soil, water and surfaces at UCAR Lawrenceburg were collected and analyzed. UCAR hired a radiological remediation contractor, Nuclear Fuel Services ("NFS"), to review the analytical data and determine whether contamination is present. NFS has reported to UCAR that, based upon its review of the data collected, levels of contamination are above current NRC closure criteria. UCAR commissioned NFS to develop a draft decommissioning plan which was submitted to the NRC on August 20, 1998. The NRC is currently reviewing the plan but has not indicated when we may expect their comments. The plan may need to be modified based on the NRC's comments. Based upon cost estimates received from NFS, UCAR has accrued a liability in the amount of $1,300,000 to cover the cost to this clean-up and related fees and expenses.

                        Schedule 3.18 to Credit Agreement


                                 CAPITALIZATION


1)  UCAR International Inc.

    (i)   Authorized Capital Stock:         10,000,000 shares of Preferred Stock
                                            100,000,000 shares of Common Stock

    (ii)  Par Value:                        $.01 per share

    (iii) Authorized Capital Stock Issued
          and Outstanding (as of 10/30/98)  44,979,425

2)  UCAR Global Enterprises Inc.

    (i)   Authorized Capital Stock          1,500 shares of Common Stock

    (ii)  Par Value                         $.01 per share

    (iii) Authorized Capital Stock Issued
          and Outstanding                   100 shares of Common Stock

                                                                   SCHEDULE 3.20
                                                                CREDIT AGREEMENT


                                  LABOR MATTERS


                                      None.

                                                      SCHEDULE 3.23(a)
                                                      CREDIT AGREEMENT


                          LOCATION OF REAL PROPERTY


             OWNER                            LOCATION
             UCAR S.N.C.                      Rue des Garennes
                                              F-62100 Calais
                                              France

             UCAR Electrodos, S.L.            Carretera de Astrain S/N
                                              E-31171 Ororbia
                                              Navarra, (Espana) (Spain)

             UCAR Mexicana S.A. de C.V.       Carretara Miguel Alemar
                                              Km. 20 #600. Ote.
                                              Apodaca, Nuera Leon
                                              Mexico 66600

                                              Calle Miguel Barragan
                                              No. 702 Pte.
                                              Co. Industrial Entre
                                              La Calle Amado Nerro y
                                              Av. Universidad
                                              C.P. 64440
                                              Municipio Monterrey
                                              Estado Nuevo Leon
                                              Pais Mexico

             UCAR Inc.                        65 Canal Bank St.
                                              Welland, Ontario
                                              L3B 5R8

             UCAR S.p.A.                      Caserta
                                              Via dell Industria
                                              1-81100 Casseta
                                              Italy

             UCAR Specialties S.r.l.          Strada Statale Passo del
                                              Vivione, 1
                                              I-25040 Malonno, Brescia
                                              Italy

             UCAR Carbon Company Inc.         Highway 43 South
                                              Lawrenceburg, TN  38464

                                              Phillippi Pike
                                              Armoore, WV  26323

                                              Highway 7
                                              Santa Fe Pike
                                              Columbia, TN  38401

                                              Hwt 79N @ Hampton Station Road
                                              Clarksville, TN  37040

                                              3625 Highland Avenue
                                              Niagara Falls, NY  14305

                                              Rural Route 3
                                              Robinson, IL  62454

                                              12900 Snow Road
                                              Parma, OH  44130

                                              11709 Madison Avenue
                                              Lakewood, OH  44107

             UNION Carbide Grafito, Inc.      Yabucoa, Puerto Rico

             EMS (Pty.) Ltd.                  Kookfontein Farm
                                              Meyerton, 1960 Gauteng
                                              South Africa

             UCAR Productos de Carbono S.A.   Estrada Salvador-Mataripe
                                              Km. 39-Candeias
                                              Brahia, Brazil  43800-000

             UCAR Productos de Carbono S.A.   Av. Brigadeiro Faria Lima, 1461
             & UCAR S.A.                      9(degree) andar-ej. 9I3e94
                                              01451-000 Sao Paulo-SP
                                              Brazil

             UCAR Limited                     Claywheels Lane
                                              Wadsley Bridge
                                              Shiffield, S6 INF
                                              England

             Carbone Savoie                   30, rue Louis Jouvei
                                              BP 16
                                              Venissieux Codex
                                              F-69631
                                              France

             Carbone Savoie/UCAR S.N.C.       Usine de Notre-Dame-de-Braincon
                                              La Lechere
                                              F-73264 Aigueblanche Cedex
                                              France

                                                      SCHEDULE 3.23(b)
                                                      CREDIT AGREEMENT


                          LOCATION OF LEASED PREMISES


             OWNER                            LOCATION
             UCAR S.N.C.                      Usine de Notre-Dame-de-Braincon
                                              La Lechere
                                              F-73264 Aigueblanche Cedex
                                              France
                                              (Lessor is Carbone Savoie)

                                              4 Place des Estas-Unis
                                              SILIC 214
                                              F-94518 RUNGIS, Cedex
                                              France

             UCAR S.A.                        33 Ave. do Mont Blanc
                                              Case Postale 630
                                              CH-1196 Gland
                                              Switzerland

             UCAR Electrodos, S.L.            Avda Lendakari
                                              Aguirre, 11-3(degree)
                                              35-D
                                              43014-Bilbao
                                              Spain

             UCAR S.p.A.                      Via Dunini 28
                                              20122, Milano

             UCAR Specialties  S.r.l.         Forno Allione:  Portion of
                                              building in North section of
                                              Plan with access and
                                              connections to water and power

             UCAR Carbon Company Inc.         39 Old Ridgebury Road J-4
                                              Danbury, CT  06817

             UCAR Composites Inc.             5 Burroughs
                                              Irvine, CA  92718

             UCAR Elektroden GmbH             Herzbergstrasse 128
                                              D-10365 Berlin
                                              Germany

             EMSA (Pty.) Ltd.                 Barphil Building
                                              15 Loch Street
                                              Meyerton, 1960
                                              South Africa
             UCAR GRAFIT OAO                  35 Usacheva Street
                                              Moscow Russia 119048

             UCAR International Trading Inc.  Jianguo Men Wai Ave., Room 3067
                                              Beijing, China

                                              9 Penang Road #10-02
                                              Park Mall
                                              Singapore

                                              Unit B on 13th Floor
                                              The Prudential Assurance Tower
                                              No. 79 Chatham Road South
                                              Tsimshatsui, Kowloon
                                              Hong Kong

                                                                   Schedule 4.01


                               Local Jurisdictions


(1)  Montgomery County, Tennessee

(2)  Maury County, Tennessee

(3)  Lawrence County, Tennessee

(4)  Cuyahoga County, Ohio

(5)  Crawford County, Illinois

(6)  Harrison County, W. Virginia

(7)  Niagra County, New York


SCHEDULE 6.01 - INDEBTEDNESS  @ 10/30/98* *

              BORROWER                              LENDER                             TYPE               U.S. $ OR EQUIV.

UCAR CARBON S.A.(BRAZIL)             UNIBANCO                              IMPORT FINANCE              $699,611.10 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             BFB                                   IMPORT FINANCE              $589,244.96 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             BFB(1)                                IMPORT FINANCE            $1,955,505.78 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             CCF                                   IMPORT FINANCE            $2,245,722.65 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             BOSTON(1)(2)                          IMPORT FINANCE            $1,999,342.72 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             BFB                                   IMPORT FINANCE              $690,946.33 @ OCT 30,1998
                                                                                                                   @ OCT 30,1998

UCAR CARBON S.A.(BRAZIL)             UNIBANCO                              ACC - IMPORT/EXPORT         $620,804.13 @ OCT 30,1998
                                                                           FINANCING NOTE                          @ OCT 30,1998

UCAR CARBON S.A.(BRAZIL)             UNIBANCO                              DISCOUNTED A/R              $813,684.23 @ OCT 30,1998

UCAR CARBON S.A.(BRAZIL)             MERCANTIL                             DISCOUNTED A/R              $838,306.28 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             REAL                                  DISCOUNTED A/R            $1,415,912.64 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             BOSTON                                DISCOUNTED A/R            $1,309,364.58 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             REAL                                  DISCOUNTED A/R            $2,837,988.53 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             SUMITOMO                              DISCOUNTED A/R            $1,192,129.28 @ OCT 30,1998
UCAR CARBON S.A.(BRAZIL)             TOKIO                                 DISCOUNTED A/R            $1,559,313.26 @ OCT 30,1998
                                                  SUBTOTAL BRAZIL                                   $18,767,876.47

UCAR ELEKTRODEN(Germany)             BHF                                   FAC CREDIT AGREEMENT     $10,447,400.24 @ OCT 30,1998

UCAR SPA(Italy)                      BANCA NATIONALE DEL LAVORO            BANK GUARANTY               $246,558.58 @ OCT 30,1998
UCAR SPA(Italy)                      BANCA COMMERCIALE ITALIANO(IMI)       BANK GUARANTY               $734,781.28 @ OCT 30,1998

UCAR SPA(Italy)                      INSTITUTO MOBLIERE ITALIANO           IND DEV FINANCE           $1,210,156.01 @ OCT 30,1998


UCAR SPECIALTIES SRI                 BANCA POPOLARE DI SONDRIO             OVERDRAFT LINE            $1,524,625.27 @ OCT 30,1998


UCAR GLOBAL ENTERPRISES              UCAR INTERNATIONAL                    INTERCO LOAN            $116,548,792.47 @ OCT 30,1998
UCAR GLOBAL ENTERPRISES              UCAR INC.(Canada)                     INTERCO LOAN              $5,000,000.00 @ OCT 30,1998
UCAR GLOBAL ENTERPRISES              UCAR MEXICANA S.A.(Mexico)            INTERCO LOAN             $27,000,000.00 @ OCT 30,1998
UCAR GLOBAL ENTERPRISES              UCAR HOLDINGS ll                      INTERCO LOAN             $37,636,768.13 @ OCT 30,1998

UCAR CARBON COMPANY                  UCAR ELECTRODOS(Spain)                INTERCO LOAN             $35,171,508.63 @ OCT 30,1998
UCAR CARBON COMPANY                  UCAR SNC(France)                      INTERCO LOAN             $43,400,000.00 @ OCT 30,1998
UCAR CARBON COMPANY                  UCAR LTD(U.K.)                        INTERCO LOAN             $23,792,136.36 @ OCT 30,1998
UCAR CARBON COMPANY                  UCAR SPA(Italy)                       INTERCO LOAN             $10,172,203.24 @ OCT 30,1998
UCAR CARBON COMPANY                  UCAR EMSA(So.Africa)                  INTERCO LOAN             $29,746,183.12 @ OCT 30,1998

UCAR HOLDINGS                        UCAR GLOBAL ENTERPRISES               INTERCO LOAN             $66,470,056.09 @ OCT 30,1998
UCAR INTERNATIONAL                   UCAR GLOBAL ENTERPRISES               INTERCO LOAN            $511,565,445.00 @ OCT 30,1998
UCAR CARBON COMPANY                  UCAR INTERNATIONAL                    INTERCO LOAN(NOTE)      $172,878,070.94 @ OCT 30,1998
UCAR GLOBAL ENTERPRISES              UCAR CARBON COMPANY                   INTERCO LOAN              $2,912,141.00 @ OCT 30,1998
UCAR S.A.(Switzerland)               UCAR GLOBAL ENTERPRISES               INTERCO LOAN             $83,403,591.00 @ OCT 30,1998

UCAR CARBON S.A.(BRAZIL)             UCAR PRODUCTS de CARBONO S.A.         INTERCO LOAN             $12,307,388.08 @ OCT 30,1998
UCAR SNC(FRANCE)                     CARBONE SAVOIE                        INTERCO LOAN             $15,300,000.00 @ OCT 30,1998
UCAR SNC(FRANCE)                     UCAR HOLDINGS S.A.(FRANCE)            INTERCO LOAN             $35,365,000.00 @ OCT 30,1998


** BALANCES ARE  PRESENTED AS  OF10/30/98  AND ARE SUBJECT TO CHANGES IN THE
   ORDINARY COURSE OF BUSINESS OCCURING BETWEEN 10/30/98 AND THE EFFECTIVE DATE , WHICH ARE NOT MATERIAL.

SCHEDULE 6.02
EXISTING LIENS


BRAZIL

       10/16/96  TAX LITIGATION                    HYSTER , FORKLIFT              R $     $45,000.00
                 STATE OF BAHIA                    TRUCK                          US $    $37,957.00

       10/16/96  TAX LITIGATION                    HYSTER , FORKLIFT              R $     $95,000.00
                 STATE OF BAHIA                    TRUCK                          US $    $80,132.00

        8/22/97  LABOR                             HYSTER , FORKLIFT              R $     $79,000.00
                 LITIGATION                        TRUCK                          US $    $66,636.00

        8/22/97  LABOR                             HYSTER , FORKLIFT              R $     $71,000.00
                 LITIGATION                        TRUCK                          US $    $59,888.00

                                                                           TOTAL  R $    $290,000.00
                                                                           TOTAL  US $   $244,613.00

UCAR INC.
(CANADA)         SECURED PARTY                     DESCRIPTION


              1  MUNICIPAL SAVINGS & LOAN          EQUIPMENT
                 7100 WOODBINE AVE. SUITE 400      1 KONICA 4145 COPIER
                 MARKHAM, ONTARIO                  WI/RADF AND ALL PROCEEDS
                                                   OF THE FOREGOING

              2  AT & T CAPITAL CANADA INC.        EQUIPMENT AND OTHER
                 900 3650 VICTORIA PARK AVE.
                 WILLOWDALE, ONTARIO

              3  AT & T CAPITAL CANADA INC.        EQUIPMENT AND OTHER
                 600 - 3760 14TH AVE.
                 MARKHAM, ONTARIO

              4  CHASE MANHATTAN BANK OF CANADA    INVENTORY, EQUIPMENT, ACCOUNTS & OTHER
                 SUITE 6900, 100 KING STREET WEST  (MOTOR VEHICLES INCLUDED)
                 TORONTO, ONTARIO

              5  MTC LEASING                       EQUIPMENT
                 3310 SOUTH SERVICE ROAD           PHOTOCOPIER SYSTEM  10379-42705
                 BURLINGTON, ONTARIO

UCAR CARBON      SECURED PARTY                     DESCRIPTION
CANADA INC.

              1  MUNICIPAL FINANCIAL LEASING CORP. EQUIPMENT
                 7100 WOODBINE AVE. SUITE 400      1 RICOH, MODEL FT6750 COPIER & PROCEEDS
                 MARKHAM, ONTARIO                  OF THE FOREGOING

              2  TRIATHLON LEASING INC             EQUIPMENT AND OTHER
                 2300 YONGE ST. SUITE 3000         (MOTOR VEHICLES INCLUDED)
                 TORONTO, ONTARIO
                               AND
                 GENERAL ELECTRIC CAPITAL CANADA   EQUIPMENT AND OTHER
                 LEASING
                 2300 MEADOWVALE BLVD. 2ND FLOOR   (MOTOR VEHICLES INCLUDED)
                 MISSISSAUGA, ONTARIO


UCAR SpA         MORTGAGE AND PRIVILIGE AT         ITL 2,080,000,000.00
                 CASERTA, ITALY
                 PLANT FIXED ASSETS SECURING DEBT  US$ 1,200,000.00
                 TO
                 INSTITUTO MOBILIARE ITALIANO

UCAR SNC         USUAL REGISTRATIONS OF LEASING AGREEMENTS :
                 PHOTOCOPIER AND SOFTWARE

CARBONE SAVOIE   USUAL REGISTRATIONS OF LEASING AGREEMENTS :
                 COMPUTER EQUIPMENT, PHOTOCOPIERS, STAMPING
                 EQUIPMENT, COMMERCIAL VEHICLES, TRUCKS

                 MINORITY SHAREHOLDER HAS A RIGHT OF FIRST REFUSAL
                 FOR PURCHASE OF UCAR'S SHARES IN CARBONE SAVOIE

UCAR ELEKTRODEN
    GMBH         MINORITY SHAREHOLDER HAS A RIGHT OF FIRST REFUSAL
                 FOR PURCHASE OF UCAR'S SHARES IN UCAR ELEKTRODEN GMBH

                                                                   SCHEDULE 6.04
                                                                CREDIT AGREEMENT


                                   INVESTMENTS


                                      None.

                                                      SCHEDULE 6.07
                                                      CREDIT AGREEMENT


                          TRANSACTIONS WITH AFFILIATES


            UCAR Elektroden GmbH (for purposes of the Schedule, "Elektroden") has a tolling agreement with UCAR Grafit OAO (for purposes of this Schedule, "Grafit") whereby Elektroden supplies molded ungraphitized electrodes to Grafit for graphitization and Grafit returns the graphitized electrodes, scrap and rejects to Elektroden. Under this agreement, Elektroden is required to supply up to 13,900 metric tons of ungraphitized electrodes, and, based upon shipment of 13,900 metric tons by Elektroden, Grafit is expected to return approximately 10,000 metric tons of graphitized electrodes. The tolling price paid to Grafit is 1,960 DM per metric ton for finished product. Prices for burnt scrap and rejects and graphitized scrap and rejects are 820 DM per metric ton and 1,268 DM per metric ton, respectively.
The agreement expires on December 31, 1998.

            Carbone Savoie is a party to the following agreements involving UCAR
Subsidiaries:

               (i) A Sub-Contracting Agreement with UCAR SNC whereby UCAR SNC manufactures all of Carbone Savoie's products. The price term of the agreement includes the cost of raw material, direct labor and variable expense.

               (ii) A Lease  Agreement for real property  whereby Carbone Savoie leases to UCAR SNC certain real property used in conjunction with UCAR SNC's obligations under the subcontracting agreement referred to in (i) above. See also Schedule 3.23(b) for reference to leased property.

              (iii) A  Technology   License  Agreement  whereby  Carbone  Savoie
                    licenses certain technical information and patent rights to UCAR. Carbon Company Inc. (for purposes of this Schedule, `UCAR Carbon").

               (iv) A Research and Development,  License and Services  Agreement
                    among Carbone Savoie, UCAR Carbon and Aluminium Pecheney whereby (i) the parties agree to cooperate for their mutual benefits in certain research and development activities,
                    (ii) UCAR Carbon licenses its technical information and patent rights for the manufacture, use and sale of certain products to Carbone Savoie, (iii) Aluminium Pecheney agrees to cooperate in the marketing and sales of certain products by Carbone Savoie and (iv) UCAR Carbon agrees to provide certain training and instruction of personnel of Carbone Savoie. The consideration for the contributions to this agreement made by Aluminium Pechiney and UCAR Carbon is a percentage of the sales of Carbone Savoie during the term of the agreement.

                                                      SCHEDULE 6.09
                                                      CREDIT AGREEMENT


                             RESTRICTIVE AGREEMENTS


            Pursuant to the Articles of Association of UCAR Elektroden GmbH, a vote of 75% of the votes polled at a duly convened shareholder's meeting is required to distribute profits. For purposes of such a determination, 75% of the total share capital must be represented to constitute a quorum.

                                                                   Schedule 9.01


       Fronting Banks and Credit Parties (other than the Borrower)


CREDIT PARTIES

1.    UCAR HOLDINGS S.A.
      4 Place des Etates-Unis
      SILIC 214
      F-94518 Rungis, Cedex France
      Attn: Chairman
      Telecopy 33-1-46-87-4008


2.    UCAR S.p.A.
      Via Vittor Pisani, 10
      20124 Milano Italy
      Attn: Chairman
      Telecopy 39-2-775-7237


3.    UCAR ELECTRODOS, S.L.
      Carretera de Astrain S\N
      31171 Ororbia
      Navarra, Spain
      Telecopy 34-948-322-184


4.    UCAR INC.
      65 Canal Bank Rd.
      Welland, Ontario L3B5R8
      Canada
      Telecopy 416-732-5144


5.    UCAR MEXICANA S.A. de C.V.
      Carretera Miguel Aleman
      Km.20 #600, OTE.
      Apodaca, Neuva Leon 66600
      Mexico
      Telecopy 5283861303


FRONTING BANK

1.  The Chase Manhattan Bank

                                                                 January 7, 1999


        The undersigned institution, a Lender under the Credit Agreement dated as of October 19, 1995, as amended and restated as of March 19, 1997, and November 10, 1998, among UCAR International Inc. ("Holdco"), UCAR Global Enterprises Inc. (the "Borrower"), the Subsidiary Borrowers party thereto, the Lenders party thereto, the Fronting Banks party thereto and The Chase Manhattan Bank, as administrative agent and as collateral agent (the "Restated Agreement"), and/or the Credit Agreement dated as of November 10, 1998, among Holdco, the Borrower, UCAR S.A., the Lenders party thereto, The Chase Manhattan Bank, as administrative agent and as collateral agent, Credit Suisse First Boston, as syndication agent, and Morgan Guaranty Trust Company of New York, as syndication agent (the "Tranche C Agreement" and collectively with the Restated Agreement, the "Credit Agreements"), hereby consents to the existence of an asserted lien on the assets of Holdco in favor of the United States Department of Justice (the "DOJ") securing the obligation of Holdco under its settlement agreement with the DOJ to pay a fine in a remaining amount of $90,000,000, constituting a portion of the Litigation Liabilities (as defined in the Credit Agreements).


Consent Under the
Restated Agreement

Lender                /s/
        ----------------------------
        by
           -------------------------
            Name:
            Title:

Consent Under the
Tranche C Agreement

Lender               /s/
        ----------------------------
        by
           -------------------------
            Name:
            Title: